FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-13

Dated March 12, 2024	BBCMS 2024-5C25

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-5C25
$886,388,000 (Approximate Mortgage Pool Balance)

$792,209,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-5C25

Barclays Capital Real Estate Inc.

3650 Real Estate Investment Trust 2 LLC

German American Capital Corporation

Citi Real Estate Funding Inc.

UBS AG

Societe Generale Financial Corporation

Bank of Montreal

Argentic Real Estate Finance 2 LLC

Starwood Mortgage Capital LLC

KeyBank National Association

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays Deutsche Bank Securities	UBS Securities LLC Citigroup KeyBanc Capital Markets	Societe Generale BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager		Bancroft Capital, LLC Co-Manager

Dated March 12, 2024	BBCMS 2024-5C25

This material is for your information, and none of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C25 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$821,000		30.000%	3.06	4/24-12/28	38.6%	18.7%
A-3	AAA(sf) / AAAsf / AAA(sf)	$619,650,000		30.000%	4.88	12/28-3/29	38.6%	18.7%
X-A	AAA(sf) / AAAsf / AAA(sf)	$620,471,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$171,738,000	(7)	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$96,395,000		19.125%	4.96	3/29-3/29	44.6%	16.2%
B	NR / AA-sf / AA-(sf)	$43,211,000		14.250%	4.96	3/29-3/29	47.2%	15.3%
C	NR / A-sf / A-(sf)	$32,132,000		10.625%	4.96	3/29-3/29	49.2%	14.7%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBBsf / BBB+(sf)	$14,404,000	(9)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$14,404,000		9.000%	4.96	3/29-3/29	50.1%	14.4%
E-RR	NR / BBB-sf / BBB(sf)	$13,295,000		7.500%	4.96	3/29-3/29	51.0%	14.2%
F-RR	NR / BB-sf / BB+(sf)	$17,728,000		5.500%	4.96	3/29-3/29	52.1%	13.9%
G-RR	NR / B-sf / BB-(sf)	$12,188,000		4.125%	4.96	3/29-3/29	52.8%	13.7%
H-RR	NR / NR / B-(sf)	$9,972,000		3.000%	4.96	3/29-3/29	53.4%	13.5%
J-RR	NR / NR / NR	$26,592,000		0.000%	4.96	3/29-3/29	55.1%	13.1%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the Notional Amount of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such Notional Amount, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-D Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1 and Class A-3 Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and March 28, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated March 12, 2024 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1 and Class A-3 Certificates outstanding from time to time.
(7)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(8)	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(9)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Summary of Transaction Terms
Securities Offered:	$792,209,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC and UBS Securities LLC.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (22.3%), 3650 Real Estate Investment Trust 2 LLC (“3650 REIT”) (20.0%), German American Capital Corporation (“GACC”) (15.4%), Citi Real Estate Funding Inc. (“Citi”) (14.9%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (7.1%), Societe Generale Financial Corporation (“SGFC”) (4.8%), Bank of Montreal (“BMO”) (3.3%), Argentic Real Estate Finance 2 LLC (“AREF2”) (3.2%), Starwood Mortgage Capital LLC (“SMC”) (3.2%), KeyBank National Association (“KeyBank”) (3.1%) and BSPRT CMBS Finance, LLC (“BSPRT”) (2.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	3650 REIT Loan Servicing LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	3650 Real Estate Investment Trust 2 LLC or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which 3650 REIT, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about March 28, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in March 2024, or in the case of any mortgage loan that has its first due date after March 2024, the date that would have been its due date in March 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in April 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in April 2024.
Assumed Final Distribution Date:	The Distribution Date in March 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in March 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Summary of Transaction Terms
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	8	12	$197,815,000	22.3%
3650 REIT	5	5	$177,350,000	20.0%
GACC	5	5	$136,920,000	15.4%
CREFI	6	6	$131,700,000	14.9%
UBS AG	1	1	$63,000,000	7.1%
SGFC	3	4	$42,700,000	4.8%
BMO	3	3	$29,350,000	3.3%
AREF2	1	1	$28,500,000	3.2%
SMC	2	2	$28,300,000	3.2%
KeyBank	3	3	$27,753,000	3.1%
BSPRT	1	1	$23,000,000	2.6%
Total:	33	38	$886,388,000	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$886,388,000
Number of Mortgage Loans:	33
Number of Mortgaged Properties:	38
Average Cut-off Date Balance per Mortgage Loan:	$26,860,242
Weighted Average Current Mortgage Rate:	7.15651%
10 Largest Mortgage Loans as % of IPB:	59.9%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.72x
Weighted Average UW NOI Debt Yield(2):	13.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	55.1%
Weighted Average Maturity Date LTV(2)(4):	55.0%
Other Statistics
% of Mortgage Loans with Additional Debt:	3.0%
% of Mortgage Loans with Single Tenants(5):	13.8%
% of Mortgage Loans secured by Multiple Properties:	4.7%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	360 months
% of Mortgage Loans with Interest-Only:	96.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	2.8%
% of Mortgage Loans with Amortizing Balloon:	0.9%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	76.8%
% of Mortgage Loans with Springing Lockboxes:	13.0%
% of Mortgage Loans with Soft Lockboxes:	10.2%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	59.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	36.5%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	62.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	28.1%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are four loans with multiple loan sellers being contributed to the pool comprised of four mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Staten Island Mall	Staten Island, NY	GACC, Barclays	1	$71,500,000	8.1%	995,900	Retail	2.09x	16.5%	42.8%	42.8%
2	Sheraton Hotel Brooklyn	Brooklyn, NY	GACC	1	$65,000,000	7.3%	321	Hospitality	1.78x	14.6%	58.6%	58.6%
3	304 East 45th Street	New York, NY	3650 REIT, BMO	1	$65,000,000	7.3%	342,079	Office	2.39x	17.4%	47.1%	47.1%
4	Western Digital Milpitas Campus	Milpitas, CA	UBS AG	1	$63,000,000	7.1%	577,956	Mixed Use	1.63x	12.0%	64.0%	64.0%
5	Shops at Marble Hill	Bronx, NY	3650 REIT	1	$53,750,000	6.1%	123,896	Retail	1.35x	10.0%	61.3%	61.3%
6	Jordan Creek Town Center	West Des Moines, IA	Barclays	1	$51,000,000	5.8%	940,038	Retail	1.93x	14.4%	53.0%	53.0%
7	Kenwood Towne Centre	Cincinnati, OH	SGFC, 3650 REIT	1	$50,000,000	5.6%	1,033,141	Retail	2.19x	14.6%	45.5%	45.5%
8	El Paseo Shopping Center	South Gate, CA	CREFI	1	$43,000,000	4.9%	297,482	Retail	1.51x	11.9%	54.5%	54.5%
9	Hilton Tapestry - Hotel Alba Tampa	Tampa, FL	CREFI	1	$35,000,000	3.9%	222	Hospitality	1.48x	14.5%	58.3%	58.3%
10	Papago Gateway Center	Tempe, AZ	Barclays	1	$34,000,000	3.8%	246,501	Office	1.88x	16.4%	46.3%	46.3%

	Top 3 Total/Weighted Average			3	$201,500,000	22.7%			2.09x	16.2%	49.3%	49.3%
	Top 5 Total/Weighted Average			5	$318,250,000	35.9%			1.87x	14.3%	54.2%	54.2%
	Top 10 Total/Weighted Average			10	$531,250,000	59.9%			1.85x	14.3%	53.1%	53.1%
	Non-Top 10 Total/Weighted Average			28	$355,138,000	40.1%			1.52x	11.3%	58.0%	57.8%
(1)	In the case of Loan Nos. 1, 2, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Staten Island Mall	GACC, Barclays	$71,500,000	$200,000,000	BBCMS 2024-5C25	Midland	3650	BMO 2024-5C3 Future Securitization(s)	$28,500,000 $100,000,000
2	Sheraton Hotel Brooklyn	GACC	$65,000,000	$85,000,000	BBCMS 2024-5C25	Midland	3650	Future Securitization(s)	$20,000,000
4	Western Digital Milpitas Campus	UBS AG	$63,000,000	$126,000,000	BBCMS 2024-5C25	Midland	3650	Future Securitization(s)	$63,000,000
6	Jordan Creek Town Center	Barclays	$51,000,000	$170,000,000	(1)	(1)	(1)	Future Securitization(s)	$119,000,000
7	Kenwood Towne Centre	SGFC, 3650 REIT	$50,000,000	$260,000,000	(1)	(1)	(1)	Future Securitization(s)	$210,000,000
13	Tysons Corner Center	GACC	$25,000,000	$710,000,000	TYSN 2023-CRNR	Berkadia	Situs	TYSN 2023-CRNR Benchmark 2024-V5 BMO 2024-5C3 BANK 2024-5YR5 Future Securitization(s)	$440,200,000 $73,960,000 $73,960,000 $51,500,000 $45,380,000
15	Acquisitions America Portfolio	Barclays	$24,100,000	$84,100,000	Benchmark 2024-V5	Midland	Rialto	BMARK 2024-V5	$60,000,000
20	Elmwood Shopping Center	CREFI	$15,000,000	$85,000,000	BMO 2024-5C3	Wells Fargo	Greystone	BMO 2024-5C3	$70,000,000
26	DoubleTree by Hilton Hotel Orlando at SeaWorld	BMO, CREFI, GACC	$10,000,000	$85,000,000	Benchmark 2024-V5	Midland	Rialto	Benchmark 2024-V5 BMO 2024-5C3	$60,000,000 $15,000,000
33	Galleria at Tyler	SGFC	$5,000,000	$150,000,000	(2)	(2)	(2)	Benchmark 2024-V5 BMO 2024-5C3 Future Securitization(s)	$35,000,000 $50,000,000 $60,000,000
(1)	In the case of Loan Nos. 6 and 7, the related Whole Loan will be serviced under the BBCMS 2024-5C25 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(2)	In the case of Loan No. 33, the related Whole Loan will be serviced under the Benchmark 2024-V5 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
12	Elevate at the Pointe	$26,500,000	$0	$4,250,000	$30,750,000	1.39x	1.09x	54.9%	63.7%	8.9%	7.7%
(1)	In the case of Loan No. 12, the subordinate debt represents a mezzanine loan. Reflects the current balance of the mezzanine loan, which allows for up to $2,500,000 of additional advances at a 12.0% interest rate.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude any related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Retail	Super Regional Mall	5	$202,500,000	22.8%	2.06x	15.2%	45.8%	45.8%
	Anchored	6	132,970,000	15.0	1.52x	11.6%	57.8%	57.6%
	Subtotal:	11	$335,470,000	37.8%	1.85x	13.7%	50.6%	50.5%
Multifamily	Garden	4	$67,026,000	7.6%	1.30x	8.8%	61.2%	61.2%
	Mid Rise	5	33,241,998	3.8	1.27x	8.5%	63.9%	63.9%
	Student Housing	1	28,500,000	3.2	1.37x	9.9%	62.4%	62.4%
	Independent Living	1	14,600,000	1.6	1.29x	9.5%	58.4%	58.4%
	High Rise	1	11,858,002	1.3	1.25x	8.9%	64.4%	64.4%
	Subtotal:	12	$155,226,000	17.5%	1.30x	9.0%	62.0%	62.0%
Hospitality	Full Service	3	$110,000,000	12.4%	1.69x	14.8%	58.6%	58.6%
	Select Service	1	12,490,000	1.4	1.56x	15.6%	66.1%	64.6%
	Limited Service	1	12,475,000	1.4	1.44x	14.1%	65.7%	64.4%
	Extended Stay	1	9,977,000	1.1	2.00x	15.2%	60.1%	60.1%
	Subtotal:	6	$144,942,000	16.4%	1.68x	14.8%	59.9%	59.7%
Office	CBD	1	$65,000,000	7.3%	2.39x	17.4%	47.1%	47.1%
	Suburban	1	34,000,000	3.8	1.88x	16.4%	46.3%	46.3%
	Subtotal:	2	$99,000,000	11.2%	2.21x	17.1%	46.8%	46.8%
Mixed Use	R&D / Office	1	$63,000,000	7.1%	1.63x	12.0%	64.0%	64.0%
	Office / Retail / Multifamily	1	11,700,000	1.3	1.58x	11.9%	49.2%	49.2%
	Subtotal:	2	$74,700,000	8.4%	1.62x	12.0%	61.7%	61.7%
Industrial	Warehouse / Distribution	1	$24,500,000	2.8%	1.32x	10.8%	53.0%	53.0%
	Manufacturing / Cold Storage	1	23,000,000	2.6	1.30x	11.5%	52.3%	52.3%
	Warehouse	1	11,850,000	1.3	2.50x	13.1%	49.8%	49.8%
	Subtotal:	3	$59,350,000	6.7%	1.55x	11.5%	52.1%	52.1%
Self Storage	Self Storage	2	$17,700,000	2.0%	1.44x	9.5%	67.3%	67.3%
Total / Weighted Average:		38	$886,388,000	100.0%	1.72x	13.1%	55.1%	55.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	11	$313,800,000	35.4%	1.81x	13.8%	54.0%	54.0%
California	5	$162,500,000	18.3%	1.52x	11.7%	59.1%	59.1%
Ohio	2	$57,920,000	6.5%	2.06x	14.2%	49.1%	48.7%
Florida	3	$57,475,000	6.5%	1.54x	14.9%	60.1%	59.8%
Iowa	1	$51,000,000	5.8%	1.93x	14.4%	53.0%	53.0%
Virginia	2	$49,500,000	5.6%	1.66x	12.3%	46.1%	46.1%
Arizona	2	$48,600,000	5.5%	1.70x	14.3%	49.9%	49.9%
Georgia	3	$46,290,000	5.2%	1.43x	11.1%	59.5%	59.1%
Texas	3	$23,776,000	2.7%	1.32x	9.9%	60.4%	60.4%
New Jersey	1	$21,000,000	2.4%	1.28x	8.2%	63.6%	63.6%
New Hampshire	2	$17,700,000	2.0%	1.44x	9.5%	67.3%	67.3%
Louisiana	1	$15,000,000	1.7%	2.46x	16.7%	40.8%	40.8%
Minnesota	1	$11,850,000	1.3%	2.50x	13.1%	49.8%	49.8%
North Carolina	1	$9,977,000	1.1%	2.00x	15.2%	60.1%	60.1%
Total / Weighted Average:	38	$886,388,000	100.0%	1.72x	13.1%	55.1%	55.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Cut-off Date Principal Balance
						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$5,000,000	-	$9,999,999	7	$53,973,000	6.1%	7.21638%	59	1.50x	11.9%	61.7%	61.2%
$10,000,000	-	$14,999,999	6	73,115,000	8.2%	7.22829%	59	1.68x	13.3%	58.2%	57.8%
$15,000,000	-	$19,999,999	2	32,700,000	3.7%	6.50419%	59	1.91x	12.8%	55.1%	55.1%
$20,000,000	-	$29,999,999	8	195,350,000	22.0%	6.96484%	59	1.39x	10.1%	57.4%	57.4%
$30,000,000	-	$39,999,999	2	69,000,000	7.8%	8.37075%	60	1.68x	15.4%	52.4%	52.4%
$40,000,000	-	$47,499,999	1	43,000,000	4.9%	7.24000%	59	1.51x	11.9%	54.5%	54.5%
$47,500,000	-	$71,500,000	7	419,250,000	47.3%	7.06808%	59	1.92x	14.4%	53.0%	53.0%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Mortgage Interest Rates
						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.17000	-	5.99900	1	$11,850,000	1.3%	5.17000%	60	2.50x	13.1%	49.8%	49.8%
6.00000	-	6.49900	4	115,200,000	13.0%	6.28878%	60	1.72x	11.3%	54.3%	54.3%
6.50000	-	6.99900	10	271,103,000	30.6%	6.82734%	59	1.79x	12.9%	56.3%	56.3%
7.00000	-	7.49900	6	239,050,000	27.0%	7.23299%	59	1.63x	12.6%	56.8%	56.8%
7.50000	-	7.99900	8	144,695,000	16.3%	7.60312%	59	1.77x	14.6%	51.5%	51.2%
8.00000	-	8.55000	4	104,490,000	11.8%	8.39912%	60	1.58x	14.6%	54.0%	53.8%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Original Term to Maturity in Months
				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%

Remaining Term to Maturity in Months
						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	58	6	$89,077,000	10.0%	6.92302%	58	1.86x	13.6%	51.6%	51.6%
59	-	60	27	797,311,000	90.0%	7.18260%	59	1.70x	13.0%	55.4%	55.4%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
(1)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Original Amortization Term in Months
				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	30	$853,503,000	96.3%	7.12531%	59	1.73x	13.0%	54.6%	54.6%
360	3	32,885,000	3.7%	7.96646%	59	1.44x	14.0%	67.4%	65.5%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Remaining Amortization Term in Months
				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	30	$853,503,000	96.3%	7.12531%	59	1.73x	13.0%	54.6%	54.6%
360	3	32,885,000	3.7%	7.96646%	59	1.44x	14.0%	67.4%	65.5%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Amortization Types
				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	30	$853,503,000	96.3%	7.12531%	59	1.73x	13.0%	54.6%	54.6%
Interest Only, Amortizing Balloon	2	24,965,000	2.8%	8.10810%	59	1.50x	14.9%	65.9%	64.5%
Amortizing Balloon	1	7,920,000	0.9%	7.52000%	60	1.26x	11.5%	72.0%	68.6%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)
						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	5	$90,370,000	10.2%	6.81692%	59	1.25x	8.9%	65.4%	65.1%
1.30x	-	1.49x	12	252,501,000	28.5%	7.37130%	60	1.37x	10.9%	59.4%	59.3%
1.50x	-	1.89x	7	239,190,000	27.0%	7.41043%	59	1.69x	13.7%	57.5%	57.4%
1.90x	-	1.99x	2	56,000,000	6.3%	7.10027%	59	1.93x	14.6%	52.7%	52.7%
2.00x	-	2.24x	4	156,477,000	17.7%	6.94215%	59	2.10x	15.4%	44.2%	44.2%
2.25x	-	2.50x	3	91,850,000	10.4%	6.63843%	60	2.42x	16.7%	46.4%	46.4%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
(1)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)
						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
39.4%	-	49.9%	8	$284,050,000	32.0%	7.00547%	59	2.16x	15.8%	44.8%	44.8%
50.0%	-	54.9%	6	173,000,000	19.5%	7.25777%	59	1.57x	12.1%	53.5%	53.5%
55.0%	-	59.9%	5	132,603,000	15.0%	7.69408%	59	1.62x	13.9%	58.4%	58.4%
60.0%	-	69.9%	12	266,065,000	30.0%	7.01309%	59	1.45x	10.9%	63.5%	63.4%
70.0%	-	72.0%	2	30,670,000	3.5%	6.90433%	60	1.22x	9.1%	70.9%	70.0%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
LTV Ratios as of the Maturity Date(1)(3)
						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
39.4%	-	49.9%	8	$284,050,000	32.0%	7.00547%	59	2.16x	15.8%	44.8%	44.8%
50.0%	-	59.9%	11	305,603,000	34.5%	7.44709%	59	1.60x	12.9%	55.6%	55.6%
60.0%	-	63.5%	4	102,000,000	11.5%	7.05034%	60	1.41x	10.4%	61.5%	61.5%
63.6%	-	70.5%	10	194,735,000	22.0%	6.97644%	59	1.43x	10.8%	65.7%	65.4%
Total / Weighted Average:			33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Prepayment Protection
				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	26	$746,468,000	84.2%	7.19910%	59	1.71x	13.1%	54.9%	54.8%
Defeasance or Yield Maintenance	4	105,300,000	11.9%	6.91842%	58	1.72x	12.8%	57.8%	57.8%
Yield Maintenance	3	34,620,000	3.9%	6.96255%	59	1.89x	13.9%	50.8%	50.0%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
Loan Purpose
				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	28	$776,596,000	87.6%	7.18463%	59	1.72x	13.1%	54.0%	54.0%
Recapitalization	1	63,000,000	7.1%	6.84400%	59	1.63x	12.0%	64.0%	64.0%
Acquisition	4	46,792,000	5.3%	7.11071%	59	1.86x	14.5%	60.6%	59.8%
Total / Weighted Average:	33	$886,388,000	100.0%	7.15651%	59	1.72x	13.1%	55.1%	55.0%
(1)	In the case of Loan Nos. 1, 2, 4, 6, 7, 13, 15, 20, 26 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 22, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Collateral Characteristics
Previous Securitization History(1)
No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5	3650 REIT	Shops at Marble Hill	Bronx, NY	Retail	$53,750,000	6.1%	COMM 2014-LC15
7	SGFC, 3650 REIT	Kenwood Towne Centre	Cincinnati, OH	Retail	$50,000,000	5.6%	BPR 2021-KEN
8	CREFI	El Paseo Shopping Center	South Gate, CA	Retail	$43,000,000	4.9%	COMM 2013-CR8
11	AREF2	The Glen	San Bernardino, CA	Multifamily	$28,500,000	3.2%	ACR 2021-FL4
30	GACC	Hill Road Plaza	Pickerington, OH	Retail	$7,920,000	0.9%	WFCM 2015-NXS1
31	SMC	Lovejoy Station	Hampton, GA	Retail	$7,300,000	0.8%	GSMS 2014-GC18
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview
■ Assets:	The Class A-1, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-3, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance premium charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charges or prepayment premiums not distributed as described pursuant to clauses (1) through (3) above and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to each of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview
Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates, fourth to the Class F-RR Certificates, fifth, to the Class E-RR Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates, eighth, to the Class B Certificates; ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview
of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer or any known affiliate, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

continuing), other than with respect to any Excluded Loan, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2024-5C25 trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than a Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	3650 Real Estate Investment Trust 2 LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal will be entitled to continue to exercise the rights of the Controlling Class until 10 days following their receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable), unless the requesting holders provide written notice

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) to the Special Servicer and the Certificate Administrator within such 10-day period. If the requesting holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Special Servicer provides the second appraisal within such 120-day period, (ii) the determination by the Special Servicer that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                 recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-5C25 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-5C25

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (i) 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment and (ii) $25,000. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00%(or, for the Western Digital Milpitas Campus mortgage loan, not to exceed 0.50% of all principal and interest (other than default interest) received on the mortgage loan following a workout) of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by either the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee, and only after the Special Servicer has received $25,000 in Workout Fees with respect to such Corrected Loan.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% (or, for the Western Digital Milpitas Campus mortgage loan, 0.50% of any liquidation proceeds) of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000, the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BBCMS 2024-5C25
Structural Overview

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$71,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$71,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.1%	Net Rentable Area (SF)(5):	995,900
Loan Purpose:	Refinance	Location:	Staten Island, NY
Borrowers:	GGP Staten Island Mall, LLC and Staten Island FS Anchor Parcel LLC	Year Built / Renovated:	1972 / 1993, 2018
Borrower Sponsor(2):	BPR Nimbus LLC	Occupancy:	87.3%
Interest Rate:	7.53400%	Occupancy Date:	11/30/2023
Note Date:	1/18/2024	4th Most Recent NOI (As of):	$30,602,548 (12/31/2020)
Maturity Date:	2/1/2029	3rd Most Recent NOI (As of):	$23,965,918 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$33,279,822 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$36,582,216 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$63,861,272
Call Protection(3):	L(25),D(28),O(7)	UW Expenses:	$30,795,311
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$33,065,961
Additional Debt(1):	Yes	UW NCF:	$31,870,881
Additional Debt Balance(1):	$128,500,000	Appraised Value / Per SF:	$467,000,000 / $469
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/22/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$201
Taxes:	$0	Springing	N/A	Maturity Date Loan / Unit:	$201
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.8%
Replacement Reserves:	$0	Springing	$497,950	Maturity Date LTV:	42.8%
TI/LC:	$4,580,787	Springing	$1,991,800	UW NCF DSCR:	2.09x
Gap Rent:	$403,197	Springing	N/A	UW NOI Debt Yield:	16.5%
Other Reserves(4):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	94.7%	Loan Payoff	$204,429,707	96.8%
Equity Contribution	11,179,744	5.3	Upfront Reserves	4,983,984	2.4
			Closing Costs	1,766,053	0.8

Total Sources	$211,179,744	100.0%	Total Uses	$211,179,744	100.0%
(1)	The Staten Island Mall Mortgage Loan (as defined below) is part of a whole loan that is comprised of 12 pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $200,000,000 (the “Staten Island Mall Whole Loan”). The Staten Island Mall Whole Loan was co-originated by Deutsche Bank AG, New York (“DBNY”), Wells Fargo Bank, National Association (“WFBNA”) and Barclays Capital Real Estate Inc. (“Barclays”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Staten Island Mall Whole Loan.
(2)	The borrower sponsor on the Staten Island Whole Loan is related to the borrower sponsor for the Jordan Creek Town Center Mortgage Loan, the Galleria at Tyler Mortgage Loan and the Kenwood Towne Centre Mortgage Loan.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on March 1, 2024. Defeasance of the Staten Island Mall Whole Loan in whole (but not in part) is permitted at any time following the earlier to occur of (i) January 18, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2024-5C25 securitization trust closing date in March 2024. The actual lockout period may be longer.
(4)	During the continuance of an anchor tenant trigger event as defined in the Staten Island Mall loan agreement, the borrower will be required to make monthly deposits equal to the anchor tenant reserve monthly deposit as defined in the Staten Island Mall loan agreement for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Staten Island Mall Property (as defined below).
(5)	The Staten Island Mall Property is the collateral portion of a larger mall containing 1,462,822 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The Loan. The Staten Island Mall mortgage loan (the “Staten Island Mall Mortgage Loan”) is part of a whole loan (the “Staten Island Mall Whole Loan”) that is evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000, and accrues interest at a fixed rate of 7.53400% per annum. The Staten Island Mall Whole Loan is secured by the fee simple interest in a 995,900 square foot portion (the “Staten Island Mall Property”) of the Staten Island Mall, an enclosed, 1,462,822 square foot super-regional mall located at 2655 Richmond Avenue in Staten Island, New York (the “Staten Island Mall”). The Staten Island Mall Mortgage Loan, which is evidenced by controlling note A-2, and non-controlling notes A-4, A-5 and A-8, has an outstanding principal balance as of the Cut-off Date of $71,500,000.

The relationship between the holders of the Staten Island Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Staten Island Mall Whole Loan will be serviced under the BBCMS 2024-5C25 pooling and servicing agreement. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Staten Island Mall Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BMO 2024-5C3	No
A-2	$25,000,000	$25,000,000	BBCMS 2024-5C25	Yes
A-3	$15,000,000	$15,000,000	Benchmark 2024-V6(1)	No
A-4	$11,500,000	$11,500,000	BBCMS 2024-5C25	No
A-5	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-6	$15,000,000	$15,000,000	Benchmark 2024-V6(1)	No
A-7	$10,000,000	$10,000,000	Benchmark 2024-V6(1)	No
A-8	$5,000,000	$5,000,000	BBCMS 2024-5C25	No
A-9(2)	$25,000,000	$25,000,000	WFBNA	No
A-10(2)	$20,000,000	$20,000,000	WFBNA	No
A-11(2)	$10,000,000	$10,000,000	WFBNA	No
A-12(2)	$5,000,000	$5,000,000	WFBNA	No
Whole Loan	$200,000,000	$200,000,000
(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Staten Island Mall Property is a 995,900 square foot collateral portion of the Staten Island Mall, a 1,462,822 square foot super regional mall located in Staten Island, New York. Staten Island Mall was built in 1972 and is anchored by Macy’s and JCPenney (both non-collateral), along with a line-up of junior anchors including Dave & Buster’s, AMC Theatres, Primark, LIDL, and Hobby Lobby. Macy’s (289,512 square feet) and JCPenney (177,410 square feet) both own their respective boxes and are not included as part of the Staten Island Mall Property. The Staten Island Mall Property is comprised of five buildings located on 78.54 acres, has 167 tenants and has 6,900 parking spaces in total for a ratio of 4.72 spaces per 1,000 SF. In 2018, the Staten Island Mall underwent a $231 million redevelopment and expansion, which added a lifestyle component to the mall. The expansion included a new food court, new plaza area, and additional decked parking.

The Staten Island Mall benefits from being the only regional mall on Staten Island. The Staten Island Mall sees more than 12 million shoppers every year due in part to its location within an approximately 15-mile radius of every resident on the island. The Staten Island Mall Property caters to a trade area of over 485,000 people with an average household income of over $110,000. Staten Island is accessed by the nearby metropolitan areas through the Staten Island Ferry, which serves over 22 million people annually, combined with accessibility through motor traffic from New Jersey and Brooklyn.

As part of the redevelopment and expansion, the borrower sponsor executed leases with retailers such as AMC Theatres, Barnes & Noble, Dave & Busters, Chipotle, Shake Shack, Ulta Beauty, and Zara, which have helped diversify the tenant mix and product offerings at the Staten Island Mall Property. Recently, the borrower signed a new 10-year lease with Hobby Lobby, an arts and crafts retailer, which took occupancy of 42,768 square feet in June 2023. Earlier in 2023, The Mighty Crab, a Cajun seafood restaurant, opened a 5,536 square foot restaurant, adding another food offering at the Staten Island Mall Property. In addition to these newly signed leases, the borrower has signed a 10-year lease with Uniqlo to occupy 10,929 square feet, which is expected to commence in November 2024 and is included in underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

As of October 31, 2023 TTM, sales for the in-line (<10,000 square feet) tenant category are $765 per square foot, with an occupancy cost ratio of 13.9%. Excluding Apple, the in-line (<10,000 square feet) tenant sales are $628 per square foot, with an occupancy cost ratio of 17.0%. The major tenants (>10,000 square feet) have experienced growth since the COVID-19 pandemic, reaching October 31, 2023 TTM sales of $37.9 million ($236 per square foot), a 5.2% increase from 2019 sales of $36.1 million ($225 per square foot).

The following table presents tenant sales history for the Staten Island Mall Property:

Historical Sales
Tenancy Type	2019 Sales	2019 PSF(1)	2020 Sales	2020 PSF(1)	2021 Sales	2021 PSF(1)	2022 Sales	2022 PSF(1)	TTM Sales(2)	TTM PSF(2)
Anchor	$19,348,080	$203	$11,665,021	$122	$4,812,283	$51	$14,946,714	$157	$18,112,475	$190
Major (> 10,000 SF)	36,053,132	$225	28,514,242	$178	27,589,556	$172	39,111,833	$244	37,935,043	$236
Inline (< 10,000 SF)(3)	198,823,588	$816	109,228,240	$435	197,610,950	$775	198,565,374	$762	197,182,104	$765
Inline (< 10,000 SF) excluding Apple	156,300,975	$654	86,304,641	$350	159,814,024	$638	160,124,694	$625	158,932,145	$628
Total Sales	$254,224,800	$509	$149,407,502	$295	$230,012,789	$450	$252,623,922	$489	$253,229,623	$493
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	TTM is as of October 31, 2023.
(3)	Several Inline (<10,000 SF) tenants at the property do not report sales.

Major Tenants. The three largest tenants based on underwritten base rent are AMC Theatres, Zara and Primark.

AMC Theatres (54,000 square feet; 5.4% of net rentable area; 6.8% of underwritten base rent) is a large movie exhibition company in the United States and worldwide. As of year-end 2022, the company operates over 2,800 screens in over 350 European theatres along with over 7,500 screens in 586 American theatres. At the Staten Island Mall Property, AMC Theatres features 11 screens, has a lease expiration in February 2034, and produced October 31, 2023 TTM sales of $10,181,272 ($925,570 per screen), which in 2019 was $9,464,419 ($860,402 per screen). There are no termination options and there are three five-year extension options.

Zara (29,141 square feet; 2.9% of net rentable area; 5.1% of underwritten base rent): is a Spanish multi-national clothing chain with operations in over 90 countries that was founded in 1974. Headquartered in Artexio, Spain, the company acts as the flagship brand of the Inditex Group with over 547 stores in Spain, 229 stores in China, 145 stores in France and 98 stores in the United States. In May 2021, Zara expanded its product offerings with its first beauty line, Zara Beauty. At the Staten Island Mall Property, Zara has a lease expiration in April 2028. The tenant had sales of $419 PSF as of October 31, 2023 TTM. Zara has the right to terminate its lease if its net sales from the leased premises fail to exceed $12,000,000 during the measuring period beginning on the first day of the 49th full calendar month following the date the tenant opened for business, (the “Open Date”) and ending on the last day of the 60th full calendar month following the Open Date, upon written notice delivered on or before the 120th day following the end of the measuring period. If such notice is given, the lease will terminate 365 days after such notice is received by the landlord. There are no extension options.

Primark (73,647 square feet; 7.4% of net rentable area; 4.9% of underwritten base rent) is an international clothing retailer headquartered in Dublin, Ireland with outlets across Europe and the United States. The company was established in 1969 in Ireland and in 2006 began expanding into the rest of Europe by opening stores in Spain, The Netherlands, Portugal, Germany, Belgium and other European countries. In 2015, the company opened its first store in the United States in Boston. The company operates with 72,000 team members in 15 countries. At the Staten Island Mall Property, Primark has occupied its 73,647 square foot location since 2017 and has a lease expiration in June 2027. Primark does not report sales. There are four five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The following table presents certain information relating to the historical occupancy of the Staten Island Mall Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
83.1%	83.8%	84.0%	87.3%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 30, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Staten Island Mall Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Primark	NR/A/NR	73,647	7.4%	$22.00	$1,620,234	4.9%	6/30/2027
AMC Theatres	Caa1/CCC+/NR	54,000	5.4	41.78	2,256,000	6.8	2/28/2034
Hobby Lobby	NR/NR/NR	42,768	4.3	17.00	727,056	2.2	5/31/2033
Dave & Buster’s	NR/NR/NR	41,241	4.1	38.00	1,567,158	4.7	1/31/2033
Lidl	NR/NR/NR	37,403	3.8	42.35	1,584,017	4.8	1/31/2039
Zara(3)	NR/NR/NR	29,141	2.9	57.96	1,689,120	5.1	4/30/2028
H&M(4)	NR/BBB/NR	25,471	2.6	37.12	945,420	2.9	1/31/2030
The Container Store	NR/B/NR	24,075	2.4	41.80	1,006,335	3.0	2/28/2033
Barnes & Noble Bookseller	NR/NR/NR	20,084	2.0	42.50	853,570	2.6	1/31/2029
Express	NR/NR/NR	12,928	1.3	51.25	662,560	2.0	1/31/2025
Ten Largest Owned Tenants(5)		360,758	36.2%	$35.79	$12,911,470	39.1%
Remaining Owned Tenants		508,219	51.0	39.57	20,108,716	60.9
Total Occupied		868,977	87.3%	$38.00	$33,020,186	100.0%
Vacant Spaces (Owned Space)		126,923	12.7
Totals / Wtd. Avg. All Owned Tenants		995,900	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Zara has the right to terminate its lease if its net sales from the leased premises fail to exceed $12,000,000 during the measuring period beginning on the first day of the 49th full calendar month following the date the tenant opened for business, (the “Open Date”) and ending on the last day of the 60th full calendar month following the Open Date, upon written notice delivered on or before the 120th day following the end of the measuring period. If such notice is given, the lease will terminate 365 days after such notice is received by the landlord.
(4)	H&M has the right to terminate its lease if its net sales from the leased premises fail to exceed (i) $6,874,269 in the fourth full lease year after the rental commencement date or (ii) $7,151,989.47 in the sixth full lease year after the rental commencement date, in each case upon not less than 365 days’ notice given within 180 days following the end of the applicable measuring period.
(5)	XXI Forever is excluded from the top ten tenants because they are not currently paying base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall
Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 10/31/2023 Sales	TTM 10/31/2023 Sales PSF	TTM 10/31/2023 Occupancy Cost
Dave & Busters	41,241	$4,585,015	$111	$6,798,354	$165	$7,931,203	$192	30.3%
AMC Theatres	54,000	$227,268	$4	$8,148,360	$151	$10,181,272	$189	22.2%
Primark	73,647	NAV	NAV	NAV	NAV	NAV	NAV	NAV
LIDL	37,403	NAV	NAV	NAV	NAV	NAV	NAV	NAV
XXI Forever	17,143	$3,181,970	$186	$2,736,207	$160	$2,339,787	$136	0.0%
H&M	25,471	$5,454,584	$214	$5,771,924	$227	$5,666,392	$222	18.8%
Ulta Beauty	10,170	$2,428,999	$239	$2,428,999	$239	$2,428,999	$239	24.4%
Uniqlo	10,929	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Zara	29,141	$2,295,898	$79	$11,937,958	$410	$12,202,782	$419	14.5%
Barnes & Noble Bookseller	20,084	$2,580,992	$129	$3,766,049	$188	$3,756,858	$187	22.8%
(1)	All sales information presented herein with respect to the Staten Island Mall Property is sourced from information provided by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the Staten Island Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	126,923	12.7%	NAP	NAP	126,923	12.7%	NAP	NAP
MTM & 2024	39	127,620	12.8	2,313,310	7.0%	254,543	25.6%	$2,313,310	7.0%
2025	38	107,281	10.8	5,059,889	15.3%	361,824	36.3%	$7,373,199	22.3%
2026	17	60,152	6.0	2,401,754	7.3%	421,976	42.4%	$9,774,953	29.6%
2027	19	142,425	14.3	4,218,491	12.8%	564,401	56.7%	$13,993,444	42.4%
2028	25	82,873	8.3	4,852,666	14.7%	647,274	65.0%	$18,846,111	57.1%
2029	10	54,184	5.4	3,371,346	10.2%	701,458	70.4%	$22,217,457	67.3%
2030	5	41,232	4.1	1,406,524	4.3%	742,690	74.6%	$23,623,981	71.5%
2031	2	1,030	0.1	85,602	0.3%	743,720	74.7%	$23,709,583	71.8%
2032	6	16,981	1.7	735,198	2.2%	760,701	76.4%	$24,444,781	74.0%
2033 & Beyond	13	235,199	23.6	8,575,405	26.0%	995,900	100.0%	$33,020,186	100.0%
Total	174	995,900	100.0%	$33,020,186	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2023.
(2)	Certain tenants may have termination options that are not considered in the above lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The following table presents certain information relating to the operating history and underwritten cash flows of the Staten Island Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM 10/31/2023	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$38,297,987	$35,160,641	$31,511,074	$33,302,007	$33,191,879	$33,020,186	$33.16	51.5%
Rent Steps(3)	0	0	0	0	0	647,911	0.65	1.0
Vacant Income	0	0	0	0	0	9,103,273	9.14	14.2
Gross Potential Rent	$38,297,987	$35,160,641	$31,511,074	$33,302,007	$33,191,879	$42,771,370	$42.95	66.7%
Total Reimbursements	28,837,736	26,841,040	18,268,336	19,230,163	21,224,797	21,343,090	21.43	33.3
Net Rental Income	$67,135,723	$62,001,681	$49,779,410	$52,532,170	$54,416,676	$64,114,460	$64.38	100.0%
Other Income	9,849,626	5,151,946	8,136,933	9,628,520	9,322,478	8,850,085	8.89	13.8
(Vacancy/Credit Loss)	(448,500)	(4,564,271)	(1,862,967)	2,597,330	(1,037,038)	(9,103,273)	(9.14)	(14.2)
Effective Gross Income	$76,536,848	$62,589,356	$56,053,376	$64,758,020	$62,702,116	$63,861,272	$64.12	99.6%
Total Expenses(4)	35,170,586	31,986,808	32,087,459	31,478,198	26,119,900	30,795,311	30.92	48.2
Net Operating Income	$41,366,262	$30,602,548	$23,965,918	$33,279,822	$36,582,216	$33,065,961	$33.20	51.8%
Total TI/LC, Capex/RR	0	0	0	0	0	1,195,080	1.20	1.9
Net Cash Flow	$41,366,262	$30,602,548	$23,965,918	$33,279,822	$36,582,216	$31,870,881	$32.00	49.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated November 30, 2023.
(3)	Includes underwritten rent steps through January 1, 2025.
(4)	Total Expenses include real estate taxes. Portions of the Staten Island Mall Property benefit from either a New York City Industrial and Commercial Incentive Program (“ICIP”) exemption or a New York City Industrial & Commercial Abatement Program (“ICAP”) abatement. Real estate taxes were underwritten based on the appraisal real estate taxes for the 2023/2024 tax year, less the ICIP/ICAP abatement amounts shown in the appraisal for such tax year. There is one parcel (Block 2400 Lot 77) for which real estate taxes were not underwritten as the tenant is directly responsible for taxes.

Environmental. According to the Phase I environmental assessment dated September 5, 2023, there was no evidence of any recognized environmental conditions at the Staten Island Mall Property.

The Market. The Staten Island Mall Property is located in the heart of Staten Island, New York the southernmost of New York City’s five boroughs. The Staten Mall Property is located along Richmond Avenue between Platinum Road and Richmond Hill Road in the New Springville neighborhood of Staten Island. New Springville is located within the central portion of Staten Island, which is a primary residential neighborhood with excellent access to Richmond Avenue, the prime retail / commercial area in Staten Island.

Being located in the New York City market, the Staten Island Mall Property benefits from a large local consumer base. There are a variety of large industries in Staten Island, with the top employers including Global Container Terminal, Amazon Fulfillment Center, Matrix Global Logistics Park, Pratt Mill Paper Industry, and the Corporate Park of Staten Island. Collectively, these companies employ over 25,000 people. As of 2022, within a 10 and 20 minute drive of the Staten Island Mall Property, the population was 53,743 and 390,102, respectively with an average household income of $127,282 and $121,680, respectively.

The Staten Island Mall Property is located within the New York City retail market and the Staten Island retail submarket. According to a third party report, as of December 2023, the vacancy rate in the submarket was 5.1%. The total submarket is comprised of 20,474,522 SF with only 3,015 SF currently under construction. Average rents as of December 2023 were $37.08/SF, which is a 2.7% increase from where they were a year ago. In the past three years, rents have increased a cumulative 8.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

The following table presents certain information relating to competitive retail centers for the Staten Island Mall Property:

Competitive Retail Centers(1)
Property Name	Year Built/ Renovated	GLA (SF)	Occupancy	Estimated # of Customers	Anchor / Major Tenants
Staten Island Mall	1972 / 1993, 2018	1,462,822(2)	87.3%(2)	11,800,000	AMC, Zara, Primark
Woodbridge Center	1971 / 2003	1,661,324	67.0%	6,400,000	Boscov’s, JC Penney, Macy’s
Menlo Park Mall	1960 / 2015	1,323,156	90.0%	10,400,000	Macy’s, Nordstrom, AMC
The Mills at Jersey Gardens	1999 / NAP	1,301,776	100.0%	10,100,000	Bed, Bath & Beyond, Burlington, Cohoes, Forever XXI, Lowes Cineplex, Marshalls, Neiman Marcus, Last Call Portabella, Saks Off Fifth Avenue
Newport Centre	1987 / 2002	1,149,147	92.0%	5,900,000	JCPenney, Sears, Macy’s, Kohl’s, AMC
Kings Plaza	1970 / 2018	1,146,000	99.0%	7,600,000	Lowe’s, Macy’s, Primark, Target
Wtd. Avg. Competitive Set			88.1%(3)	8,057,674(3)
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll as of November 30, 2023. Includes 466,922 SF of non-collateral space. Occupancy for the Staten Island Mall Property is as of November 30, 2023.
(3)	Excludes subject property.

The Borrowers. The borrowers are GGP Staten Island Mall, LLC and Staten Island FS Anchor Parcel LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Staten Island Mall Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor is BPR Nimbus LLC. BPR Nimbus LLC is a subsidiary of Brookfield Properties.

The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 20% of the outstanding principal balance of the Staten Island Mall Whole Loan, plus third party costs actually incurred by the lender (including reasonable attorneys’ fees and costs) in connection with collection of amounts due under the non-recourse carveout guaranty.

Brookfield Properties (“BPR”) is one of the largest fully integrated, global real estate services companies in the world with over $900 billion in assets under management. BPR ranks among the largest retail real estate companies in the United States with a portfolio of malls that spans across more than 150 retail centers, representing over 130 million SF of retail space. The company is focused exclusively on managing, leasing and redeveloping high-quality retail properties. Brookfield Properties Retail Group is headquartered in Chicago and owned by affiliates of Brookfield Asset Management (NYSE: BAM).

Property Management. The Staten Island Mall Property is managed by Brookfield Properties Retail Inc., an affiliate of the non-recourse carveout guarantor.

Escrows and Reserves. At origination, the borrowers deposited approximately $4,580,787 into a TI/LC Reserve and $403,197 into a gap rent reserve.

Tax Escrows – During the continuance of a Cash Management Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Escrows – During the continuance of a Cash Management Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing as to which the lender has initiated an enforcement action and the Staten Island Mall Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Management Period).

Replacement Reserve – During the continuance of a Cash Management Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Staten Island Mall Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

multiplied by $0.25 and divided by 12 (initially, approximately $20,748) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $497,950).

TI/LC Escrows – During the continuance of a Cash Management Period (as defined below), the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Staten Island Mall Property multiplied by $1.00 and divided by 12 (initially, approximately $82,992) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $1,991,800).

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger Event (as defined below), the borrowers are required to deposit monthly an amount equal to all initial excess cash flow with respect to any particular interest period for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space.

Lockbox / Cash Management. The Staten Island Mall Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Staten Island Mall Property are required to be deposited directly into a lockbox account controlled by the lender (the “Lockbox Account”), pursuant to written instructions delivered to all tenants under leases (excluding seasonal leases and excluding tenants which have already been instructed to deposit rents into the Lockbox Account), and any rents otherwise received by borrowers or the property manager are required to be deposited into the Lockbox Account within two business days after receipt. Prior to a Cash Management Period, the borrowers may utilize the Lockbox Account as the borrowers’ operating account. During the continuance of a Cash Management Period, the borrowers will no longer have access to the Lockbox Account, and all funds deposited into the Lockbox Account are required to be swept on each business day into a deposit account controlled by the lender (the “Cash Collateral Account”), to be applied and disbursed in accordance with the Staten Island Mall Whole Loan documents, provided no Cut-off Event (as defined below) is continuing, to pay debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses, and capital projects undertaken in accordance with the loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Staten Island Mall Whole Loan; provided, that, funds on deposit in the Excess Cash Flow Reserve Account will be made available to the borrowers for the payment of certain property-level expenses and other uses as set forth in the Staten Island Mall Whole Loan documents, including required REIT distributions in an amount up to $200,000. All sums remaining on deposit in the Excess Cash Flow Reserve Account will be disbursed to the borrowers on the earlier to occur of (i) payment in full of the debt or (ii) discontinuation of a Cash Sweep Period.

A “Cut-off Event” means the occurrence of an event of default and the earlier of (i) an enforcement action (which has not been cured) or (ii) the tendering of a deed in lieu of foreclosure.

A “Cash Management Period” will commence upon the occurrence an event of default or the debt yield dropping below 11.0% as of the end of two consecutive calendar quarters, and will cease and terminate upon (A) the date that the debt yield is equal to or in excess of 11.0% for two consecutive calendar quarters or (B) delivery to lender of debt yield cure collateral or receipt by Lender of a debt yield cure prepayment, in each case, in satisfaction of the conditions set forth in the Staten Island Mall Loan documents.

A “Cash Sweep Period” will commence upon (i) an event of default (ii) the occurrence of the debt yield dropping below 10.50% as of the end of two consecutive calendar quarters, and will cease and terminate upon (A) the date that the debt yield is equal to or in excess of 10.5% for two consecutive calendar quarters or (B) delivery to lender of debt yield cure collateral or receipt by Lender of a debt yield cure prepayment, in each case, in satisfaction of the conditions set forth in the Staten Island Mall Loan documents or (C) in the case of a Cash Sweep Period due to the occurrence of an event of default if such event of default is thereafter cured or waived.

An “Anchor Tenant Trigger Event” means any Anchor Tenant (i) has “gone dark”, (ii) is the subject of a bankruptcy proceeding, (iii) has vacated its premises (or has given written notice of its intention to vacate), (iv) has terminated, canceled or surrendered its Anchor Lease (or delivered written notice of its intent to do so), or (v) fails to renew its Anchor Lease within the applicable renewal option period provided in such Anchor Lease.

An “Anchor Tenant” means Macy’s, JCPenney or AMC Theatres.5

An “Anchor Lease” means any lease with an Anchor Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 1 – Staten Island Mall

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Provided no event of default exists, and subject to REMIC LTV requirements, the borrowers are permitted to release or swap vacant, non-income producing and unimproved parcels (unless these requirements are waived by Lender), non-income producing parcels improved only by landscaping, or non-income producing parcels improved only by surface parking areas, and also acquire any parcels that may constitute an integral part of an individual property subject to adequate parking and other customary requirements to be set forth in the Loan Documents.

Ground Lease. None

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months. Such insurance is required to cover acts of terror or similar acts of sabotage; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as further modified, amended or extended) is no longer in effect, the borrowers will only be required to pay for terrorism insurance up to a maximum of 200% of the then annual insurance premiums payable for the Staten Island Mall Property at the time with respect to stand-alone property and business income or rental income insurance interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Hospitality – Full Service
% of IPB:	7.3%	Net Rentable Area (Rooms):	321
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Dumbo Hotel LLC	Year Built / Renovated:	2010 / 2019
Borrower Sponsor:	Lam Group	Occupancy/ ADR / RevPAR:	89.7% / $221.35 / $198.53
Interest Rate:	7.48000%	Occupancy Date:	11/30/2023
Note Date:	1/31/2024	4th Most Recent NOI (As of)(3)(5):	$2,826,478 (12/31/2020)
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of)(3)(5):	$5,893,335 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,792,801 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$12,774,618 (TTM 11/30/2023)
Original Amortization Term:	None	UW Occupancy/ADR/RevPAR:	89.7% / $221.35 / $198.53
Amortization Type:	Interest Only	UW Revenues:	$23,670,992
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$11,267,781
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,403,211
Additional Debt(1):	Yes	UW NCF:	$11,456,371
Additional Debt Balance(1):	$20,000,000	Appraised Value / Per Room:	$145,000,000 / $451,713
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/19/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$264,798
Taxes:	$11,334	$4,054	N/A	Maturity Date Loan / Room:	$264,798
Insurance:	$66,500	Springing	N/A	Cut-off Date LTV:	58.6%
Replacement Reserves:	$0	4% of Gross Revenue	N/A	Maturity Date LTV:	58.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.78x
Deferred Maintenance:	$10,313	$0	N/A	UW NOI Debt Yield:	14.6%
Other(4):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$79,802,301	93.9%
			Return of Equity	3,514,659	4.1
			Closing Costs	1,594,894	1.9
			Upfront Reserves	88,147	0.1
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Sheraton Hotel Brooklyn Mortgage Loan (as defined below) is part of a whole loan that is comprised of four pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $85,000,000 (the “Sheraton Hotel Brooklyn Whole Loan”). The Sheraton Hotel Brooklyn Whole Loan was originated by DBR Investments Co. Limited (“DBRI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Sheraton Hotel Brooklyn Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on March 6, 2024. Defeasance of the Sheraton Hotel Brooklyn Whole Loan in whole (but not in part) is permitted at any time following the earlier to occur of (i) January 31, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2024-5C25 securitization trust closing date in March 2024. The actual lockout period may be longer.
(3)	Historical financials are impacted by the borrower sponsor completing a large-scale renovation in 2019. The renovations were followed by COVID protocols resulting in disruptions of the operations.
(4)	Other reserves are comprised of a springing PIP reserve.
(5)	The 2020 and 2021 cash flows are based on the borrower’s operating statements.

The Loan. The Sheraton Hotel Brooklyn mortgage loan (the “Sheraton Hotel Brooklyn Mortgage Loan”) is part of the Sheraton Hotel Brooklyn Whole Loan that is evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000 and accrues interest at a fixed rate of 7.48000% per annum. The Sheraton Hotel Brooklyn Whole Loan is secured by the fee simple interest in the Sheraton Hotel Brooklyn, a 321-room, 25-story, full-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

service, upscale class hotel located at 228 Duffield Street in Brooklyn, New York (the “Sheraton Hotel Brooklyn Property”). The Sheraton Hotel Brooklyn Mortgage Loan, which is evidenced by controlling note A-1 and non-controlling notes A-2 and A-4, has an outstanding principal balance as of the Cut-off Date of $65,000,000.

The relationship between the holders of the Sheraton Hotel Brooklyn Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Sheraton Hotel Brooklyn Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2024-5C25 transaction. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Sheraton Hotel Brooklyn Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2024-5C25	No
A-3	$20,000,000	$20,000,000	Benchmark 2024-V6)1)	No
A-4	$10,000,000	$10,000,000	BBCMS 2024-5C25	No
Whole Loan	$85,000,000	$85,000,000

(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.

The Property. The Sheraton Hotel Brooklyn Property is a 321-room, 25-story full service hotel located in Brooklyn, New York. The hotel is located within proximity to the Brooklyn’s Borough Hall and Civic Center. The Sheraton Hotel Brooklyn Property is also near numerous cultural and entertainment attractions as it is located four blocks southeast of the Brooklyn Academy of Music and six blocks southeast of Barclay’s Center. Another major amenity in the immediate area is Fort Greene Park, located three blocks east of the hotel. The Sheraton Hotel Brooklyn Property was built in 2010. The hotel offers a restaurant, café, a rooftop bar and lounge, a fitness room, indoor pool, 3,359 square feet of indoor meeting space and a typical complement of back-of-the-house facilities. The Sheraton Hotel Brooklyn Property has operated under the Sheraton hotel brand since it was opened in 2010. The franchise agreement was recently modified with a fee reduction and extended through May 20, 2036.

The Sheraton Hotel Brooklyn Property features a total of 321 guestrooms. The room mix for the Sheraton Hotel Brooklyn Property comprises 173 King rooms (53.9% of total), 91 Double / Double rooms (28.3% of total) with one room that is a single, double bed, 22 Club King rooms (6.9% of total), 13 Club Double / Double rooms (4.0% of total) and 21 Suites (6.5% of total). Each of the guestrooms features a flat-screen television with premium channels, telephone, desk with chair, dresser, nightstands, lamps and lounge chair. The size of the standard guestrooms ranges from 200 square feet to 232 square feet. Suites are 440-488 square feet and the presidential suite measures 671 square feet.

The Sheraton Hotel Brooklyn Property has three food and beverage outlets, all of which are leased to third-party operators. The hotel’s signature restaurant (3,500 square feet) is located on the lobby level and has a seating capacity of 156. A coffee shop is located on the ground floor off the lobby fronting Duffield Street. The adjacent Aloft Hotel (the “Aloft”) is also owned by the borrower sponsor and features an upscale rooftop lounge that spans across the Aloft and the Sheraton Hotel Brooklyn Property, which is not collateral for the Sheraton Hotel Brooklyn Whole Loan. Access to the rooftop lounge can be made through either the Sheraton Hotel Brooklyn Property or the Aloft and is open to the public. The rooftop bar spans 1,800 square feet and has a capacity of 250 people. The rooftop lounge is leased by the Aloft owner to a third party pursuant to a lease that runs through May 31, 2025, with two, five-year extension options thereafter. The current annual rent is $191,860 and includes 3% annual increases. Pursuant to a rooftop rent sharing agreement, the rent payable monthly by the tenant under the rooftop lease is split 2/3 to the owner of the Aloft ($127,907 per year) and 1/3 to the borrower ($63,953 per year). The rooftop rent sharing agreement is coterminous with the rooftop lease.

The borrower sponsor acquired the land parcels for the site between 2004 and 2006 when the Sheraton Hotel Brooklyn Property was previously a multifamily townhouse and parking garage. The borrower sponsor developed the Sheraton Hotel Brooklyn Property into the Sheraton Hotel Brooklyn in 2010. The Sheraton Hotel Brooklyn Property most recently underwent a $4.5 million (approximately $14,019 per key) property improvement plan (“PIP”) renovation in 2019 for rooms and an additional $1.5 million was spent on common areas. Renovations to the guestrooms included new carpeting, wallcovering, bedding, window treatments, lamps, nightstands, and soft seating. Renovations and upgrades were also made to all the public areas. Prior to the renovation in 2019, the Sheraton Hotel Brooklyn Property was able to perform in-line with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

competitive set. According to STR, the penetration rate for 2019 was 105.3%, 97.8%, and 103.0% for occupancy, ADR, and RevPAR, respectively.

The Sheraton Hotel Brooklyn Property has shown strong performance in the last year. In the November 2023 TTM, the Sheraton Hotel Brooklyn Property had a running 12-month average occupancy of 89.7%, with an ADR of $221.35 and a RevPAR of $198.53. Compared to the Sheraton Hotel Brooklyn Property’s competitive set, the Sheraton Hotel Brooklyn Property’s performance figures represent penetration metrics of 121.3%, 92.6% and 112.2% for occupancy, ADR and RevPAR, respectively.

The Sheraton Hotel Brooklyn Property’s top corporate account is Avianca Holdings, which is a pan-regional Latin American airline with its global headquarters in Bogotá, Colombia. Avianca Holdings has been an account at the Sheraton Hotel Brooklyn Property for the past 7 years. The current rate is $206.88 per room (6.5% below the November 2023 TTM ADR of $221.35), capped at 82 rooms per day and billed on a consumption basis. In 2023, this account occupied 32,820 room nights (~28% of available room nights), which is a significant increase from 17,669 occupied room nights in 2019. The other top accounts include Expedia Group, J.P. Morgan, IBM, and Appointment Group.

The Sheraton Hotel Brooklyn Property received six “red zone” notices of default from Marriott under the franchise agreement between 2017 and 2023 as a result of low “Guest Satisfaction Survey Intent to Recommend Scores”. According to the borrower sponsor, the initial “red zone letter” was a result of high ADRs, at which time the asset was also in need of room renovations. The borrower sponsor then underwent a PIP approval process during 2018 and ultimately completed a large-scale renovation in 2019. Based on the most recent tracking period (July – December 2023), the Sheraton Hotel Brooklyn Property was in the “yellow” zone. Upon achieving the “yellow” zone status or better in two more consecutive tracking periods (January – June 2024 and July – December 2024), the hotel will successfully exit the “red” zone status.

The Sheraton Hotel Brooklyn Property benefits from a 25-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement program, which took effect in the 2009 / 2010 tax year and will continue until expiration in the 2034 / 2035 tax year, but the tax burden is reached in the 2033 / 2034 tax year. According to the appraisal, the taxable assessment for the improvements is reduced by 100% of the exemption for the first 16 years of the exemption period, then by a sliding scale of 10% per year for the remaining nine years of the exemption period. According to the appraisal, the benefit amount is equal to the value of the project (determined by the NYC Department of Finance), which is then multiplied by the benefit phase out percentage. The most recent 2023 / 2024 actual assessed value is $18.2 million, which, according to the appraisal, is assumed to grow to the total transitional assessed value of $23.1 million over the next five years. We cannot assure you that the Sheraton Hotel Brooklyn Property will continue to benefit from the tax abatement program as expected or at all. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in the Preliminary Prospectus.

Appraisal. According to the appraisal, the Sheraton Hotel Brooklyn Property had an “as-is” appraised value of $145,000,000 as of December 19, 2023. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$145,000,000	7.50%
(1)	Source: Appraisal.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the terminal capitalization rate.

Environmental. According to the Phase I environmental assessment dated December 21, 2023, there was no evidence of any recognized environmental conditions at the Sheraton Hotel Brooklyn Property.

The Market. According to a third-party report the Sheraton Hotel Brooklyn Property is part of the New York, New York lodging market and the East River-Queens/Brooklyn West, New York lodging submarket. As of January 2024, the New York lodging market contained a total of 785 hotels with a lodging inventory of 136,127 guestrooms. The New York lodging market reported an occupancy of 81.3% with an ADR of $297.68, reflecting an overall RevPAR of $242.03, which is up 20.7% over the previous running 12-month period fueled by strong growth in occupancy and ADR.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

As of November 2023, the East River-Queens/Brooklyn West lodging submarket contained a total of 80 hotels with a lodging inventory of 10,462 guestrooms. The East River-Queens/Brooklyn West lodging submarket reported the January 2024 TTM occupancy of 79.3% with an ADR of $237.38, reflecting an overall RevPAR of $188.13, which is up 16.7% over the previous corresponding TTM period. As with the overall market, RevPAR growth was driven by strong growth in occupancy and ADR.

The selected competitive hotels include: 313-room Radisson Hotel JFK Airport, 353-room LaGuardia Plaza Hotel, 666-room Marriott New York at The Brooklyn Bridge and the 93-room Nu Hotel. TTM through November 2023, the selected competitive set achieved an aggregate occupancy level of 74.0% with an ADR of $239.02, reflecting a RevPAR of $176.88, which is up 21.0% over the corresponding TTM period.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Sheraton Hotel Brooklyn Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Sheraton Hotel Brooklyn(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	79.4%	$202.90	$161.02	83.5%	$198.44	$165.77	105.3%	97.8%	103.0%
2020	53.1%	$143.06	$75.92	59.5%	$117.53	$69.90	112.1%	82.2%	92.1%
2021	65.3%	$159.13	$103.86	67.8%	$156.49	$106.11	103.9%	98.3%	102.2%
2022	68.6%	$218.09	$149.66	86.6%	$203.32	$176.16	126.3%	93.2%	117.7%
TTM(4)	74.0%	$239.02	$176.88	89.7%	$221.24	$198.53	121.3%	92.6%	112.2%
(1)	Data provided by a third party market research report.
(2)	The variances between the underwriting, appraisal and third party market research provider data with respect to Occupancy, ADR and RevPAR at the Sheraton Hotel Brooklyn Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Radisson Hotel JFK Airport, LaGuardia Plaza Hotel, Marriott New York at The Brooklyn Bridge and the Nu Hotel.
(4)	TTM represents the trailing 12-month period ending November 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

The following table presents certain information relating to the operating history and underwritten cash flows of the Sheraton Hotel Brooklyn Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022	TTM(3)	\Underwritten	Per Room(4)%	(5)
Occupancy	83.5%	58.1%	67.8%	86.6%	89.7%	89.7%
ADR	$198.44	$117.44	$156.49	$203.43	$221.35	$221.35
RevPAR	$165.77	$68.24	$106.11	$176.16	$198.53	$198.53
Room Revenue	$19,422,969	$8,017,117	$12,432,721	$20,640,317	$23,260,815	$23,260,815	$72,464	98.3%
Miscellaneous Revenue	467,919	226,658	244,635	431,810	410,177	410,177	1,278	1.7
Total Revenue	$19,890,888	$8,243,775	$12,677,356	$21,072,127	$23,670,992	$23,670,992	$73,741	100.0%
Room Expense	4,289,740	2,080,854	2,458,704	4,016,378	4,521,860	4,521,860	14,087	19.4
Miscellaneous Expenses	162,004	31,188	15,352	85,584	98,985	98,985	308	24.1
Departmental Expenses	$4,451,744	$2,112,042	$2,474,056	$4,101,962	$4,620,845	$4,620,845	$14,395	19.5%
Gross Operating Income	$15,439,144	$6,131,733	$10,203,300	$16,970,165	$19,050,147	$19,050,147	$59,346	80.5%
Operating Expenses	4,679,847	2,727,333	3,370,458	5,235,411	5,390,515	5,390,515	16,793	22.8
Gross Operating Profit	$10,759,297	$3,404,400	$6,832,842	$11,734,754	$13,659,632	$13,659,632	$42,553	57.7%
Fixed Expenses	697,944	577,922	939,507	941,953	885,014	1,256,421	3,914	5.3
Net Operating Income	$10,061,353	$2,826,478	$5,893,335	$10,792,801	$12,774,618	$12,403,211	$38,639	52.4%
FF&E	0	285,423	0	0	0	946,840	2,950	4.0
Net Cash Flow	$10,061,353	$2,541,055	$5,893,335	$10,792,801	$12,774,618	$11,456,371	$35,690	48.4%
(1)	Historical financials are impacted by the borrower sponsor completing a large-scale renovation in 2019. The renovations were followed by COVID protocols resulting in disruptions of the operations.
(2)	The 2020 and 2021 cash flows are based on the borrower’s operating statements.
(3)	TTM column reflects the trailing 12 months ending November 30, 2023.
(4)	Per Room values are based on 321 rooms.
(5)	% column represents percent of Total Revenue except for Room Expense and Miscellaneous Expenses that are based on their corresponding revenue line items.

The Borrower. The borrower is Dumbo Hotel LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Hotel Brooklyn Whole Loan.

The Borrower Sponsor. The borrower sponsor is the LAM Group, a privately held investment firm. Headquartered in New York City, the LAM Group specializes in the development of commercial, residential, retail, hospitality and mixed-use properties predominantly in New York City and across the United States.

The LAM Group was founded by the Lam Family in the 1970s and is headed by CEO and Chairman, John Lam. Various acquisitions and investment opportunities in the real estate market lead the LAM Group into the hotel industry. The LAM Group has partnered with leading hotel companies including Starwood Hotel & Resorts, Inc., Marriott International, Inc., InterContinental Hotels Group (IHG), Hilton Hotels Corporation and Wyndham Hotels & Resorts LLC. LAM Group’s portfolio consists of over 50 development projects with an additional nine hotels underway. The majority of the hotels are located in Manhattan.

Property Management. The Sheraton Hotel Brooklyn Property is managed by Real Hospitality Group, LLC, an affiliate of the borrower sponsor. Real Hospitality Group, LLC manages over 16,000 hotel rooms across its portfolio of 100+ hotel properties located throughout 23 states. Real Hospitality Group, LLC manages 39 properties flagged under Marriott International, which is the largest of any other franchise within its portfolio.

Escrows and Reserves. At origination, the borrower deposited approximately $66,500 into an upfront insurance reserve, $11,334 into an upfront tax reserve and $10,313 into an immediate repairs reserve.

Tax Escrows –The borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis, which currently equates to approximately $4,054.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender. The monthly insurance escrow is currently suspended.

Replacement Reserve – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of prior months gross revenues, which currently equates to approximately $78,903.

PIP Reserve – If a franchisor requires the borrower to implement a PIP at the Sheraton Hotel Brooklyn Property, then the borrower will pay to lender on each monthly payment date all available cash, until such time as an amount equal to 115% of the estimated costs of the PIP.

Terrorism Insurance – The Borrower is required to obtain coverage for terrorism in an amount equal to one-hundred percent (100%) of the Full Replacement Cost (as defined in the loan documents) of the Sheraton Hotel Brooklyn Property plus the rental loss and/or business interruption coverage under the Sheraton Brooklyn Hotel Whole Loan documents. For so long as the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Lockbox / Cash Management. The Sheraton Hotel Brooklyn Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Sheraton Hotel Brooklyn Property are required to be deposited directly into a lockbox account controlled by the lender (the “Lockbox Account”). All credit card receipts will be deposited by credit card processing companies directly into the clearing account, and all non-credit card receipts will be directly deposited by the property manager in the Lockbox Account within one business day of receipt thereof by the borrower or property manager. Prior to a Trigger Period (as defined below) all sums deposited into the clearing account will be transferred into the borrower’s operating account. Upon the occurrence of a trigger event, any transfers to the borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses, with any excess fund being held by the lender as additional collateral for the Sheraton Hotel Brooklyn Whole Loan.

A “Trigger Period” means a period commencing upon (i) an event of default under the Sheraton Hotel Brooklyn Whole Loan documents, (ii) the interest only debt service coverage ratio falling below 1.35x for one consecutive calculation dates (a “Low DSCR Period”), (iii) if the manager is an affiliate of borrower or guarantor and such manager will become insolvent or a debtor in any bankruptcy or insolvency proceeding, (iv) the commencement of a PIP trigger period, (v) the receipt by the borrower of a red zone notice if a new forbearance agreement (which such forbearance agreement is entered into in accordance with the terms and provisions of the loan agreement) that is in full force and effect is not delivered within thirty (30) days of the date of the red zone notice or (vi) a forbearance agreement terminates prior to the hotel achieving clean slate status; and will end, in each case provided no other Trigger Period is then continuing, if, with respect to a Trigger Period continuing due to (A) clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) clause (ii), the Low DSCR Period has ended pursuant to the terms hereof, (C) clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, such replacement manager and the borrower executed and delivered an assignment and subordination agreement satisfactory to the lender, and all the applicable requirements of the Sheraton Hotel Brooklyn loan documents are satisfied with respect thereto, (D) clause (iv), the PIP Trigger Period has ended pursuant to the terms thereof, (E) clause (v), the hotel has achieved clean slate status or the franchisor delivers an executed forbearance agreement that is in full force and effect (which such forbearance agreement is entered into in accordance with the terms and provisions of the loan agreement), or (F) clause (vi), the franchisor delivers a new executed forbearance agreement that is in full force and effect or modifies the existing forbearance agreement to extend its term (which such new or modified forbearance agreement is entered into in accordance with the terms and provisions of the loan agreement).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 2 – Sheraton Hotel Brooklyn

Partial Release. Not Permitted.

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

304 EAST 45TH STREET

Floor	Suite				
17	United Nations Unit G 1,624 SF 12/2027				
17	United Nations Unit G 8,878 SF 12/2027				
15	UN Development Programme 10,619 SF 12/2027				
14	UN Development Programme 12,614 SF 12/2027				
13	United Nations Unit G 14,588 SF 12/2027				
12	UN Development Programme 14,980 SF 12/2027				
11	UN Development Programme 17,655 SF 12/2027				
10	UN Development Programme 20,330 SF 12/2027				
9	UN Development Programme 20,330 SF 12/2027				
8	UN Development Programme 22,158 SF 12/2027				
7	United Nations Unit G 25,443 SF 12/2027				
6	United Nations Unit G 15,748 SF 12/2027	UN Development Programme 11,187 SF 12/2027			
5	UN Development Programme 26,215 SF 12/2027				
4	UN Development Programme 26,215 SF 12/2027				
3	United Nations Unit C 24,500 SF 12/2027				
2	United Nations Unit C 24,500 SF 12/2027				
1	United Nations Unit F 15,883 SF 12/2027	United Nations Unit I 12,448 SF 12/2027	Vacant 1,000 SF		
OB	UNDP 299 SF 12/2027	UN Unit F 733 SF 12/2027	UNDP Basement Suite 0003 10,758 SF 12/2027	UN Unit I 1,282 SF 12/2027	UNDP 2,092 SF 12/2027
SB	No Suites				

Vacant | Building | 2027

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	3650 REIT, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$65,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$65,000,000	Property Type - Subtype:	Office – CBD
% of IPB:	7.3%	Net Rentable Area (SF):	342,079
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	304 E. 45th LLC	Year Built / Renovated:	1929 / NAP
Borrower Sponsors:	Michael T. Cohen, Robert Getreu and Andrew H. Roos	Occupancy:	99.7%
Interest Rate:	6.91500%	Occupancy Date:	1/5/2024
Note Date:	2/20/2024	4th Most Recent NOI (As of):	$14,498,662 (12/31/2020)
Maturity Date:	3/5/2029	3rd Most Recent NOI (As of):	$13,224,282 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$13,676,917 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$13,559,890 (TTM 12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,499,629
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$3,186,789
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$11,312,840
Additional Debt:	No	UW NCF:	$10,902,345
Additional Debt Balance:	N/A	Appraised Value / Per SF(3)(4):	$138,000,000 / $403
Additional Debt Type:	N/A	Appraisal Date:	1/1/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$190
Taxes:	$14,655	$7,327	N/A	Maturity Date Loan / SF:	$190
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.1%
Replacement Reserves:	$0	$5,701	$205,247	Maturity Date LTV:	47.1%
				UW NCF DSCR:	2.39x
				UW NOI Debt Yield:	17.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$65,000,000	78.2%	Loan Payoff	$80,330,534	96.7%
Borrower Sponsor Equity	18,114,296	21.8	Closing Costs	2,769,108	3.3
			Upfront Reserves	14,655	0.0
Total Sources	$83,114,296	100.0%	Total Uses	$83,114,296	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	For a full description of Title, see “Condominium” below.
(3)	The Appraised Value is the “as is” value of $138,000,000 as of January 1, 2024, which is based on the extraordinary assumptions that (i) the UN Development Programme and the United Nations (collectively, the “UN Tenants”) will consolidate to 50% of their current footprint as of January 1, 2028 (and extend the term of their lease term by five years), and again consolidate to 50% of their then-existing footprint on January 1, 2033 (and again extend the term of their lease), (ii) the balance of the space at the 304 East 45th Street Property (as defined below) will then be leased at prevailing market terms, and (iii) the leasehold condominium structure will remain in place, but the units reverting to ownership by the borrower will be assessed a full tax liability. According to the related appraisal, the current contract rents are below market. The term of each of the UN Tenants leases is scheduled to expire on December 31, 2027, with one, five-year renewal option exercisable by the United Nations (but no renewal option exercisable by the UN Development Programme). Although according to the appraisal the observed tenant utilization at the 304 East 45th Street Property is less than 50%, neither the UN Development Programme nor the United Nations has given the borrower notice of an intention to downsize its space or to not exercise its renewal option, as applicable.
(4)	The appraisal concluded a total land value (as if vacant) of $94,000,000 resulting in a loan to land value of 69.1%.

The Loan. The 304 East 45th Street mortgage loan (the “304 East 45th Street Mortgage Loan”) is evidenced by six promissory notes in the aggregate original principal amount of $65,000,000 and secured by the borrower’s fee interest in a 342,079 square foot office property located in the Turtle Bay neighborhood of New York, New York (the “304 East 45th Street Property”). The 304 East 45th Street Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest at a rate of 6.91500% per annum on an Actual/360 basis. 3650 Real Estate Investment Trust 2 LLC is expected to contribute Note A-1, Note A-2 and Note A-6 and Bank of Montreal is expected to contribute Note A-3, Note A-4 and Note A-5.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The Property. The 304 East 45th Street Property is a 342,079 square foot office building that has been occupied by the United Nations (the “UN") since 1995 and the UN Development Programme (the “UNDP”) since 1982. The 304 East 45th Street Property is located on 45th Street between 1st and 2nd Avenues, adjacent to Two UN Plaza and one-half block west from the United Nation Headquarters.

Major Tenants.

UNDP (195,452 square feet; 57.1% of NRA; 30.1% of underwritten base rent). The UNDP is the UN's global development network, an organization advocating for change and connecting countries to knowledge, experience and resources to help people build a better life. The UNDP works on the ground in 170 countries, supporting its national partners to build their own solutions to global and national development challenges. The UNDP currently occupies 10 floors at the 304 East 45th Street Property. The UNDP affiliates at the 304 East 45th Street Property include the Global Policy Network and Crises Bureau, the Human Development Report Office and the World Association of Former United Nations Interns and Fellows. The UNDP has been a tenant at the 304 East 45th Street Property since December of 1982, and its leases are set to expire on December 31, 2027, with one five-year extension option remaining. The UNDP, has the right to terminate its lease so long as it is not then in default beyond any applicable grace, notice and cure period, and if either (i) the UNDP has substantially ceased, in its entirety, its operations within the United States; or (ii) the UNDP has substantially ceased, in its entirety, receiving funding from its funding or governing authority. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the termination date stated in such notice. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

UN (145,627 square feet; 42.6% of NRA; 69.9% of underwritten base rent). The UN was created in 1945 with a mandate to maintain international peace and security. The UN is one component of the United Nations System. The UN currently occupies eight floors at the 304 East 45th Street Property. The UN affiliates at the 304 East 45th Street Property include the Critical Incident Stress Management Unit, the Office of the Special Representative to the Secretary General on Violence against Children, the Office of the Special Representative to the Secretary General on Children and Armed Conflict and the Millenium Development Campaign. The UN has been a tenant at the 304 East 45th Street Property since July 1995 and its leases are set to expire on December 31, 2027, with one, five-year extension option remaining. The UN has no termination options. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

Environmental. According to the Phase I environmental assessment dated October 18, 2023, there was no evidence of any recognized environmental conditions at the 304 East 45th Street Property.

The following table presents certain information relating to the historical occupancy of the 304 East 45th Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
99.7%	99.7%	99.7%	99.7%
(1)	Historical occupancies are as of December 31 of each respective year unless stated otherwise.
(2)	Current occupancy is as of January 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The following table presents certain information relating to the largest tenants based on net rentable area at the 304 East 45th Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
UN Development Programme	NR / NR / NR	195,452	57.1%	$24.43	$4,774,525	30.1%	12/31/2027
United Nations	NR / NR / NR	145,627	42.6	$76.06	11,076,969	69.9	12/31/2027
Occupied Collateral Total / Wtd. Avg.		341,079	99.7%	$46.47	$15,851,494	100.0%
Vacant Space		1,000	0.3
Collateral Total		342,079	100.0%

(1)	Based on the underwritten rent roll dated January 5, 2024, with rent steps totaling approximately $253,416 through January 1, 2025.

The following table presents certain information relating to the tenant lease expirations at the 304 East 45th Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,000	0.3%	NAP	NAP	1,000	0.3%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	1,000	0.3%	$0	0.0%
2025	0	0	0.0	0	0.0	1,000	0.3%	$0	0.0%
2026	0	0	0.0	0	0.0	1,000	0.3%	$0	0.0%
2027	2	341,079	99.7	15,851,494	100.0	342,079	100.0%	$15,851,494	100.0%
2028	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2029	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2030	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2031	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2032	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2033	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2034	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
2035 & Beyond	0	0	0.0	0	0.0	342,079	100.0%	$15,851,494	100.0%
Total	2	342,079	100.0%	$15,851,494	100.0%
(1)	Based on the underwritten rent roll dated January 5, 2024, with rent steps totaling $253,416 through January 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The following table presents certain information relating to the historical and underwritten cash flows of the 304 East 45th Street Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$19,890,840	$18,622,070	$19,206,654	$18,027,130	$15,598,078	$45.60	102.2%
Rent Steps(3)	0	0	0	0	253,416	0.74	1.7
Vacant Income	0	0	0	0	80,000	0.23	0.5
Gross Potential Rent	$19,890,840	$18,622,070	$19,206,654	$18,027,130	$15,931,494	$46.57	104.4%
Total Reimbursements	(2,205,627)	(2,171,573)	(2,133,824)	(1,086,867)	(664,866)	(1.94)	(4.4)
Net Rental Income	$17,685,213	$16,450,497	$17,072,830	$16,940,263	$15,266,628	$44.63	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(766,998)	(2.24)	(5.0)
Effective Gross Income	$17,685,213	$16,450,497	$17,072,830	$16,940,263	$14,499,629	$42.39	95.0%

Total Expenses	$3,186,551	$3,226,216	$3,395,913	$3,380,373	$3,186,789	$9.32	22.0%

Net Operating Income	$14,498,662	$13,224,282	$13,676,917	$13,559,890	$11,312,840	$33.07	78.0%

Total TI/LC	0	0	0	0	342,079	1.00	2.4
Capex/RR	0	0	0	0	68,416	0.20	0.5
Net Cash Flow	$14,498,662	$13,224,282	$13,676,917	$13,559,890	$10,902,345	$31.87	75.2%
(1)	TTM represents the trailing 12-month period ending December 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rent Steps of $253,416 are through January 1, 2025.

The Market. The 304 East 45th Street Property is located in New York, New York. The 304 East 45th Street Property is situated in the New York Metro Office Market which is part of the New York metropolitan statistical area and the U.N. Plaza submarket. The 304 East 45th Street Property is located immediately adjacent to FDR Drive, offers north-south access within the city and is near Grand Central station. As of the third quarter of 2023, the U.N. Plaza submarket contains approximately 5.1 million square feet, a vacancy rate of 6.1% and asking rent of $59.53 per square foot. Per the appraisal, citing a third-party market research report as of 2024, the estimated population within a one-, three- and five-mile radius of the 304 East 45th Street Property was 164,865, 1,343,579 and 3,090,144, respectively. The estimated median household income within the same radii was $137,768, $107,976 and $90,574, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

The following table presents office rental data for comparable office property leases with respect to the 304 East 45th Street Property:

Comparable Office Rental Summary(1)
Property	Year Built	Occ.	Size (SF)	Tenants	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
304 East 45th Street New York, NY	1929	99.7%(2)	342,079(2)	UN Development Programme(2) United Nations(2)	341,079(2)	$46.47(2)	Various(2)(3)	3.8(2)	Gross
800 Third Avenue New York, NY	1972	NAV	544,548	Affiliates Risk Management Services	11,300	$56.00	Oct-2023	11.0	Modified Gross
733 Third Avenue New York, NY	1961	NAV	445,000	Marwood Group	18,960	$58.00	Aug-2023	11.7	Modified Gross
730 Third Ave New York, NY	1959	NAV	665,110	TIAA	29,685	$75.00	Aug-2023	13.7	Modified Gross
885 Second Ave New York, NY	1972	NAV	814,638	Perm. Mission of the UK to the UN	48,363	$75.00	May-2023	16.3	Modified Gross
155 East 44th St New York, NY	1931	NAV	432,381	Teladoc Health, Inc.	6,788	$68.00	Apr-2023	8.5	Modified Gross
300 East 42nd Street New York, NY	1963	NAV	237,470	The Consulate General of Jamaica	42,500	$60.00	Jan-2023	20.8	Modified Gross
730 Third Ave New York, NY	1959	NAV	665,110	Goulston & Storrs	29,520	$67.00	Sep-2022	12.3	Modified Gross
220 East 42nd St New York, NY	1928	NAV	1,096,067	UN Women	85,522	$56.00	Mar-2022	11.0	Modified Gross
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 5, 2024. with rent steps totaling approximately $253,416 through January 1, 2025.
(3)	The UNDP signed their lease for 150,061 square feet commencing on December 1, 1982, followed by an additional 22,158 square feet and 23,233 square feet commencing on March 1, 1998 and December 2, 1998, respectively. The UN signed their lease for 49,000 square feet commencing on July 1, 1995, followed by an additional 16,616 square feet, 51,693 square feet, 13,730 square feet and 14,588 square feet commencing on August 26, 2000, August 1, 2002, November 1, 2004 and June 16, 2005, respectively.

The following table presents certain information relating to comparable sales for the 304 East 45th Street Property:

Comparable Sales(1)
Property	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
304 East 45th Street New York, NY	NAP	342,079(2)	99.7%(2)	NAP	NAP	NAP
1410 Broadway New York, NY	Jan-2024	394,000	96.0%	$170,000,000	$431.47	$366.75
110 West 32nd Street New York, NY	Sep-2023	113,409	0.0%	$37,000,000	$326.25	$391.50
875 Sixth Avenue New York, NY	Jun-2023	265,000	65.0%	$92,500,000	$349.06	$401.42
126 East 56th Street New York, NY	Apr-2023	171,571	80.0%	$113,000,000	$658.62	$437.98
830 Third Avenue New York, NY	Aug-2022	147,068	62.0%	$72,000,000	$489.57	$352.49
498 Seventh Avenue New York, NY	Dec-2021	960,000	91.0%	$680,000,000	$708.33	$481.67
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 5, 2024.

The Borrower. The borrower is 304 E. 45th LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 304 East 45th Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Michael T. Cohen, Robert Getreu and Andrew H. Roos. The borrower sponsors are the managing principals of Williams Equities. Williams Equities was founded in 1926 by Victor Cohen and Sydney Roos.

Michael T. Cohen is the Tri-State President of the NYC office of Colliers International. When the firm operated as GVA Williams, Mr. Cohen was the third generation of his family to head the firm. He chaired GVA Williams’ Executive Committee and was the founding partner and chairman of GVA Worldwide Ltd.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

Robert Getreu is an Executive Vice President in Colliers International’s New York office where he focuses on the operation, leasing and redevelopment of properties. Mr. Getreu joined Colliers International's predecessor firm, GVA Williams, in 1992.

Andrew H. Roos is a Vice Chairman of Colliers International's Manhattan office. Prior to the merger with First Service Corporation, he was a principal of Williams Real Estate.

Property Management. The 304 East 45th Street Property is managed by Colliers International NY LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $14,655 for real estate taxes.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $7,327.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 304 East 45th Street Mortgage Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserves – On each monthly payment date, the borrower is required to escrow approximately $5,701 for replacement reserves (approximately $0.20 per square foot annually). The reserve is subject to a cap of approximately $205,247.

Lockbox / Cash Management. The 304 East 45th Street Mortgage Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to deliver tenant direction letters instructing all tenants of the 304 East 45th Street Property to remit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 304 East 45th Street Property to be deposited into such lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied and disbursed in accordance with the 304 East 45th Street Mortgage Loan documents. During the continuance of a Cash Trap Event Period (as defined below), any excess cash flow will be deposited during the continuance of a Cash Trap Event Period (x) continuing solely as a result of a Lease Sweep Period, into a lease sweep reserve subaccount, or (y) other than a Cash Trap Event Period continuing solely because of the continuance of a Lease Sweep Period, into the cash collateral reserve subaccount. As long as no Cash Trap Event Period is in effect, any excess cash flow is required to be transferred to the borrower.

A “Cash Trap Event Period” means a period commencing upon the earlier of: (i) the occurrence of an event of default under the 304 East 45th Street Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.70x; or (iii) the commencement of a Lease Sweep Period (as defined below), which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with: (A) clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default; (B) clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.75x for two consecutive calendar quarters; or (C) clause (iii) above, such Lease Sweep Period has ended pursuant to the terms of the 304 East 45th Street Mortgage Loan documents.

A “Lease Sweep Period” will commence on the occurrence of any of the following: (i) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (a) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease and (b) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (iii) the date that (x) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or (y) the borrower or manager receives notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date, (iv) the date that any tenant under a Lease Sweep Lease goes dark or vacates its premises (or any material portion thereof) or gives notice that it intends to do the foregoing, (v) upon a monetary default or material non-monetary default (beyond any applicable cure period) under a Lease Sweep Lease by the tenant under such lease that continues beyond any applicable notice and cure period, or (vi)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 304 East 45th Street

the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below), and the Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) above, upon the occurrence of an Acceptable Lease Sweep Lease Event (as defined below), (B) in the case of clause (ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived or revoked in writing by the related tenant; (C) in the case of clause (iii)(b) above, such notice of surrender, cancellation or termination is validly and irrevocably revoked in writing by the related tenant; (D) in the case of clause (iv) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its space demised under the applicable Lease Sweep Lease at the 304 East 45th Street Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure; (E) in the case of clause (v) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; and (F) in the case of clause (vi) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been terminated for a period of at least two consecutive calendar quarters and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (a) each of (i) the United Nations lease and (ii) the UNDP lease, (b) any renewal of either of the foregoing leases or (c) any other lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 35,000 or more rentable square feet of the improvements.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (A) the admission in writing by any Lease Sweep Tenant Party (as defined below) of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by any Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant Party of any insolvency law, the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law or (B) the instituting of any proceeding against or with respect to any Lease Sweep Tenant Party seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant Party consents to or acquiesces in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease (or its direct or indirect parent company (if any)) or the lease guarantor under any Lease Sweep Lease.

An “Acceptable Lease Sweep Lease Event” means the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases in accordance with the 304 East 45th Street Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Condominium. With respect to the 304 East 45th Street Mortgage Loan, in order for the 304 East 45th Street Property to benefit from a real property tax exemption based on the tax exempt status of the UN Tenants, the 304 East 45th Street Property is subject to a condominium regime, whereby title to eight of the nine condominium units comprising the 304 East 45th Street Property, is held by the UN Tenants, as applicable, with the borrower having a reversionary interest in fee title to such condominium units. The borrower has retained fee ownership of and responsibility to pay real property taxes on the remaining condominium unit, representing approximately 1.64% of the interest in the condominium’s common elements. Each deed from the borrower to the UN Tenants contains such reversionary interest and states that the reversion is automatic upon the occurrence of certain events (e.g., (i) if the applicable overlease/master lease or space lease goes away, (ii) if the UN Tenants attempt to convey, assign or encumber its fee interest, (iii) if the UN Tenants default under a space lease beyond the applicable cure period (and 30 days has elapsed since the expiration of such cure period) or (iv) if the borrower gives notice that one of the other condominium units has been reconveyed back to the borrower and the borrower is electing to have the unit in question conveyed back to the borrower). The reversion is also discussed in certain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 3 – 304 East 45th Street

escrow agreements pursuant to which First American Title Insurance Company is holding the deeds with the reversionary interests from the UN Tenants back to the borrower. Each of the condominium units is master leased from the UN Tenants to the borrower pursuant to various “overleases”, and the borrower in turn then subleases each of the condominium units back to the UN Tenants pursuant to separate space leases for each of the condominium units. All rent due under the master leases has been paid in full. The condominium documents provide that for so long as the overleases are in effect, the borrower has control over each of the condominium units despite title being held by the UN Tenants. Similar to a loan with a payment in lieu of taxes structure, the lender has a fee and leasehold mortgage that is secured by: (i) the borrower’s leasehold interest in the 304 East 45th Street Property, (ii) the borrower’s fee or reversionary interest in the fee interest in the 304 East 45th Street Property and (iii) the fee interest in the 304 East 45th Street Property through the UN Tenants joinder to the mortgage. As such, the lender has the ability to foreclose on either: (i) the leasehold interest in the 304 East 45th Street Property or (ii) both the fee and the leasehold interests in the 304 East 45th Street Property. If the lender elects to only foreclose on the borrower’s leasehold interest in the 304 East 45th Street Property and keep the UN Tenants as tenants (i.e., a scenario in which the borrower is in default under the loan documents, but the UN Tenants are not in default under the applicable space lease), the lender has retained the ability to ultimately obtain fee title to the 304 East 45th Street Property if the UN Tenants were to default on any of its space leases at a later date. In connection with the foregoing, pursuant to an escrow arrangement among the borrower, the UN Tenants, the lender and First American Title Insurance Company, the UN Tenants have delivered deeds “in blank” to First American Title Insurance Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$63,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$63,000,000	Property Type – Subtype:	Mixed Use – R&D / Office
% of IPB:	7.1%	Net Rentable Area (SF):	577,956
Loan Purpose:	Recapitalization	Location:	Milpitas, CA
Borrower:	WDMICA001 LP	Year Built / Renovated:	1991-1995 / 2012
Borrower Sponsors:	Blue Owl Capital, Inc. and Blue Owl Real Estate Capital, LLC	Occupancy:	100.0%
Interest Rate:	6.84400%	Occupancy Date:	2/9/2024
Note Date:	2/9/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	2/11/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$19,594,476
Call Protection(2):	L(12),YM1(13),DorYM1(28),O(7)	UW Expenses:	$4,495,012
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,099,464
Additional Debt(1):	Yes	UW NCF:	$14,231,829
Additional Debt Balance(1):	$63,000,000	Appraised Value / Per SF:	$197,000,000 / $341
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/5/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$218
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	64.0%
				UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$126,000,000	64.1%	Purchase Price(6)	$192,450,000	97.9%
Borrower Equity(5)	70,581,281	35.9	Closing Costs(7)	4,131,281	2.1
Total Sources	$196,581,281	100.0%	Total Uses	$196,581,281	100.0%
(1)	The Western Digital Milpitas Campus Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $126.0 million (the “Western Digital Milpitas Campus Whole Loan”). The Financial Information in the chart above reflects the Western Digital Milpitas Campus Whole Loan.
(2)	Defeasance of the Western Digital Milpitas Campus Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 9, 2027. The Western Digital Milpitas Campus Whole Loan may be voluntarily prepaid in full, but not in part, on or after the payment date in March 2025, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2028. The Western Digital Milpitas Campus Whole Loan may be voluntarily prepaid at any time on or after the payment date in August 2028 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C25 securitization trust in March 2024. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical cash flows are unavailable as the Western Digital Milpitas Campus Property (as defined below) was acquired in September 2023 as part of the sale leaseback transaction with Western Digital (as defined below) simultaneously executing its lease.
(5)	Borrower Equity reflects the aggregate equity in connection with the initial September 2023 acquisition and refinance.
(6)	The borrower acquired the Western Digital Milpitas Campus Property in September 2023 with financing provided via a bridge loan from UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”). Approximately $124.9 million of the Western Digital Milpitas Campus Whole Loan net proceeds were used to payoff the prior bridge loan. Purchase Price above is reflective of the total purchase price in connection with the September 2023 acquisition.
(7)	Closing Costs reflects the aggregate closing costs in connection with the initial September 2023 acquisition and refinance.

The Loan. The Western Digital Milpitas Campus mortgage loan (the “Western Digital Milpitas Campus Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a multi-building R&D and office campus consisting of 577,956 square feet located in Milpitas, California (the “Western Digital Milpitas Campus Property”). The Western Digital Milpitas Campus Whole Loan has a five-year interest-only term and accrues interest at a rate of 6.84400% per annum on an Actual/360 basis. The Western Digital Milpitas Campus Whole Loan was co-originated on February 9, 2024 by UBS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

AG and JPMorgan Chase Bank, National Association (“JPM”). The controlling Note A-1 and non-controlling Notes A-2, A-3 and A-4, with an aggregate original principal balance of $63,000,000, will be included in the BBCMS 2024-5C25 securitization trust. The remaining notes are currently held by JPM or its affiliates and are expected to be contributed to one or more future securitization trust(s). The Western Digital Milpitas Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2024-5C25	No
A-3	$10,000,000	$10,000,000	BBCMS 2024-5C25	No
A-4	$13,000,000	$13,000,000	BBCMS 2024-5C25	No
A-5(1)	$30,000,000	$30,000,000	JPM	No
A-6(1)	$28,000,000	$28,000,000	JPM	No
A-7(1)	$5,000,000	$5,000,000	JPM	No
Whole Loan	$126,000,000	$126,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Western Digital Milpitas Campus Property is a multi-building R&D and office campus utilized for various R&D, office, cleanroom and wet/dry lab uses. The Western Digital Milpitas Campus Property is comprised of five, two-story walk-way buildings totaling 577,956 square feet located in Milpitas, California. As of February 9, 2024, the Western Digital Milpitas Campus Property was 100.0% leased to Western Digital Technologies, Inc. (“Western Digital”) (Moody’s/S&P/Fitch: Ba2/BB/BB+). As part of a sale-leaseback transaction in September 2023, Western Digital executed an approximately 15-year lease with a starting annual base rental rate of approximately $15.6 million and a scheduled expiration date of January 1, 2039. Western Digital Corporation, the parent company of Western Digital, delivered a guaranty of such lease. Western Digital has no early termination or purchase options and has three, five-year and one, four-year renewal options remaining.

The Western Digital Milpitas Campus Property is operated as a high-tech R&D and office facility for Western Digital’s flash memory R&D operations. The Western Digital Milpitas Campus Property was constructed in phases between 1991 and 1995, renovated in 2012, and is situated on an approximately 37.1-acre site with 1,971 parking spaces, resulting in a parking ratio of 3.41 spaces per 1,000 square feet. The Western Digital Milpitas Campus Property features office space, comprising approximately 25.5% of net rentable area, ceiling clear heights ranging from 16’-5” to 22’-11”, four dock-high doors and three drive-in doors.

Western Digital Milpitas Campus Building Summary(1)
Address	Subtype	Net Rentable Area (SF)	% of Total NRA	Year Built	Building Height (Ft.)	Dock-High Doors	Drive-In Doors
951 Sandisk Drive	Administrative / Office	170,716	29.5%	1991	16’-5”	0	0
1051 Sandisk Drive	R&D / Office	153,821	26.6%	1991	22’-11”	1	1
901 Sandisk Drive	R&D / Office	60,885	10.5%	1993	16’-5”	0	0
1001 Sandisk Drive	R&D / Office	98,145	17.0%	1993	16’-5”	1	1
1101 Sandisk Drive	R&D / Office	94,389	16.3%	1995	16’-5”	2	1
Total		577,956	100.0%			4	3
(1)	Information obtained from the appraisal unless otherwise indicated.

Western Digital acquired the Western Digital Milpitas Campus Property upon acquisition of SanDisk Corporation (“SanDisk”) in May 2016. The Western Digital Milpitas Campus Property consists of approximately 74.5% of R&D space, inclusive of laboratory, telecom and vacuum chamber space, with the remaining approximately 25.5% consisting of administrative office space. Since acquisition, Western Digital has spent approximately $372.8 million (approximately $645 PSF) in land and building costs, machinery, software, information technology and furniture/fixtures. Western Digital invested approximately $211.6 million in property improvements in 2016 in connection with the acquisition and has subsequently invested an average of $23.0 million per year into the facilities from 2017 to 2023. Recent building improvements consist of roof replacements at the 1051 Sandisk Drive building, the addition of chamber lab rooms in the 1001 Sandisk Drive building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

and a new auditorium and conference center/event space with new AV equipment, among other mission critical R&D items. Additionally, Western Digital secured $350.0 million from the “CHIPS” Act of 2022, with proceeds going towards expanding and improving existing sites.

Sole Tenant.

Western Digital (577,956 square feet; 100.0% of NRA; 100.0% of underwritten rent; Moody’s/S&P/Fitch: Ba2/BB/BB+): Founded in 1970 in Santa Ana, California, Western Digital is a developer, manufacturer and provider of data storage devices and solutions based on both rotating magnetic or non-volatile memory storage (“NAND”) flash and hard disk drive technologies. Western Digital is headquartered in San Jose, California and provides dedicated flash-based products (“Flash”) and hard disk drives (“HDD”) technologies and delivers Flash and HDD storage solutions for students, gamers, home offices, large enterprises and public clouds in order to capture, preserve, access and transform diversity of data. Western Digital has a patent portfolio of approximately 13,000 active patents worldwide.

Western Digital has been in occupancy at the Western Digital Milpitas Campus Property since acquiring SanDisk in 2016. As part of a sale-leaseback transaction, Western Digital executed a 15-year lease effective September 2023, with a starting annual base rental rate of $27.00 PSF, increasing to $27.81 PSF on January 1, 2025, and by 3.0% on January 1st of each year thereafter. Western Digital Milpitas Campus’s current lease has a scheduled expiration date of January 1, 2039, with three, five-year and one, four-year renewal options remaining and no termination options.

Environmental. According to the Phase I environmental report dated June 26, 2023, there was no evidence of any recognized environmental conditions at the Western Digital Milpitas Campus Property.

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of February 9, 2024.

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Western Digital	Ba2/BB/BB+	577,956	100.0%	$27.81	$16,072,956	100.0%	1/1/2039

Total Occupied		577,956	100.0%	$27.81	$16,072,956	100.0%

Vacant Space		0	0.0%

Total / Wtd. Avg.		577,956	100.0%

(1)	Based on the underwritten rent roll dated February 9, 2024, inclusive of rent steps through January 2025 totaling $468,144.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035 & Beyond	1	577,956	100.0	16,072,956	100.0	577,956	100.0%	$16,072,956	100.0%
Total	1	577,956	100.0%	$16,072,956	100.0%
(1)	Based on the underwritten rent roll dated February 9, 2024, inclusive of rent steps through January 2025 totaling $468,144.

Operating History and Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place	$15,604,812	$27.00	75.7%
Rent Steps(4)	468,144	0.81	2.3
Vacancy Gross Up	0	0.00	0.0
Gross Potential Rent	$16,072,956	$27.81	77.9%
Total Reimbursements	4,552,807	7.88	22.1
Net Rental Income	$20,625,764	$35.69	100.0%
(Vacancy/Credit Loss)	(1,031,288)	(1.78)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$19,594,476	$33.90	95.0%
Total Expenses	$4,495,012	$7.78	22.9%
Net Operating Income	$15,099,464	$26.13	77.1%
Capital Expenditures	57,796	0.10	0.3
TI/LC	809,839	1.40	4.1
Net Cash Flow	$14,231,829	$24.62	72.6%
(1)	Based on the underwritten rent roll dated February 9, 2024.
(2)	Historical cash flows are unavailable as the Western Digital Milpitas Campus Property was acquired in September 2023 as part of the sale leaseback transaction with Western Digital simultaneously executing its lease.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes rent steps through January 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

The Market. The Western Digital Milpitas Campus Property is located in Milpitas, California, within Silicon Valley, which is composed of San Mateo County and Santa Clara County. Silicon Valley is part of the greater San Jose-San Francisco-Oakland CA Combined Statistical Area, according to the appraisal. The Western Digital Milpitas Campus Property is located along the north side of Sandisk Drive, between McCarthy Boulevard to the east and Murphy Ranch Road to the west, within the city limits of Milpitas, Santa Clara County, California. Technology Drive forms the northern boundary of the Western Digital Milpitas Campus Property. The Western Digital Milpitas Campus Property is situated approximately six miles north of Downtown San Jose and approximately 40 miles southeast of San Francisco. According to the appraisal, Milpitas is home to the headquarters of Adaptec, Aerohive Networks, FireEye, Intersil, SonicWall, IXYS Corporation, Viavi Solutions, Lumentum Holdings (formerly JDSU), KLA-Tencor, Linear Technology, LTX-Credence, SCA, Sigma Designs and Flex. Many other companies have corporate offices in Milpitas including Hewlett Packard Enterprise, Cisco Systems, Renesas, Infineon Technologies, Varian Medical Systems, Teledyne, Quantum, LifeScan and International Microsystems Inc.

The Western Digital Milpitas Campus Property is 2.4 miles west of the Milpitas BART Station, part of the San Francisco Bay Area Rapid Transit District, a heavy-rail public transit system with 131 miles of track and 50 stations operating in five counties (San Francisco, San Mateo, Alameda, Contra Costa and Santa Clara) and connecting the San Francisco Peninsula with communities in the East Bay and South Bay. The Western Digital Milpitas Campus Property is approximately 5.1 miles north of the San Jose Mineta International Airport, approximately 28 miles to the southeast of the San Francisco International Airport and approximately 26 miles to the south of the Oakland International Airport.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Western Digital Milpitas Campus Property was 10,357, 149,907 and 309,053, respectively. The estimated 2024 average household income within the same radii was $275,960, $235,463 and $223,048, respectively. Furthermore, the top two employment industries within the Silicon Valley area are education and health services and manufacturing sectors accounting for 15.1% and 12.8% of total employment, respectively.

According to a third-party market research report, the Western Digital Milpitas Campus Property is situated in the Milpitas industrial submarket, which contained approximately 18.4 million square feet of industrial space as of the second quarter of 2023. The Milpitas industrial submarket reported a vacancy rate of 7.1% with an average asking rental rate of $20.77 per square foot. The appraiser concluded an industrial market rent of $27.00 per square foot for the Western Digital Milpitas Campus Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 4 – Western Digital Milpitas Campus

The following table presents recent leasing data at comparable properties to the Western Digital Milpitas Campus Property:

Comparable Industrial Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
Western Digital Milpitas Campus Milpitas, CA	1991-1995 / 2012	577,956(2)	Western Digital(2)	Sep-23 / 15.3(2)	577,956(2)	$27.81(2)	NNN
3151 Zanker Road San Jose, CA	1990 / 2020	201,500	NIO	Oct-23 / 10.0	201,500	$31.80	Net
170 Baytech Drive San Jose, CA	1997 / NAP	158,211	Procept BioRobotics	Dec-22 / 10.2	158,211	$27.24	Net
1750 Automation Parkway San Jose, CA	1998 / NAP	222,381	Quantumscape	Jan-22 / 10.5	222,381	$23.88	Net
90 Rio Robles San Jose, CA	1984 / 2020	102,375	ADI/Maxim	Jan-22 / 11.0	102,375	$29.40	Net
1710 Automation Parkway San Jose, CA	1997 / 2020	196,647	QuantumScape Battery	Dec-21 / 10.8	196,647	$24.36	Net
3850 North First Street San Jose, CA	1991 / NAP	179,232	Microchip Technology	Sep-20 / 10.0	179,232	$30.00	Net
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 9, 2024, inclusive of rent steps through January 2025 totaling $468,144.

The Borrower. The borrower is WDMICA001 LP, a special purpose, bankruptcy-remote entity and a Delaware limited partnership with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Western Digital Milpitas Campus Whole Loan.

The Borrower Sponsors. The borrower sponsors are Blue Owl Capital, Inc., a Delaware corporation, and Blue Owl Real Estate Capital, LLC, a Delaware limited liability company. The non-recourse carveout guarantors of the Western Digital Milpitas Campus Whole Loan are Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP and Blue Owl Real Estate Fund VI (B) LP.

Blue Owl Real Estate, a division of Blue Owl, offers flexible capital solutions to investment-grade and creditworthy tenants across asset classes and geographies. Blue Owl Real Estate has completed over 180 deals and the firm has over $26.9 billion in assets under management across over 1,875 real estate assets owned. Blue Owl Real Estate’s products are offered primarily through permanent capital vehicles, including its recently launched real estate investment trusts and long-dated private funds. Blue Owl is a global alternative asset manager with over $165.0 billion in assets under management as of December 31, 2023. Blue Owl deploys private capital across three divisions: Direct Lending, GP Capital Solutions and Real Estate. As of December 31, 2023, Blue Owl employs over 685 people across 10 offices globally.

Property Management. The Western Digital Milpitas Campus Property is self-managed by Western Digital.

Escrows and Reserves.

Tax Escrows – On each monthly payment date, the borrower is required to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lenders reasonably estimate will be payable during the ensuing 12 months, unless the Reserve Waiver Conditions (as defined below) are satisfied.

Insurance Escrows – On each monthly payment date during a Material Tenant Trigger Event (as defined below), the borrower is required to escrow 1/12th of the annual estimated insurance payments, unless a blanket policy is in place or the Reserve Waiver Conditions are satisfied.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $7,224 for replacement reserves, unless (a) no event of default has occurred and is continuing, (b) the Western Digital lease (or a replacement qualified lease) is in full force and effect and no Material Tenant Trigger Event exists and is continuing and (c)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Western Digital maintains the Western Digital Milpitas Campus Property in good, clean, sanitary, safe and working order, condition and repair.

The “Reserve Waiver Conditions” means each of the following conditions: (i) no event of default has occurred and is continuing, (ii) the Western Digital lease (or a replacement qualified lease) is in full force and effect and (x) no material monetary (including, without limitation, any failure to pay rent due thereunder) or material non-monetary event of default, beyond any applicable notice and cure periods, under the Western Digital lease (or a replacement qualified lease) exists and (y) no other Material Tenant Trigger Event exists, (iii) Western Digital (or a Material Tenant (as defined below) under a replacement qualified lease) is required under its lease to make the payments relating to the obligations and liabilities for which the applicable reserve account was established, (iv) Western Digital (or a Material Tenant under a replacement qualified lease) continues to make the payments relating to the obligations and liabilities for which the applicable reserve account was established and the borrower delivers evidence of the same to the lenders in a timely manner and (v) solely with respect to the insurance escrows reserve, the borrower maintains such supplemental insurance coverage (including any supplemental terrorism insurance policies).

Lockbox / Cash Management. The Western Digital Milpitas Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Western Digital Milpitas Campus Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Western Digital Milpitas Campus Whole Loan, operating expenses, cash management bank fees and required REIT distributions (not to exceed the greater of $250,000 or 10% of all deposits made into an excess cash account during a calendar year)) are required to be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover account (subject to the following caps: to (A) if a Material Tenant Trigger Event is caused by the occurrence of clause (i), (ii), (iii), (iv) or (viii) in the definition of “Material Tenant Trigger Event,” the 24-Month Rent Amount (as defined below) or (B) if a Material Tenant Trigger Event is caused by the occurrence of clause (v), (vi) or (vii) in the definition of “Material Tenant Trigger Event,” the 36-Month Rent Amount (as defined below). If a Material Tenant Trigger Event is caused by the occurrence of clause (ix) in the definition of “Material Tenant Trigger Event,” there will be no cap.) or (b) if no Material Tenant Trigger Event has occurred and is continuing, to the lender-controlled excess cash flow account.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the borrower’s general partner or the guarantors, (iii) the trailing 12-month period adjusted net operating income debt yield falling below 10.0% for two consecutive calendar quarters or (iv) a Material Tenant Trigger Event, and expiring upon with respect to (a) clause (i) above, the cure of such event of default and the acceptance of such cure by the lenders, (b) clause (ii) above, the filing being discharged or dismissed within 90 days, and the lenders’ determination that such filing does not materially increase the borrower’s, the borrower’s general partner’s or the guarantors’ monetary obligations, or materially and adversely affect the borrower’s general partner’s or the guarantors’ ability to carry out their obligations under the Western Digital Milpitas Campus Whole Loan documents, as applicable, (c) clause (iii) above, the trailing 12-month period adjusted net operating income debt yield being at least 10.0% for two calendar quarters or (d) clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its respective Material Tenant lease, if the applicable Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion exceeding 20% of its Material Tenant space, (viii) if both Material Tenant and guarantor of any Material Tenant lease fail to maintain any two of the following credit ratings: (A) a long term local issuer credit rating of at least “BB-” by S&P, (B) a senior unsecured debt rating of at least “Ba3” by Moody’s and (C) a senior unsecured debt rating of at least “BB-” by Fitch, or (ix) if both Material Tenant and guarantor of any Material Tenant lease fail to maintain all of the following credit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ratings: (A) a long term local issuer credit rating of at least “B+” by S&P, (B) a senior unsecured debt rating of at least “B1” by Moody’s and (C) a senior unsecured debt rating of at least “B+” by Fitch, and expiring upon (a) with respect to clause (i), (ii), (iii) or (vi) above, the date that (x) other than with respect to clause (vi) above, the applicable Material Tenant lease is extended on terms satisfying the requirements of the Western Digital Milpitas Campus Whole Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements of the Western Digital Milpitas Campus Whole Loan documents, (b) with respect to solely clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to solely clause (iv) above, a cure of the applicable event of default, (d) with respect to solely clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to solely clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof as the case may be, such that less than 20% of such Material Tenant space at the Western Digital Milpitas Campus Property, in each case, is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the Western Digital Milpitas Campus Property or a portion thereof, (f) with respect to solely clause (viii) above, the borrower either (1) delivers one or more letters of credit in an aggregate amount equal to the aggregate base rent scheduled to be paid by the Material Tenant to the borrower under such Material Tenant lease from the date of delivery of such letter of credit until the date that is 24 months thereafter (the “24-Month Rent Amount”) or (2) delivers to the lenders cash collateral (from funds other than rents payable from and after the date of such Material Tenant Trigger Event) in an amount equal to the 24-Month Rent Amount and (g) with respect to solely clause (ix) above, the borrower either (1) delivers one or more letters of credit in an aggregate amount equal to the aggregate base rent scheduled to be paid by the Material Tenant to the borrower under such Material Tenant lease from the date of delivery of such letter of credit until the date that is 36 months thereafter (the “36-Month Rent Amount”) or (2) delivers to the lenders cash collateral (from funds other than rents payable from and after the date of such Material Tenant Trigger Event) in an amount equal to the 36-Month Rent Amount.

A “Material Tenant” means (i) Western Digital or (ii) any tenant at the Western Digital Milpitas Campus Property that, individually or together with its affiliates, either (a) leases (or would lease) 20% or more of the total rentable square footage at the Western Digital Milpitas Campus Property or (b) accounts for (or would account for) 20% or more of the total in-place base rent at the Western Digital Milpitas Campus Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shops at Marble Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shops at Marble Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shops at Marble Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Shops at Marble Hill

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$53,750,000	Title:	Fee
Cut-off Date Principal Balance:	$53,750,000	Property Type – Subtype(2):	Retail – Anchored
% of IPB:	6.1%	Net Rentable Area (SF)(3):	123,896
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrowers:	Kingsbridge Associates, LLC and Kingsbridge Associates II, LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors(1):	Various	Occupancy:	93.9%
Interest Rate:	7.18500%	Occupancy Date:	1/14/2024
Note Date:	2/29/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/5/2029	3rd Most Recent NOI (As of):	$3,961,794 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,948,802 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,335,705 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,625,123
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$3,225,077
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,400,046
Additional Debt:	No	UW NCF:	$5,296,256
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$87,700,000 / $708
Additional Debt Type:	N/A	Appraisal Date:	1/17/2024

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$434
Taxes:	$363,419	$121,140	N/A	Maturity Date Loan / SF:	$434
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$2,062	$74,228	Maturity Date LTV:	61.3%
TI/LC Reserve:	$0	$6,907	N/A	UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	10.0%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$53,750,000	94.3%	Loan Payoff	$53,230,201	93.4%
Borrower Sponsor Equity	3,227,623	5.7	Closing Costs(6)	3,384,004	5.9
			Upfront Reserves	363,419	0.6
Total Sources	$56,977,623	100.0%	Total Uses	$56,977,623	100.0%
(1)	The borrower sponsors are James P. Levin, Paul A. Travis, Aaron Malinsky and Kessler-Sachs Family Partnership, LP.
(2)	The Shops at Marble Hill Property (as defined below) is comprised of four buildings, K1, K2, K3 and K4. K1 is a single-story, multi-tenant, shopping center built in 2002; K2 is a single-story, free-standing restaurant originally built in 1949 and renovated in 2002 and 2022; and K3 and K4 are two contiguous multi-tenant commercial buildings, subdivided into separate retail and office condominium units. K3 was originally built in 2009 as a two-story multi-tenant commercial building with retail at grade and offices on the second floor, which was later expanded in 2016 to include the interconnected three-story building, K4, which is entirely office space.
(3)	The Net Rentable Area (SF) includes the area of all four buildings (K1, K2, K3 and K4).
(4)	Financials for 2020 were not provided by the borrower sponsors.
(5)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.
(6)	Closing Costs includes an interest rate buy-down fee of $2,150,000.

The Loan. The Shops at Marble Hill mortgage loan (the “Shops at Marble Hill Mortgage Loan”) is a fixed rate mortgage loan secured by the borrowers’ fee interests in an anchored retail property totaling 123,896 square feet comprised of four buildings (the “Shops at Marble Hill Property”). The Shops at Marble Hill Property is located in the Bronx, New York. The Shops at Marble Hill Mortgage Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $53,750,000, a five-year term, is interest only for the full term and accrues interest at a rate of 7.18500% per annum on an Actual/360 basis.

The Property. The Shops at Marble Hill Property is an anchored retail property totaling 123,896 square feet comprised of four buildings, K1, K2, K3 and K4. K1 is a single-story, multi-tenant, shopping center built in 2002; K2 is a single-story, free-standing restaurant originally built in 1949 and renovated in 2002 and 2022; and K3 and K4 are two contiguous multi-tenant commercial buildings, subdivided into separate retail and office condominium units. K3 was originally built in 2009 as a two-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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story multi-tenant commercial building with retail at grade and offices on the second floor, which was then later expanded in 2016 to include the interconnected three-story building, K4, which is entirely office space. The Shops at Marble Hill Property is situated on three contiguous irregularly shaped tax lots that contain an aggregate site area of 4.29 acres and is located on the southwest corner of Broadway and West 225th Street in Marble Hill, located in the Bronx, New York. Nearby transportation includes the Marble Hill-225th Street subway station for the 1 subway line located directly adjacent to the Shops at Marble Property, as well as the Marble Hill stop on the Hudson Line of the Metro North Railroad located one block away.

The Shops at Marble Hill Property is anchored by Marshalls, Elderserve Health Inc. and Planet Fitness. The Shops at Marble Hill Property is shadow anchored by the non-collateral tenant, Target. According to a third-party market research report, the Target at Shops at Marble Hill ranks in the 95th percentile for most visits among Target stores in the state of New York. The Shops at Marble Hill Property features 895 surface parking spaces and 16 covered parking spaces, resulting in a parking ratio of approximately 7.4 spaces per 1,000 square feet of rentable area. As of January 14, 2024, the Shops at Marble Hill Property was 93.9% occupied.

Major Tenants.

Marshalls (35,000 square feet; 28.2% of NRA; 22.3% of underwritten base rent): Marshalls is an American chain of discount department stores owned by TJX Companies. Marshalls has 1,183 American stores, covering 48 states and Puerto Rico. Marshalls first expanded into Canada in 2011, where is operates 106 stores. Marshalls has been a tenant at the Shops at Marble Hill Property since 2003, with the current lease set to expire in July 2029 and no renewal options remaining. Marshalls has no termination options.

Elderserve Health Inc. (24,500 square feet; 19.8% of NRA; 16.3% of underwritten base rent): Elderserve Health Inc. is an affiliate of The Hebrew Home for the Aged at Riverdale, which is a non-profit geriatric care organization offering a full continuum of senior care ranging from modern apartments for independent seniors to a more intensive level of nursing care. At the Shops at Marble Hill Property, the Elderserve Health Inc. space serves as office space. Elderserve Health Inc. has been a tenant at the Shops at Shops at Marble Hill Property since 2011 pursuant to two leases expiring in April 2032. In 2014, Elderserve Health Inc. decided to expand its footprint to 20,000 square feet by constructing two additional floors of office condominium space onto building K3. In 2019, Elderserve Health Inc. further expanded into a 4,500 square foot space. Elderserve Health Inc. has two, five-year renewal options remaining and no termination options.

Planet Fitness (15,804 square feet; 12.8% of NRA; 10.1% of underwritten base rent): Planet Fitness is an American franchisor and operator of fitness centers based in Hampton, New Hampshire. As of December 31, 2023, Planet Fitness had approximately 18.7 million members with 2,575 locations in all 50 states, Washington D.C., Puerto Rico, Canada, Panama, Mexico and Australia. Planet Fitness has been a tenant at the Shops at Marble Hill Property since 2007 with a current lease expiring in August 2032. Planet Fitness has no renewal options remaining and no termination options.

Environmental. According to a Phase I environmental assessment dated February 1, 2024, there was no evidence of any recognized environmental conditions at the Shops at Marble Hill Property.

The following table presents certain information relating to the historical and current occupancy of the Shops at Marble Hill Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
96.0%	96.0%	97.0%	93.9%
(1)	Historical Occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of January 14, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants at the Shops at Marble Hill Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Marshalls	A2/A/NR	35,000	28.2%	$38.50	$1,347,500	22.3%	7/31/2029
Elderserve Health Inc.	NR/NR/NR	24,500	19.8	$40.10	982,496	16.3	4/30/2032
Planet Fitness	NR/NR/NR	15,804	12.8	$38.46	607,798	10.1	8/31/2032
Chick-fil-A	NR/NR/NR	7,500	6.1	$79.50	596,250	9.9	3/31/2043
Foot Locker	Ba2/BB/NR	4,727	3.8	$69.30	327,581	5.4	3/31/2031
City Jeans	NR/NR/NR	4,399	3.6	$80.30	353,240	5.8	5/31/2029
National Vision	NR/NR/NR	4,325	3.5	$55.00	237,875	3.9	5/31/2028
Applebees	NR/NR/NR	4,200	3.4	$77.47	325,377	5.4	11/30/2037
Medrite	NR/NR/NR	3,881	3.1	$77.00	298,837	4.9	12/31/2036
T Mobile	Baa2/NR/BBB+	3,229	2.6	$85.00	274,465	4.5	11/30/2024
Total Major Tenants		107,565	86.8%	$49.75	$5,351,419	88.6%
Other Tenants		8,831	7.1	78.17	690,294	11.4

Occupied Collateral Total / Wtd. Avg.		116,396	93.9%	$51.91	$6,041,713	100.0%
Vacant Space		7,500	6.1%

Collateral Total		123,896	100.0%

(1)	Based on the underwritten rent roll dated January 14, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $181,172 through January 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenant lease expirations of the Shops at Marble Hill Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	7,500	6.1%	NAP	NAP	7,500	6.1%	NAP	NAP
2024 & MTM	1	3,229	2.6	$274,465	4.5%	10,729	8.7%	$274,465	4.5%
2025	0	0	0.0	0	0.0	10,729	8.7%	$274,465	4.5%
2026	0	0	0.0	0	0.0	10,729	8.7%	$274,465	4.5%
2027	0	0	0.0	0	0.0	10,729	8.7%	$274,465	4.5%
2028	1	4,325	3.5	237,875	3.9	15,054	12.2%	$512,340	8.5%
2029	2	39,399	31.8	1,700,740	28.1	54,453	44.0%	$2,213,080	36.6%
2030	1	2,822	2.3	189,074	3.1	57,275	46.2%	$2,402,154	39.8%
2031	2	6,336	5.1	456,301	7.6	63,611	51.3%	$2,858,455	47.3%
2032	3	40,304	32.5	1,590,294	26.3	103,915	83.9%	$4,448,749	73.6%
2033	1	2,900	2.3	230,000	3.8	106,815	86.2%	$4,678,749	77.4%
2034	1	1,500	1.2	142,500	2.4	108,315	87.4%	$4,821,249	79.8%
2035 & Beyond	3	15,581	12.6	1,220,464	20.2	123,896	100.0%	$6,041,713	100.0%
Total	15	123,896	100.0%	$6,041,713	100.0%
(1)	Based on the underwritten rent roll dated January 14, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $181,172 through January 1, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Shops at Marble Hill Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,108,027	$5,920,488	$6,129,208	$5,860,540	$47.30	64.5%
Rent Steps(3)	0	0	0	181,172	1.46	2.0
Investment Grade Rent Steps	0	0	0	11,125	0.09	0.1
Vacant Income	0	0	0	251,250	2.03	2.8
Gross Potential Rent	$6,108,027	$5,920,488	$6,129,208	$6,304,088	$50.88	69.4%
Total Reimbursements	2,141,234	2,768,857	2,343,739	2,774,989	22.40	30.6
Net Rental Income	$8,249,261	$8,689,345	$8,472,947	$9,079,077	$73.28	100.0%
Other Income	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	(1,228,626)	(737,241)	(531,748)	(453,954)	(3.66)	-5.0
Effective Gross Income	$7,020,635	$7,952,104	$7,941,199	$8,625,123	$69.62	95.0%
Total Expenses	3,058,841	3,003,301	2,605,494	3,225,077	26.03	37.4
Net Operating Income	$3,961,794	$4,948,802	$5,335,705	$5,400,046	$43.59	62.6%
Capital Expenditures	0	0	0	24,779	0.20	0.3
TI/LC	0	0	0	83,010	0.67	1.0
Net Cash Flow	$3,961,794	$4,948,802	$5,335,705	$5,292,256	$42.72	61.4%
(1)	Based on underwritten rent roll dated January 14, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rent Steps are through January 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Market. The Shops at Marble Hill Property is located in the Bronx, New York, within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (the “New York MSA”). The New York MSA is 6,685 square miles in size and is the most populous metropolitan area in the United States. The New York MSA had an estimated 2023 population of 20,181,143 which is approximately the same population compared to the 2010 census of 20,140,470. The current estimate of total employment in the New York MSA is 9,835,575 jobs. Since 2013, employment grew by 823,875 jobs, which is a 9.1% growth over the entire period. Major employers of the New York MSA are Northwell Health, Montefiore Health System, Mount Sinai Health System, JPMorgan Chase & Co. and Bank of America.

According to the appraisal, the Shops at Marble Hill Property is located within the New York retail market. As of the third quarter of 2023, the New York retail market reported a retail inventory of approximately 633 million square feet with a vacancy rate of 4.2% and an asking rent of $65.29 per square foot.

According to the appraisal, the Shops at Marble Hill Property is located within the Harlem/North Manhattan submarket. As of the third quarter of 2023, the Harlem/North Manhattan submarket reported a retail inventory of approximately 10.4 million square feet with a vacancy rate of 5.6% and an asking rent of $74.13 per square foot. The estimated 2023 population within a one-, three- and five-mile radius of the Shops at Marble Hill Property is 160,037, 948,945 and 2,069,054, respectively. The estimated 2023 median household income within the same radii is $51,964, $45,035 and $48,925, respectively.

The following table presents certain information relating to comparable anchor/junior anchor rent comparables for the Shops at Marble Hill Property:

Summary of Comparable Anchor/Junior Anchor Retail Leases(1)
Property Name/Location	Year Built	Net Rentable Area (SF)	Tenants	Rent PSF	Lease Type
Shops at Marble Hill Bronx, NY 10468	1949, 2002, 2009	123,896(2)	Marshalls(2)	$38.50(2)	NNN
Fairfield Shopping Center Fairfield, CT 06824	1954	81,644	Restoration Hardware Outlet	$30.00(3)	NNN
Marlboro Plaza Marlboro, NJ	1983	306,503	Old Navy	$27.00	NNN
Spring Valley Marketplace Spring Valley, NY 10977	1987	204,037	NAV	$30.00(3)	NNN
Pelham Manor Shopping Plaza Pelham Manor, NY 10803	2008	49,817	NAV	$33.00	NNN
Shops at Northern Boulevard Long Island City, NY 11101	1996	218,009	H-Mart	$35.00	NNN
Starrbrook Plaza Brooklyn, NY 11207	1971	196,332	Burlington	$50.00(3)	NNN
Bay Harbour Mall Lawrence, NY 11559	1983	296,462	Bob’s Discount Furniture	$30.00	NNN
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 14, 2024.
(3)	Asking rents shown.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable in-Iine tenants lease comparables for the Shops at Marble Hill Property:

Summary of Comparable In-Line Retail Leases(1)
Property Name/Location	Year Built	Net Rentable Area (SF)	Tenants	Rent PSF		Lease Type
Shops at Marble Hill Bronx, NY 10468	1949, 2002, 2009	123,896(2)	In-line Tenants(2)	$72.90	(2)	NNN(3)

215 East Fordham Road Bronx, NY 10458	1988	65,223	NAV	$100.00	(4)	Modified Gross
26 Sherman Avenue New York, NY 10040	2021	58,362	Copo Bloncos	$80.00	(4)	Modified Gross
565 West 207th Street New York, NY 10034	1925	10,000	Amazon Returns	$60.00	(4)	Modified Gross
620 West 181st Street New York, NY 10033	1920	7,500	Burger King	$120.00		Modified Gross
1-15 East Kingsbridge Road Bronx, NY 10468	1921	23,360	Sama Discount Department Store	$70.00		NNN
2070 Jerome Avenue Bronx, NY 10453	1920	23,265	Planet Fitness	$41.00		NNN
(1)	Source: Appraisal, unless otherwise specified.
(2)	In-line tenants include Sally Beauty Supply, Foot Locker, Medrite, City Jeans, Panera, Amazon, Chick-fil-A, Orthodontic Mgt, National Vision, T Mobile and Applebees. Rent PSF is the average annual base rent of the total in place rent for the in-line tenants based on the underwritten rent roll dated January 14, 2024.
(3)	Chick-fil-A has a modified gross lease.
(4)	Asking rents shown.

The following table presents certain information relating to comparable office tenants lease comparables for the Shops at Marble Hill Property:

Summary of Comparable Second Floor Office Leases(1)
Property Name/Location	Year Built	Net Rentable Area (SF)	Tenants	Rent PSF		Lease Type
Shops at Marble Hill Bronx, NY 10468	1949, 2002, 2009	123,896(2)	Elderserve Health Inc.(2)	$40.10	(2)	NNN
950 Westchester Avenue Bronx, NY 10459	2006	45,979	NAV	$26.00	(3)	Modified Gross
The Wagner Building Bronx, NY 10458	1937	97,832	New York Language Center	$36.00		Modified Gross
2430 Davidson Avenue Bronx, NY 10468	1930	15,000	NAV	$35.00	(3)	Modified Gross
2510 Valentine Avenue Bronx, NY 10458	1921	45,000	NAV	$40.00	(3)	Modified Gross
601 East Tremont Avenue Bronx, NY 10457	1929	9,764	NAV	$37.00	(3)	Modified Gross
Broadway Crossing Bronx, NY 10463	1969	98,874	JT TC Joint Venture	$30.00		Modified Gross
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 14, 2024.
(3)	Asking rents shown.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at Marble Hill Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Anchor/Junior Anchor:	$45.00	10.0	2.00% Per Year	NNN
In-Line Street Retail:	$80.00	10.0	2.00% Per Year	NNN
Free-Standing Restaurant:	$80.00	10.0	2.00% Per Year	NNN
2nd Floor Office:	$35.00	10.0	2.00% Per Year	NNN
Gym:	$45.00	10.0	2.00% Per Year	NNN
(1)	Source: Appraisal, unless otherwise specified.

The following table presents certain information relating to comparable sales for the Shops at Marble Hill Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Cap Rate
Shops at Marble Hill Bronx, NY 10468	NAP	123,896(2)	93.9	%(2)	NAP	NAP	6.00%(3)
200-206 East 167th Street Bronx, NY 10456	5/19/2023	12,900	100.0%		$7,000,000	$542.64	5.50%
Walgreens Bronx, NY 10463	1/12/2023	14,482	100.0%		$9,250,000	$638.72	5.20%
58-66 East Fordham Road Bronx, NY 10468	1/11/2023	27,351	70.0%		$20,100,000	$734.89	6.60%
Franklin Towne Center Franklin Township, NJ 08823	5/22/2022	138,364	100.0%		$56,000,000	$404.73	6.44%
Baederwood Shopping Center Jenkintown, PA 19046	5/23/2022	116,778	97.0%		$51,500,000	$441.01	5.25%
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 14, 2024.
(3)	Based on the capitalization rate projected in the appraisal.

The Borrowers. The borrowers for the Shops at Marble Hill Mortgage Loan are Kingsbridge Associates, LLC and Kingsbridge Associates II, LLC, each a Delaware limited liability company and single purpose entity, with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shops at Marble Hill Mortgage Loan.

The Borrower Sponsors. James P. Levin, Paul A. Travis, Aaron Malinsky and Kessler-Sachs Family Partnership, LP are the borrower sponsors and non-recourse carve-out guarantors under the Shops at Marble Hill Mortgage Loan. Kingsbridge Associates operates and manages commercial properties and is an affiliate of Washington Square Partners (“WSQ”), a real estate development advisory firm based in New York City. WSQ has been responsible for several major redevelopment initiatives, including redeveloping the U.S. Post Office into Moynihan Station, developing City Point in Downtown Brooklyn, securing approval for the expansion of New York-Presbyterian Brooklyn Methodist Hospital in Park Slope and constructing the Shops at Marble Hill Property.

Paul A. Travis is the president of WSQ and a partner in Kingsbridge Associates. Paul Travis has been responsible for several major redevelopment initiatives including the Moynihan Station Redevelopment, the 42nd Street/Times Square Revitalization, the New York Historical Society and City Point in Downtown Brooklyn. Before establishing WSQ, Mr. Travis was Chief Operating Officer at Forest City Ratner Companies, overseeing the development of MetroTech Center, Loews Miami Beach and the revival of Miami’s Lincoln Road commercial district. At the NYC Economic Development Corporation, he directed the revitalization of 42nd Street/Times Square and the development of the Marriott Marquis Hotel in Times Square.

James P. Levin is responsible for site selection, property management, and construction for Max Gruber Associates, a family-owned and operated real estate firm. James Levin has developed several million square feet of commercial space in New York, New Jersey and Florida.

Aaron Malinsky is a private real estate developer, with experience in the acquisition and development of mixed-use retail and commercial opportunities in metropolitan New York. Aaron Malinsky has developed over 21 million square feet of retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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space in over 100 shopping centers, 4.75 million square feet of industrial distribution space and 300,000 square feet of office space.

Property Management. The Shops at Marble Hill Property is managed by KB Property Managers LLC, which is an affiliate of WSQ.

Escrows and Reserves. At origination, the borrowers deposited into escrow $363,419 for real estate taxes.

Tax Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $121,140.

Insurance Escrows – On each monthly payment date, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $23,054. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Shops at Marble Hill Mortgage Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On each monthly payment date, the borrowers are required to escrow approximately $2,062 for replacement reserves, subject to a cap of approximately $74,228.

Rollover Reserve – On each monthly payment date, the borrowers will be required to deposit approximately $6,907 into a rollover reserve.

Lockbox / Cash Management. The Shops at Marble Hill Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to deliver tenant direction letters instructing all tenants of the Shops at Marble Hill Property to remit all rents into a lender-controlled lockbox account.  In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Shops at Marble Hill Property to be deposited into such lockbox account within one business day of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied and disbursed in accordance with the Shops at Marble Hill Mortgage Loan documents. During the continuance of a Cash Trap Event Period (as defined below), any excess cash flow will be deposited during the continuance of a Cash Trap Event Period (x) continuing solely as a result of a Lease Sweep Period (as defined below), into a lease sweep reserve subaccount, or (y) other than a Cash Trap Event Period continuing solely because of the continuance of a Lease Sweep Period, into the cash collateral reserve subaccount. As long as no Cash Trap Event Period is in effect, any excess cash flow is required to be transferred to the borrowers.

A “Cash Trap Event Period” ” means a period commencing upon the earlier of: (i) the occurrence of an event of default under the Shops at Marble Hill Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.15x; or (iii) the commencement of a Lease Sweep Period, which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with: (A) clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (B) clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, or (C) clause (iii) above, such Lease Sweep Period has ended pursuant to the terms of the Shops at Marble Hill Mortgage Loan documents.

A “Lease Sweep Period” will commence on the occurrence of any of the following: (i) the earlier to occur, with respect to Chick-fil-A, Elder Serve Health Inc. and Marshalls, or any renewal or replacement tenants (each such tenant, a “Lease Sweep Tenant Party”, and each related lease, a “Lease Sweep Lease”), of: (a) (1) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease other than the Marshalls lease, (2) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) and (3) the date that any tenant under a Lease Sweep Lease, excluding the Marshalls lease, gives notice of its intention not to renew or extend its Lease Sweep Lease, (b) the receipt by the borrowers or property manager of notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease, (c) the date that (a) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (d) the date that any tenant under a Lease Sweep Lease goes dark or vacates its premises (or any material portion thereof) or gives notice that it intends to do the foregoing, (e) upon a monetary default or material non-monetary default (beyond any applicable cure period) under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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a Lease Sweep Lease by the tenant under such lease that continues beyond any applicable notice and cure period, (f) the occurrence of a Lease Sweep Tenant Party insolvency proceeding, as further described in the Shops at Marble Hill Mortgage Loan documents, or (g) the monthly payment date that is six months prior to the maturity date unless an Acceptable Marshalls Lease Extension Event (as defined below) has occurred; and will end upon the first to occur of the following: (A) in the case of clauses (i)(a), (i)(b) and (i)(c), upon the occurrence of an Acceptable Lease Sweep Lease Event (as defined below), or on such other terms satisfactory to the lender; (B) in the case of clause (i)(a) above, the applicable Lease Sweep Lease has been irrevocably renewed pursuant to the terms thereof, or on such other terms satisfactory to the lender; (C) in the case of clause (i)(b) above, if such termination right is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (D) in the case of clause (i)(d) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space (as defined below) at the Shops at Marble Hill Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six consecutive months following such cure; (E) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure; (F) in the case of clause (i)(f) above, either (x) the applicable Lease Sweep Tenant Party insolvency proceeding has been terminated for at least six consecutive months, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (y) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (G) in the case of clause (i)(g) above, upon the occurrence of an Acceptable Marshalls Lease Extension Event, or on such other terms satisfactory to lender.

An “Acceptable Lease Sweep Lease Event” means the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases in accordance with the Shops at Marble Hill Mortgage Loan documents.

“Acceptable Marshalls Lease Extension Event” means (i) that the Marshalls lease has been irrevocably renewed or extended with the tenant thereunder for a term expiring no sooner than the monthly payment date occurring in December 2030, which renewal or extension has been approved by the lender, (ii) the terms of such extension contain no unilateral termination option exercisable by the tenant thereunder, (iii) such extension documentation contains such other terms and conditions as approved by the lender and (iv) the borrowers have delivered to the lender (A) an officer’s certificate attaching a complete copy of such extension documentation and confirming the same to be a true, correct and complete copy thereof, and confirming that: (1) Marshalls is in occupancy of all of the space demised under the Marshalls lease and is open for business and paying regularly scheduled payments of base rent in accordance with the Marshalls lease (as so extended) without right of abatement, offset or credit and any free rent periods, if any, have expired, (2) Marshalls (or its corporate parent(s)) is/are not the subject of a bankruptcy action, (3) that any and all construction costs, have been paid in full or reserved for pursuant to the Shops at Marble Hill Mortgage Loan documents, (4) all contingencies under all such extension documentation to the effectiveness of such extension have been satisfied, (5) all leasing commissions payable in connection with such extension have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full and (6) any other documentation reasonably requested by the lender; (B) at the lender’s option, a tenant estoppel certificate from Marshalls which will be in form and substance reasonably satisfactory to the lender confirming the conditions set forth in clauses (1) through and including (6) above have been satisfied.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Jordan Creek Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Jordan Creek Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$51,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$51,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.8%	Net Rentable Area (SF)(6):	940,038
Loan Purpose:	Refinance	Location:	West Des Moines, IA
Borrowers:	Jordan Creek Town Center, LLC and Jordan Creek Anchor Acquisition, LLC	Year Built / Renovated:	2004 / NAP
Borrower Sponsor(2):	Brookfield Properties Retail Holding LLC	Occupancy(7):	97.1%
Interest Rate:	7.02000%	Occupancy Date:	12/31/2023
Note Date:	2/1/2024	4th Most Recent NOI (As of):	$19,464,858 (12/31/2020)
Maturity Date:	2/1/2029	3rd Most Recent NOI (As of)(8):	$18,578,424 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8)(9):	$21,849,444 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(9):	$24,047,225 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$39,618,452
Call Protection(3):	L(25),D(31),O(4)	UW Expenses:	$15,095,846
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,522,606
Additional Debt(1):	Yes	UW NCF:	$23,319,357
Additional Debt Balance(1):	$119,000,000	Appraised Value / Per SF(6):	$321,000,000 / $341
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/1/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(6):	$181
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(6):	$181
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.0%
Replacement Reserves:	$0	Springing	$470,019	Maturity Date LTV:	53.0%
TI/LC Reserve:	$0(5)	Springing	$1,880,076	UW NCF DSCR:	1.93x
Upfront General Reserve:	$5,000,000	$0	N/A	UW NOI Debt Yield:	14.4%
Gap Rent Reserve:	$0(5)	$0	N/A
Anchor Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of T	otal
Whole Loan(1)	$170,000,000	95.2%	Loan Payoff	$173,058,858	96.9%
Borrower Sponsor Equity	8,657,092	4.8	Upfront Reserves	5,000,000	2.8
			Closing Costs	598,234	0.3
Total Sources	$178,657,092	100.0%	Total Uses	$178,657,092	100.0%
(1)	The Jordan Creek Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million (the “Jordan Creek Town Center Whole Loan”). The Financial Information in the chart above reflects the Jordan Creek Town Center Whole Loan.
(2)	Brookfield Properties Retail Holding LLC is related to the borrower sponsor for the Staten Island Mall Whole Loan and is also the borrower sponsor for the Kenwood Towne Centre Whole Loan and the Galleria at Tyler Whole Loan.
(3)	The lockout period will be at least 25 months beginning with and including the first payment date on March 1, 2024. Defeasance of the Jordan Creek Town Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2027. The assumed lockout period is based on the expected BBCMS 2024-5C25 closing date in March 2024. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	On the origination date, the borrowers provided a Guaranty of Limited Payment (as defined below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a TI/LC reserve and $260,628 into a gap rent reserve for outstanding free and gap rent and rent abatements. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(6)	Net Rentable Area does not include 197,760 square feet of space associated with Dillard’s, a non-collateral anchor tenant.
(7)	Includes 13,946 square feet of signed not occupied tenants.
(8)	The increase from 3rd Most Recent to 2nd Most Recent NOI is primarily attributed to new leasing. New leasing in 2022 totaled 172,646 square feet and approximately $1.7 million of gross rent. New leasing in 2022 was highlighted by Von Maur taking occupancy of 152,000 square feet under a 20.25-year lease.
(9)	The increase from 2nd Most Recent to Most Recent NOI is primarily attributed to new leasing. New leasing in 2023 totaled 72,936 square feet and approximately $3.3 million of gross rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center

The Loan. The Jordan Creek Town Center mortgage loan (the “Jordan Creek Town Center Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a super regional mall in West Des Moines, Iowa (the “Jordan Creek Town Center Property”). The Jordan Creek Town Center Whole Loan consists of 11 pari passu notes and accrues interest at a rate of 7.02000% per annum. The Jordan Creek Town Center Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The Jordan Creek Town Center Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays. The non-controlling Notes A-9, A-10 and A-11, with an aggregate original principal balance of $51,000,000, will be included in the BBCMS 2024-5C25 securitization trust. The remaining notes are currently held by MSBNA and JPMCB or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Jordan Creek Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 trust until the controlling Note A-1 is securitized, whereupon the Jordan Creek Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$38,000,000	$38,000,000	MBSNA	Yes
A-2(1)	$16,000,000	$16,000,000	MBSNA	No
A-3(1)	$10,000,000	$10,000,000	MBSNA	No
A-4(1)	$4,000,000	$4,000,000	MBSNA	No
A-5(1)	$28,500,000	$28,500,000	JPMCB	No
A-6(1)	$12,000,000	$12,000,000	JPMCB	No
A-7(1)	$7,500,000	$7,500,000	JPMCB	No
A-8(1)	$3,000,000	$3,000,000	JPMCB	No
A-9	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-10	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-11	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
Whole Loan	$170,000,000	$170,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Jordan Creek Town Center Property is a 940,038 square foot super regional shopping center, which is part of a larger 1,137,798 square foot super regional shopping center (the “Jordan Creek Town Center Regional Shopping Center”) located in West Des Moines, Iowa. The Jordan Creek Town Center Property was built in 2004 on an approximately 140-acre site. The Jordan Creek Town Center Property offers 5,950 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet of net rentable area of the Jordan Creek Town Center Regional Shopping Center. The Jordan Creek Town Center Property is comprised of three primary elements: an enclosed regional mall, a lifestyle center, and the “Lake District”, consisting of a three-acre lake surrounded by bike trails, waterfront dining, a ground leased hotel and an amphitheater. The Jordan Creek Town Center Property is 97.1% leased to over 120 tenants as of December 31, 2023. The Jordan Creek Town Center Property features a diverse mix of retail, dining, and entertainment tenants and is anchored by national retailers including Von Maur and Scheels. The Jordan Creek Town Center Regional Shopping Center is also anchored by Dillard’s, which is not part of the collateral. The Jordan Creek Town Center Property features a variety of upscale retailers including Anthropologie, Apple, Kendra Scott, Lululemon Athletica, Lush Fresh Handmade Cosmetics, Pottery Barn and Sephora, as well as a variety of outparcel tenants including P.F. Chang’s Asian Bistro, Bravo! Italian Kitchen, On the Border Mexican Grill, Fleming’s Prime Steakhouse, and Dave & Busters. Waterfront dining is available at Fleming’s Prime Steakhouse and P.F. Chang’s Asian Bistro. The Jordan Creek Town Center Property also features a 20-screen Century Theatres movie theater.

The Jordan Creek Town Center Property also includes a 2.66-acre outparcel that is ground leased to a Residence Inn by Marriott (“Residence Inn”), a 122-key hotel. The Residence Inn has been ground leased and open for business at the Jordan Creek Town Center Property since 2004, has a lease expiration date of November 30, 2029, which auto renews every five years with five renewal options remaining, and currently pays $147,018 in ground rent per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center

Major Tenants.

Von Maur (152,000 square feet, 16.2% of NRA, 0.0% of underwritten base rent): Von Maur is an American chain of department stores founded in 1872 and headquartered in Davenport, Iowa. Von Maur operates 33 stores across 15 states, primarily throughout the Midwest and the South. Von Maur is a privately owned company, still operated today by the founding family. Von Maur has anchored the Jordan Creek Town Center Property since 2022, has a lease expiration date of January 31, 2043, and has six, five-year automatic extension options remaining. Von Maur has no termination options. Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.

Scheels (122,025 square feet, 13.0% of NRA, 2.6% of underwritten base rent): Scheels is an American privately held, employee-owned and operated sporting goods and entertainment chain store, founded in 1902 and headquartered in Fargo, North Dakota. Scheels operates 32 stores across 16 states, primarily throughout the Midwest and the South. Scheels is a tenant at the Jordan Creek Town Center Property under a ground lease. Scheels has anchored the Jordan Creek Town Center Property since 2004, has a lease expiration date of July 31, 2029, and has six, five-year extension options remaining. Scheels has no termination options. Scheels currently pays an annual base rent of $551,553 ($4.52 PSF) through July 31, 2024. From August 1, 2024 through July 31, 2029, annual base rent increases to $579,619 ($4.75 PSF). $579,619 of rent was underwritten for Scheels.

Century Theatres (69,914 square feet, 7.4% of NRA, 8.8% of underwritten base rent): Century Theatres is a movie theater chain that operates many multiplexes in the western United States, primarily in California, Colorado, Nevada, Utah, New Mexico, and Arizona. Founded in 1941, Century Theatres was headquartered in San Rafael, California until 2006, when it was purchased by Cinemark Holdings, Inc. (“Cinemark”). The acquisition of Century Theatres added over 80 theatres to Cinemark. Cinemark retains the Century Theatres banner and continues to open and operate under Century Theatres. Cinemark is headquartered in Plano, Texas, and operates 309 theatres and 4,324 screens across 42 states, along with 192 theatres and 1,395 screens in 13 countries across Latin America. Century Theatres has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of August 31, 2029, and has two, five-year extension options remaining. Century Theatres has no termination options. Century Theatres currently pays $1,945,007 ($97,250 per screen) in annual base rent.

Barnes & Noble Bookseller (29,969 square feet, 3.2% of NRA, 1.9% of underwritten base rent): Barnes & Noble Bookseller is a large retail bookseller and retailer of content, digital media, and educational products. Founded in 1971, and headquartered in New York, New York, Barnes & Noble Bookseller operates approximately 600 bookstores across the United States, as well as an e-commerce site. Barnes & Noble Bookseller also operates through its Nook Digital business, which offers an expansive collection of digital reading content and an audiobook subscription service to complement its product, the Nook tablet. Barnes & Noble Bookseller has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of January 31, 2025, and has one, five-year extension option remaining. Barnes & Noble Bookseller has no termination options. Barnes & Noble Bookseller currently pays $425,000 ($14.18 per square foot) in annual base rent.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
93.5%	95.7%	95.5%	97.1%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is as of December 31, 2023 and includes 13,946 square feet of signed not occupied tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center
Top Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Term. Options	Renewal Options	Lease Expiration Date
Anchor Tenants
Dillard’s (non-collateral)(3)	BBB-/Baa3/BB+	0	0.0%	$0.00	$0	0.0%	NAV	NAV	12/31/2078
Von Maur	NR/NR/NR	152,000	16.2%	$0.00	$0(4)	0.0%	N	6 x 5 year(5)	1/31/2043
Scheels	NR/NR/NR	122,025	13.0%	$4.75	$579,619	2.6%	N	6 x 5 year	7/31/2029
Anchor Tenants Subtotal / Wtd. Avg.		274,025	29.2%	$4.75(6)	$579,619	2.6%
Junior Anchor Tenants
Century Theatres	B+/NR/BB-	69,914	7.4%	$27.82	$1,945,007	8.8%	N	3 x 5 year	8/31/2029
Barnes & Noble Bookseller	NR/NR/NR	29,969	3.2%	$14.18	$425,000	1.9%	N	1 x 5 year	1/31/2025
H&M	NR/NR/BBB	22,608	2.4%	$23.93	$541,009	2.4%	Y(7)	(8)	1/31/2032
Dave & Busters	NR/NR/NR	21,947	2.3%	$25.00	$548,675	2.5%	N	2 x 5 year	6/30/2038
Pottery Barn	NR/NR/NR	11,677	1.2%	$39.91	$466,029	2.1%	N	None	1/31/2027
Victoria's Secret	NR/B1/BB-	11,476	1.2%	$56.00	$642,656	2.9%	Y(9)	None	1/31/2026
The Cheesecake Factory	NR/NR/NR	11,141	1.2%	$45.00	$501,345	2.3%	N	1 x 5 year	1/31/2025
Forever 21	NR/NR/NR	10,951	1.2%	$0(10)	$0.00	0.0%	(11)	(11)	1/31/2027	(11)
GAP	NR/B1/BB	10,402	1.1%	$33.00	$343,266	1.5%	N	None	1/31/2025
Tavern Grill	NR/NR/NR	10,186	1.1%	$27.98	$285,004	1.3%	N	2 x 5 year	3/31/2033
Jr. Anchor Tenants Subtotal / Wtd. Avg.		210,271	22.4%	$28.59(6)	$5,697,992	25.7%
In-Line Tenants < 10,000 SF(12)		334,030	35.5%	$47.22	$15,771,450	71.1%
Hotel Ground Lease(13)		94,037	10.0%	$1.56	$147,018	0.7%
Occupied Collateral Total / Wtd. Avg.		912,363	97.1%	$24.33	$22,196,080	100.0%

Vacant Space		27,675	2.9%

Collateral Total		940,038	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023 and includes $320,346 of contractual rent steps over the next 12 months and $265,561 of underwritten base rent attributed to signed not occupied tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dillard’s occupies 197,760 square feet and anchors the Jordan Creek Town Center Property. Dillard’s is not part of the Jordan Creek Town Center Property collateral.
(4)	Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.
(5)	Von Maur’s six, five-year renewal options are automatic, unless Von Maur provides notice of non-renewal to the borrowers between 90 and 180 days prior to the beginning of the renewal term.
(6)	Excludes Von Maur and Forever 21, as applicable, since such tenants pay percentage rent instead of base rent.
(7)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $3,850,000 in the period between January 1, 2025 and December 31, 2025, or $4,005,540 from the period between January 1, 2027 and December 31, 2027. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM November 2023 period were $3,457,085.
(8)	H&M has two, three-year renewal options followed by one, four-year renewal option remaining.
(9)	Victoria’s Secret has the right to terminate its lease within 90 days’ notice if the Jordan Creek Town Center Property is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof and if Victoria’s Secret’s change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in Victoria’s Secret’s comparable sales for all other stores in Victoria’s Secret's retail chain operating under the same name for the same 12-month period.
(10)	Forever 21 pays percentage in lieu rent instead of base rent. Based on the November 2023 TTM period, Forever 21 percentage in lieu rent was $376,679.
(11)	Forever 21’s original lease expired in January 2024. The tenant is currently in the process of negotiating a lease extension through January 31, 2027. There can be no assurance that a lease extension will be entered into.
(12)	Includes 3,885 square feet of storage space with no underwritten base rent; 15,596 square feet of inline tenants that pay a total of $292,547 in percentage rent and $0 in base rent; 5,995 square feet of specialty leasing space with no underwritten base rent; and 250 square feet of other tenants with no underwritten base rent. Additionally, this includes 13,946 square feet of signed not occupied tenants. Of the signed not occupied space, 8,227 square feet of space does not have any underwritten base rent attributed to it. In total, there is $265,561 of underwritten base rent attributed to signed not occupied tenants.
(13)	Represents a ground leased 122-key Residence Inn, which has a lease expiration date of November 30, 2029, and has five, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center
Tenant Sales(1)(2)
	2019	2021	2022	TTM November 2023(3)
Inline (< 10,000 SF) Sales	$182,742,493	$189,676,067	$208,246,943	$219,165,644
Inline (< 10,000 SF Excluding Apple) Sales	$134,688,897	$150,631,535	$164,696,047	$172,022,780
Sales PSF (Inline < 10,000 SF)	$720	$691	$735	$759
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$550	$568	$600	$615
Occupancy Cost (Inline < 10,000 SF)(4)	12.5%	12.7%	11.9%	11.5%
Occupancy Cost (Inline < 10,000 SF, Excluding Apple)(4)	16.5%	15.5%	14.7%	14.3%
(1)	Information is based on the underwritten rent roll as of December 31, 2023. All sales information presented herein with respect to the Jordan Creek Town Center Property is based upon information provided by the borrower sponsor.
(2)	2020 Sales History was not included due to incomplete sales reporting by tenants during the COVID-19 pandemic.
(3)	Excludes certain tenants who are not reporting a full year of TTM November 2023 sales.
(4)	Occupancy Cost is based on current underwritten gross rent, which takes into account percentage rent, overage rent and underwritten reimbursements.

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 11/30/2023 Sales(2)	TTM 11/30/2023 Sales PSF(2)	TTM 11/30/2023 Occupancy Cost(2)(3)
Scheels	122,025	$73,954,999	$606	$112,015,115	$918	$111,999,999	$918	0.7%
Apple	9,005	$39,044,532	$4,336	$43,550,896	$4,836	$47,142,864	$5,235	1.3%
Von Maur(4)	152,000	NAP	NAP	NAP	NAP	$40,000,000	$263	0.2%
Dillard's(5)	197,760	$26,800,000	$136	$27,900,000	$141	$27,900,000	$141	0.4%
Lululemon Athletica	7,500	$9,234,045	$1,231	$12,840,419	$1,712	$14,403,921	$1,921	6.3%
The Cheesecake Factory	11,141	$9,315,233	$836	$10,086,821	$905	$10,705,999	$961	9.6%
Sephora	5,921	$5,478,932	$925	$6,991,067	$1,181	$9,855,213	$1,664	8.8%
Century Theatres	69,914	$1,985,999	$99,300(6)	$1,985,999	$99,300(6)	$8,347,068	$417,353(6)	32.3%
Bath & Body Works	5,500	$7,295,664	$1,326	$7,429,318	$1,351	$7,263,120	$1,321	8.2%
Pottery Barn	11,677	$5,796,825	$496	$6,787,898	$581	$6,679,272	$572	10.6%
(1)	All sales information presented herein with respect to the Jordan Creek Town Center Property is sourced from the underwritten rent roll as of December 31, 2023. Such information is based upon information provided by the borrower sponsor.
(2)	TTM 11/30/2023 Sales for Century Theatres is as of year-end 2023.
(3)	TTM 11/30/2023 Occupancy Cost is based on current underwritten total rent and underwritten reimbursements.
(4)	Von Maur’s lease commenced on November 1, 2022.
(5)	Dillard’s is not part of the Jordan Creek Town Center Property collateral.
(6)	Century Theatres Sales PSF figures are calculated on a per screen basis. Century Theatres operates 20 screens at the Jordan Creek Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 6 – Jordan Creek Town Center
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	27,675	2.90%	NAP	NA	P	27,675	2.90%	NAP	NAP
2024 & MTM	31	132,989	14.1	$1,533,469	6.9%		160,664	17.1%	$1,533,469	6.9%
2025	31	133,015	14.1	5,701,947	25.7		293,679	31.2%	$7,235,415	32.6%
2026	7	34,648	3.7	1,494,713	6.7		328,327	34.9%	$8,730,129	39.3%
2027	13	58,071	6.2	2,341,390	10.5		386,398	41.1%	$11,071,519	49.9%
2028	12	49,688	5.3	2,885,497	13.0		436,086	46.4%	$13,957,016	62.9%
2029	11	225,180	24.0	4,042,836	18.2		661,266	70.3%	$17,999,852	81.1%
2030	3	4,065	0.4	204,585	0.9		665,331	70.8%	$18,204,436	82.0%
2031	4	11,634	1.2	351,905	1.6		676,965	72.0%	$18,556,341	83.6%
2032	14	53,889	5.7	2,402,299	10.8		730,854	77.7%	$20,958,641	94.4%
2033	4	14,626	1.6	457,193	2.1		745,480	79.3%	$21,415,834	96.5%
2034	5	18,261	1.9	231,571	1.0		763,741	81.2%	$21,647,405	97.5%
2035 & Thereafter	4	176,297	18.8	548,675	2.5		940,038	100.0%	$22,196,080	100.0%
Total	139	940,038	100.0%	$22,196,080	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023 and includes $320,346 of contractual rent steps over the next 12 months and $265,561 of underwritten rent attributed to signed not occupied tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated December 1, 2023, there was no evidence of any recognized environmental conditions at the Jordan Creek Town Center Property.

	Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021(2)	2022(2)(3)	2023(3)	Underwritten	Per SF	%(4)
Gross Potential Rent(5)	$20,777,942	$20,446,690	$20,084,124	$22,678,511	$24,885,319	$25,781,279	$27.43	63.8%
Reimbursements	12,379,775	10,986,139	10,247,015	10,736,648	12,183,741	13,208,389	14.05	32.7
Other Income	1,752,809	1,229,384	1,438,599	1,465,640	1,430,400	1,430,400	1.52	3.5
Net Rental Income	$34,910,525	$32,662,213	$31,769,738	$34,880,800	$38,499,461	$40,420,068	$43.00	100.0%
Vacancy / Credit Loss	0	0	0	0	0	(801,616)	(0.85)	(2.0)
Effective Gross Income	$34,910,525	$32,662,213	$31,769,738	$34,880,800	$38,499,461	$39,618,452	$42.15	98.0%
Taxes	5,847,387	5,702,710	6,059,425	5,954,876	7,137,003	7,629,083	8.12	19.3
Insurance	145,200	167,086	199,608	203,684	256,225	290,651	0.31	0.7
Other Operating Expenses	7,404,716	7,327,559	6,932,280	6,872,796	7,059,008	7,176,112	7.63	18.1
Total Operating Expenses	$13,397,302	$13,197,355	$13,191,313	$13,031,356	$14,452,236	$15,095,846	$16.06	38.1%
Net Operating Income	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225	$24,522,606	$26.09	61.9%
Capital Expenditures	0	0	0	0	0	263,211	0.28	0.7
TI/LC	0	0	0	0	0	940,038	1.00	2.4
Net Cash Flow	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225	$23,319,357	$24.81	58.9%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	The increase from 2021 to 2022 Underwritten Net Operating Income is primarily attributed to new leasing. New leasing in 2022 totaled 172,646 square feet and approximately $1.7 million of gross rent. New leasing in 2022 was highlighted by Von Maur taking occupancy of 152,000 square feet under a 20-year lease.
(3)	The increased from 2022 to 2023 Underwritten Net Operating Income is primarily attributed to new leasing. New leasing in 2023 totaled 72,936 square feet and approximately $3.3 million of gross rent.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Underwritten Gross Potential Rent includes (i) rent increases totaling $320,346 through December 31, 2024, (ii) signed not occupied rent totaling $607,572 (iii) percentage rent totaling $962,833, (iv) overage rent totaling $924,854, (v) specialty leasing rent totaling $548,866 and (vi) kiosk revenue totaling $541,074.

The Market. The Jordan Creek Town Center Property is located in West Des Moines, Iowa, approximately 8.5 miles west of the central business district of Des Moines and approximately 7.0 miles northwest of the Des Moines International Airport. The Jordan Creek Town Center Property is bounded by the Jordan Creek Parkway, the area’s primary commercial roadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Jordan Creek Town Center

in the neighborhood, and Mills Civic Parkway. Interstate 35 is approximately 1.5 miles southeast of the Jordan Creek Town Center Property and is accessible via Mills Civic Parkway. Interstate 80 is accessible approximately 1.3 miles north of the Jordan Creek Town Center Property via the Jordan Creek Parkway. The Jordan Creek Town Center Property is located in the Western Suburbs retail submarket within the Des Moines retail market. Local industry drivers that support the trade area include insurance, financial services, healthcare, agriculture innovation, technology, data centers, advanced manufacturing, and logistics. The Jordan Creek Town Center Property is located across the street from the Wells Fargo Home Mortgage campus, containing many of the 13,000 people employed by Wells Fargo in the Des Moines metro area. Des Moines is considered one of the top insurance cities in the United States, and headquarters for Principal Financial Group, Inc. Some of the larger employers in the area include Wells Fargo & Co., Hy-Vee, Inc., Principal Financial Group, MercyOne, UnityPoint Health Partners, Amazon, John Deere Companies, and Nationwide.

According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Western Suburbs retail submarket was approximately 3.7% with average asking rents of $18.36 PSF and inventory of approximately 20.3 million square feet. According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Des Moines retail market was approximately 3.5%, with average asking rents of $17.69 PSF and inventory of approximately 44.4 million square feet. According to the appraisal, the 2022 population within a 10-, 20- and 30- mile radius of the Jordan Creek Town Center Property was 330,148, 631,873 and 700,018, respectively. The 2022 average household income within the same radii was $103,954, $97,536 and $96,792, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable retail centers for the Jordan Creek Town Center Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Jordan Creek Town Center West Des Moines, IA	2004 / NAP	1,137,798(2)(3)	97.1%(2)	NAP	$812	Dillard’s (non-collateral) Von Maur Scheels Century Theatres
Valley West Mall West Des Moines, IA	1975 / 2009	1,005,054	51.0%	3.5 miles	$422	JCPenney Vacant (Former Von Maur) Vacant (Former Younkers)
Merle Hay Mall Des Moines, IA	1959 / 2005	1,149,779	80.0%	6.8 mile	$289	Kohl’s, Target, Ross Dress, Kids Empire, Dink’s Pickleball, Flix Brewhouse, White Rabbit & VR, Gameday Arcade
Outlets of Des Moines Altoona, IA	2017 / NAP	479,217	85.0%	16.2 miles	NAV	Bass Pro (Adjacent Anchor), Under Armour, F21, Polo Ralph Lauren, Nike, Old Navy, Loft, Lee Wrangler, J. Crew
Village at Jordan Creek(4) West Des Moines, IA	2004 / NAP	420,752	97.0%	0.1 miles	NAV	Costco, Nike, Aveda Institute, Blue Zoo Aquarium, DSW, Best Buy, Petco, Old Navy, Bob’s, Kid’s Empire
(1)	Based on the appraisal, unless otherwise stated.
(2)	Based on the underwritten rent roll dated December 31, 2023 and Total Occupancy only takes into account the 940,038 square feet of collateral.
(3)	The Jordan Creek Town Center Property is comprised of 940,038 square feet. Dillard’s (197,760 square feet) is not part of the collateral.
(4)	Village at Jordan Creek is in the Jordan Creek Town Center Property’s secondary competitive set.

The following table presents information relating to the appraisal’s market rent conclusion for the Jordan Creek Town Center Property:

Market Rent Summary(1)
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Inline <1,200 SF	$155.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
Inline 1,200-2,500 SF	$66.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
Inline 2,501-5,000 SF	$48.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
Inline 5,001-10,000 SF	$44.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
10,000+ SF	$43.00	10.0% Mid-term	10	Gross	$70.00 / $0.00	$4.00 / $2.00
Food Court	$140.00	2.0%/year	10	Net	$10.00 / $0.00	6.0% / 3.0%
Outparcel Restaurant	$25.00	2.0%/year	10	Net	$40.00 / $0.00	6.0% / 3.0%
Outparcel Big Box	$25.00	10.0% Mid-term	10	Net	$30.00 / $0.00	$4.00 / $2.00
Theater	$20.00	10.0% Mid-term	10	Gross	$20.00 / $0.00	$4.00 / $2.00
Anchor	$12.00	10.0% Mid-term	10	Gross	$10.00 / $0.00	$4.00 / $2.00
(1)	Based on the appraisal.

The Borrowers. The borrowers are Jordan Creek Town Center, LLC and Jordan Creek Anchor Acquisition, LLC, each a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Jordan Creek Town Center Whole Loan.

The Borrower Sponsors. The borrower sponsor is Brookfield Properties Retail Holding LLC. Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 800 managed properties and 350 million square feet of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property Management. The Jordan Creek Town Center Property is managed by Brookfield Properties Retail Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $5,000,000 for an upfront general reserve (the “General Reserve”) to be used for replacements and repairs to the Jordan Creek Town Center Property and for tenant improvements, landlord work, tenant improvement allowances, leasing commission obligations, reasonable legal fees and related tenant capital costs incurred following the origination date (“New Leases Rollover Expenditures”). Additionally, at origination of the Jordan Creek Town Center Whole Loan, the borrowers provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a reserve for outstanding tenant improvements and leasing commissions and $260,628 for gap rent.

Tax Escrows – During the continuance of a Cash Management Period (as defined below) and/or from and after the date on which the borrowers first request a disbursement from the General Reserve (a “General Reserve Disbursement Date”), the borrowers are required to deposit monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months into a real estate tax reserve.

Insurance Escrows – During the continuance of a Cash Management Period, and/or from and after the General Reserve Disbursement Date, the borrowers are required to deposit monthly into an insurance reserve 1/12th of the annual estimated insurance payments on a monthly basis, unless the Jordan Creek Town Center Property is insured under a blanket policy meeting the requirements of the related loan agreement (in which case no insurance escrows will be required).

Replacement Reserves – During the continuance of a Cash Management Period and/or from and after the General Reserve Disbursement Date, the borrowers are required to deposit monthly into a replacement reserve an amount equal to 1/12th of $0.25 per owned leasable square foot at the Jordan Creek Town Center Property (initially $19,584) (the “Replacement Reserve Monthly Deposit”) for repairs and replacements required to be made to the Jordan Creek Town Center Property during the calendar year. The borrowers’ obligation to make deposits into the replacement reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the Replacement Reserve Monthly Deposit (which amount will initially be $470,019).

TI/LC Reserves – During the continuance of a Cash Management Period and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit into a TI/LC reserve an amount equal to 1/12th of $1.00 per owned leasable square foot at the Jordan Creek Town Center Property (initially $78,337) (the “TI/LC Reserve Monthly Deposit”) for New Leases Rollover Expenditures. The borrowers’ obligation to make deposits into the TI/LC reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the TI/LC Reserve Monthly Deposit (initially $1,880,076). Amounts in the TI/LC reserve that are funded by the TI/LC Reserve Monthly Deposit are required to be released to the borrowers if the applicable Cash Management Period has terminated (and the General Reserve Disbursement Date has not occurred). In addition, and notwithstanding the threshold specified above, all lease termination payments received in connection with leases must be deposited into the TI/LC reserve to the extent received (a) during any Cash Management Period and (b) in connection with any lease, the loss of rent under which would cause the debt yield to fall below 12.0%. Amounts so deposited must be released to the borrowers upon the date that the debt yield is equal to or above 12.0% (unless a Cash Management Period is then in effect).

Guaranty of Limited Payment – On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in the aggregate amount of the required upfront deposits into the TI/LC reserve ($7,584,188) and gap rent reserve ($260,628). The amounts guaranteed by the Guaranty of Limited Payment (x) with respect to the upfront TI/LC reserve deposit, are required to be reduced on a dollar-for-dollar basis by the aggregate amount of equity capital actually expended by the borrowers on the existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions as of the origination date, and (y) with respect to the upfront gap rent reserve, are required to be reduced on a monthly basis by an amount equal to the monthly amount of rent that would have been received by borrowers if rent was paid by the applicable tenant.

Anchor Tenant Reserves – During the continuance of an Anchor Tenant Trigger (as defined below), the borrowers are required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Jordan Creek Town Center Property. The borrowers’ obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

An “Anchor Tenant Trigger” means that any of Dillard’s, Scheels or Von Maur (together with any replacement tenants of the foregoing, each an “Anchor”) (A) has “gone dark” (i.e., ceased to utilize its space for business purposes until such anchor tenant operates at the Jordan Creek Town Center Property for a period of no less than 30 consecutive days during normal business hours), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if (i) for any Anchor Tenant Trigger described in clause (A) above, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) for any Anchor Tenant Trigger described in clause (B) above, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, and if the Anchor premises are leased by the borrowers to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor, (iii) for any Anchor Tenant Trigger described in clause (C) above, the Anchor has reoccupied its premises, (iv) for any Anchor Tenant Trigger described in clause (D) above, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) for any Anchor Tenant Trigger described in clause (E) above, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) for all Anchor Tenant Triggers, the Anchor space or a substantial portion thereof becomes owned or leased by one or more replacement occupants pursuant to the terms of the loan documents.

An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox / Cash Management. The Jordan Creek Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all tenants at the Jordan Creek Town Center Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrowers (other than Non-Core Income)) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrowers’ operating account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into a cash management account controlled by the lender, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Jordan Creek Town Center Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses) and lender-approved extraordinary expenses, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger Event and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger Event is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrowers’ operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrowers for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000, provided, that the borrowers may exceed such cap if the borrowers have (x) deposited cash into the cash management account or (y) delivered to the lender funds not derived from the Jordan Creek Town Center Property or any other collateral for the loan in the amount requested in excess of the cap of $200,000 prior to such disbursement.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Jordan Creek Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 12% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 11% (and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Management Period or Cash Sweep Period resulting from an event of default will end if the lender has waived or the borrowers have cured such event of default.

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrowers have maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or have either (i) prepaid the Jordan Creek Town Center Whole Loan, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if subtracted from the outstanding principal balance of the Jordan Creek Town Center Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding certain anchor tenant premises identified in the Jordan Creek Town Center Whole Loan documents (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Jordan Creek Town Center Property or non-income producing surface parking areas, (iii) the borrowers deliver evidence that the parcel subject to release is not necessary for the borrowers’ operation or use of the remaining Jordan Creek Town Center Property and may be readily separated from the Jordan Creek Town Center Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Jordan Creek Town Center Property and after giving effect to such transfer, the release parcel and the remaining Jordan Creek Town Center Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Jordan Creek Town Center Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan to meet such condition, (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

The borrowers are also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Jordan Creek Town Center Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, non-income producing surface parking or utility facilities that are readily re-locatable or that will continue to serve the Jordan Creek Town Center Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser that appraised the Jordan Creek Town Center Property, or an appraiser of comparable experience selected by the borrowers, (iii) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Acquired Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) a property condition report indicating that the Acquired Parcel is in good condition if the Acquired Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, as applicable, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests as set forth in the related whole loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies or the applicable rating agency has waived, declined or refused to review the request for such confirmation.

In addition, the borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Jordan Creek Town Center Property is a part, including any anchor tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Jordan Creek Town Center Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers deliver, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) a property condition report indicating that the Expansion Parcel is in good condition if the Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, as applicable, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kenwood Towne Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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LEVEL ONE
Anchor
Major / In-line
Food Court /Restaurant
Vacant
macy's
PACSUN
HOLLISTER
AEROPOSTALE
at&t
VANS
aerie
DRY GOODS
SoftMoc
AKIRA
Lids
GNC
Dillard's
HOT TOPIC
GameStop
claire's
AMERICAN EAGLE OUTFITTERS
GARAGE
FOREVER 21
RALLY HOUSE
WINDSOR
Buckle
GOLD STAR CHILI
LEVEL TWO
Anchor
Major / In-line
Restaurant
Vacant
Non-Collateral
macy's
chico's
ANN TAYLOR
TORRID
SEPHORA
KAY
ATHLETA
Aruta
Dillard's
ARHAUS
VACANT
EXPRESS
COACH
J.CREW
alo
EVEREVE
PANDORA
sundance
ANTHROPOLOGIE
RESTORATION HARDWARE
purple
LOFT
POTTERY BARN
MAGGIANO'S
The Cheesecake Factory
GUCCI
NORDSTROM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kenwood Towne Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:(1)	SGFC, 3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.6%	Net Rentable Area (SF):	1,033,141
Loan Purpose:	Refinance	Location:	Cincinnati, OH
Borrower:	Kenwood Mall L.L.C.	Year Built / Renovated:	1958 / 1988, 2003, 2009, 2019-2023
Borrower Sponsors(3):	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois	Occupancy:	95.2%
Interest Rate:	6.27100%	Occupancy Date:	12/31/2023
Note Date:	2/9/2024	4th Most Recent NOI (As of):	$33,864,264 (12/31/2020)
Maturity Date:	3/1/2029	3rd Most Recent NOI (As of)(7):	$33,772,475 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(7):	$37,154,574 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$37,685,851 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$50,721,444
Call Protection(4):	L(24),D(29),O(7)	UW Expenses:	$12,770,752
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$37,950,692
Additional Debt(2):	Yes	UW NCF:	$36,139,189
Additional Debt Balance(2):	$210,000,000	Appraised Value / Per SF:	$571,200,000 / $553
Additional Debt Type(2):	Pari Passu	Appraisal Date:	1/23/2024

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$252
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$252
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.5%
Replacement Reserves:	$0	Springing	$516,571	Maturity Date LTV:	45.5%
TI/LC Reserve:	$0	$129,143	$3,099,423	UW NCF DSCR:	2.19x
Other Reserves(6):	$3,966,953	$0	N/A	UW NOI Debt Yield:	14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Loan Payoff	$211,601,763	81.4%
			Return of Equity	41,225,744	15.9
			Upfront Reserves	3,966,953	1.5
			Closing Costs	3,205,539	1.2
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	Following the origination of the Kenwood Towne Centre Whole Loan (as defined below), Note A-3-1, with an original principal balance and outstanding principal balance of $30,000,000 as of the Cut-off Date, was acquired by 3650 Real Estate Investment Trust 2 LLC.
(2)	The Kenwood Towne Centre Mortgage Loan (as defined below) is part of a whole loan comprised of 10 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $260,000,000 (the “Kenwood Towne Centre Whole Loan”). The Kenwood Towne Centre Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GS”) and Societe Generale Financial Corporation (“SGFC”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Kenwood Towne Centre Whole Loan.
(3)	Brookfield Properties Retail Holding LLC, one of the borrower sponsors, is related to the borrower sponsor for the Staten Island Mall Whole Loan and is also the borrower sponsor for the Jordan Creek Town Center Whole Loan and the Galleria at Tyler Whole Loan.
(4)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on April 1, 2024. Defeasance of the Kenwood Towne Centre Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Kenwood Towne Centre Whole Loan to be securitized and (ii) February 9, 2027. The assumed lockout period of 24 payment dates is based on the expected BBCMS 2024-5C25 securitization closing date in March 2024. The actual lockout period may be longer.
(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(6)	Other initial escrows and reserves consist of approximately $3,732,395 for an existing TI/LC reserve and approximately $234,558 for a gap rent reserve.
(7)	The increase in NOI from 2021 to 2022 is primarily attributed to the borrower sponsor signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA (as defined below) and 20.1% of the underwritten base rent).

The Loan. The Kenwood Towne Centre mortgage loan (the “Kenwood Towne Centre Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in the Kenwood Towne Centre, a super regional mall located in Cincinnati, Ohio (the “Kenwood Towne Centre Property”). The Kenwood Towne Centre Whole Loan is comprised of 10 pari passu notes,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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with an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at a rate of 6.27100% per annum. The Kenwood Towne Centre Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Kenwood Towne Centre Mortgage Loan is evidenced by the non-controlling Note A-3-1 and Note A-3-2, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The Kenwood Towne Centre Whole Loan was co-originated by WFB, GS and SGFC. The relationship between the holders of the Kenwood Towne Centre Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Kenwood Towne Centre Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C25 securitization trust; however, following the securitization of the controlling Note A-1-1, the Kenwood Towne Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the transaction that includes the controlling Note A-1-1. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan” in the Preliminary Prospectus.

The promissory notes comprising the Kenwood Towne Centre Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$55,000,000	$55,000,000	WFB	Yes
A-1-2(1)	$45,000,000	$45,000,000	WFB	No
A-1-3(1)	$20,000,000	$20,000,000	WFB	No
A-1-4(1)	$10,000,000	$10,000,000	WFB	No
A-2-1	$40,000,000	$40,000,000	Benchmark 2024-V6(2)	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2024-V6(2)	No
A-2-3	$10,000,000	$10,000,000	Benchmark 2024-V6(2)	No
A-3-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-3-2	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-3-3(1)	$15,000,000	$15,000,000	SGFC	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.

The Property. The Kenwood Towne Centre Property is a three-story, Class A super regional mall, comprising an approximately 1,033,141 square foot (the “Total Collateral NRA”) portion of a larger 1,170,977 square foot (the “Total Mall NRA”) center situated on an approximately 154-acre site in Cincinnati, Ohio. Kenwood Towne Centre was built in 1958 and renovated multiple times between 1988 and 2023 and is anchored by (i) Macy’s, which owns its improvements and ground leases the underlying land from the borrower, (ii) Dillard’s and (iii) Nordstrom, which owns its improvements and the underlying land and is not part of the collateral. Other notable retailers include Louis Vuitton, Gucci, Tiffany & Co., Apple, Pottery Barn, Lululemon Athletica and Restoration Hardware.

As of December 31, 2023, the Kenwood Towne Centre Property was 95.2% occupied by 129 tenants (including temporary tenants, comprising approximately 2.7% of the Total Collateral NRA and 0.0% of the underwritten base rent). Since 2019, the borrower sponsors have invested over $30.0 million into the Kenwood Towne Centre Property for renovations and capital improvements including HVAC repairs, roof repairs, escalator repairs, pavement restoration, garage restoration, camera replacements and irrigation system upgrades among other improvements to individual tenant spaces. In-line sales for tenants comprising less than 10,000 square feet as of December 2023 were $1,018 per square foot (10.8% occupancy cost) including Apple and $779 per square foot (14.0% occupancy cost) excluding Apple. The Kenwood Towne Centre Property provides parking via 5,881 surface parking and parking garage spaces, resulting in a parking ratio of approximately 5.02 spaces per 1,000 square feet of the Total Mall NRA.

Major Tenants. Apple (9,383 square feet; 0.9% of Total Collateral NRA; 4.3% of underwritten base rent): Apple is a retailer that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple has been a tenant at the Kenwood Towne Centre Property since 2001 under a lease with an expiration date of January 31, 2026 and no renewal options or termination options.

Altar'D State/Arula/Tulla (12,838 square feet; 1.2% of Total Collateral NRA; 3.3% of underwritten base rent): Altar’D State/Arula/Tulla operates within the Stand Out for Good parent company, which is a purpose-based, lifestyle and fashion family of brands that was founded in 2009 and operates 128 stores and boutiques across its three brands in 39 states. Altar'D State/Arula/Tulla has been a tenant at the Kenwood Towne Centre Property since opening in 2022 under a lease with an expiration date of March 31, 2032, with one, five-year renewal option remaining and a termination option that is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

Pottery Barn (15,913 square feet; 1.5% of Total Collateral NRA; 2.4% of underwritten base rent): Pottery Barn is a home furnishing retailer that was founded in 1949 and operates 188 stores as of 2022. Pottery Barn is a wholly owned subsidiary of Williams-Sonoma, Inc. Pottery Barn has been a tenant at the Kenwood Towne Centre Property since 2003 under a lease with an expiration date of January 31, 2030 and has no renewal or termination options.

Environmental. According to the Phase I environmental assessment dated January 17, 2024, there was no evidence of any recognized environmental conditions at the Kenwood Towne Centre Property.

The following table presents certain information relating to the historical occupancy of the Kenwood Towne Centre Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)(3)
90.6%	93.9%	96.1%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year and includes temporary tenants. Historical Occupancies do not include net rentable area for anchor tenants and the non-collateral anchor tenant.
(2)	Current Occupancy excluding the anchor tenants and the non-collateral anchor tenant is 90.6%.
(3)	Current Occupancy is as of December 31, 2023

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF(5)	Occ Cost(6)	Lease Expiration Date
Non-Collateral Anchor Tenant
Nordstrom(7)	Ba1/BB+/BB+	137,836	NAP	$0.00	$0	0.0%	NAV	NAV	NAV
Non-Collateral Anchor Tenant Subtotal / Wtd. Avg.		137,836	NAP	$0.00	$0	0.0%

Anchors
Macy's(8)	Ba1/BB+/BBB-	262,829	25.4%	$0.00	$0	0.0%	$187	0.7%	9/10/2028
Dillard’s(9)	Baa3/BB+/BBB-	240,656	23.3	$2.51	604,525	2.0	$118	2.5%	1/31/2029

Major Tenants
Arhaus Furniture	NR/NR/NR	16,925	1.6	$36.60	619,455	2.1	$627	9.8%	1/31/2032
Pottery Barn	NR/NR/NR	15,913	1.5	$45.27	720,339	2.4	$620	15.2%	1/31/2030
Altar’D State/Arula/Tulla(10)	NR/NR/NR	12,838	1.2	$77.09	989,681	3.3	$447	21.2%	3/31/2032
Maggiano’s Little Italy	B1/BB-/NR	12,611	1.2	$46.08	581,115	2.0	$783	9.0%	9/30/2034
The Cheesecake Factory	NR/NR/NR	12,243	1.2	$45.00	550,935	1.9	$1,001	8.6%	1/31/2025
Anthropologie	NR/NR/NR	11,890	1.2	$54.99	653,854	2.2	$420	13.1%	1/31/2026
Apple	Aaa/AA+/NR	9,383	0.9	$135.00	1,266,730	4.3	$8,827	1.5%	1/31/2026
American Eagle Outfitters(11)	NR/NR/NR	6,044	0.6	$98.76	596,905	2.0	$677	14.6%	3/31/2032
Watches of Switzerland(12)	NR/NR/NR	4,902	0.5	$118.46	580,691	2.0	$1,945	8.8%	11/30/2031
Largest Tenants		606,234	58.7%	$11.82	$7,164,230	24.2%
Remaining Occupied		377,278	36.5	$59.49	22,443,982	75.8
Occupied Collateral Total		983,512	95.2%	$30.10	$29,608,212	100.0%
Vacant		49,629	4.8
Collateral Total / Wtd. Avg.		1,033,141	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Kenwood Towne Centre Property collateral and does not include the portion of the Kenwood Towne Centre Property occupied by Nordstrom, which owns its improvements and the underlying land.
(4)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include $674,713 in contractual rent steps through February 2025.
(5)	Sales PSF are presented as of the 12 months ended December 2023, as provided by the borrower sponsors.
(6)	Occupancy costs are calculated by the annual gross rent divided by the respective tenant annual sales.
(7)	Nordstrom (non-collateral anchor) does not pay rent but pays certain reimbursements.
(8)	Macy’s owns its improvements and ground leases the underlying land from the borrower sponsors. Macy’s has five, five-year renewal options remaining and no termination options. Macy’s pays the greater of: (i) Minimum Rent (as defined below) or (ii) 1% of the amount by which Macy’s gross sales exceed $30,000,000 during such fiscal year (“Percentage Rent”). “Minimum Rent” equals $0, except if Macy’s ceases operations as a department store for more than 12 months and thereafter exercises any renewal option, then during the five-year renewal period, the annual Minimum Rent will be the sum of $50,000 plus the greater of: (i) the annual Minimum Rent in effect at the time of exercising the extension option or (ii) 200,000. Currently, Macy’s pays Percentage Rent, currently underwritten as $190,590 per year ($0.73 per square foot) and certain reimbursements that in the aggregate totals 0.7% of total UW gross rent.
(9)	Dillard’s has one, 10-year renewal option remaining and a one-time option to surrender the expansion premises (approximately 90,000 square feet).

(10) Altar'D State/Arula/Tulla has a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

(11)	American Eagle Outfitters has a termination option that is exercisable if the tenant’s net sales fail to exceed $3,688,916 during the period between April 2027 and March 2028, along with payment of a termination fee.
(12)	Watches of Switzerland has a termination option that is exercisable if the tenant’s net sales fail to exceed $5,000,000 during the period between October 2025 and September 2026, along with payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kenwood Towne Centre

The following tables presents certain information relating to the tenant sales of the Kenwood Towne Centre Property:

Sales History(1)(2)
Tenancy Type	2019	2020(3)	2021	2022	2023
Gross Mall Sales(4)	$356.1 million	$252.8 million	$370.1 million	$392.9 million	$395.0 million
Gross Mall Sales (Ex-Apple)(4)	$267.9 million	$207.7 million	$293.1 million	$311.7 million	$312.2 million
Comparable Sales PSF (Inline < 10,000 SF)	$881	$618	$995	$1,034	$1,018
Comparable Sales PSF (Inline < 10,000 SF, Ex- Apple)	$637	$489	$767	$786	$779
Occupancy Cost (Inline < 10,000 SF)	11.6%	15.7%	9.6%	10.3%	10.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	16.0%	19.6%	12.3%	13.5%	14.0%
(1)	Information is as provided by the borrower sponsors and only includes tenants reporting sales. Certain tenants may not have been in occupancy during the entire reporting period.
(2)	All figures are approximate.
(3)	The Kenwood Towne Centre Property was closed from March 24, 2020 until May 12, 2020, due to the COVID-19 pandemic.
(4)	Excludes sales for Dillard’s, Macy’s and Nordstrom (non-collateral anchor).

Anchor & Major Tenant Sales History(1)(2)
Tenant Name	2019	PSF	2020	PSF	2021	PSF	2022	PSF	2023	PSF
Anchor Tenants(3)
Macy’s	$53.3 million	$203	$31.3 million	$119	$52.4 million	$199	$62.2 million	$237	$49.1 million	$187
Dillard’s	$26.7 million	$111	$16.6 million	$69	$28.6 million	$119	$30.5 million	$127	$28.3 million	$118
Inline Tenants > 10,000 SF
Arhaus Furniture	$5.6 million	$333	$5.1 million	$299	$7.4 million	$439	$10.9 million	$643	$10.6 million	$627
Forever 21	$3.7 million	$225	$2.7 million	$161	$4.8 million	$290	$3.7 million	$221	$2.7 million	$162
Pottery Barn	$8.1 million	$511	$7.4 million	$466	$9.1 million	$574	$11.6 million	$729	$9.9 million	$620
Anthropologie	$2.9 million	$243	$3.0 million	$249	$2.1 million	$177	$5.0 million	$420	$5.0 million	$420
Restoration Hardware	$9.0 million	$840	$9.5 million	$881	$12.2 million	$1,133	$10.2 million	$952	$7.4 million	$683
(1)	Information is provided by the borrower sponsors.
(2)	All figures are approximate.
(3)	Represents estimated gross sales figures between 2019 and 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	49,629	4.8%	NAP	NA	P	49,629	4.8%	NAP	NAP
2024 & MTM	13	74,671	7.2	$1,708,181	5.8%		124,300	12.0%	$1,708,181	5.8%
2025	18	70,050	6.8	4,112,221	13.9		194,350	18.8%	$5,820,402	19.7%
2026	21	74,060	7.2	5,574,367	18.8		268,410	26.0%	$11,394,769	38.5%
2027	12	37,792	3.7	2,153,733	7.3		306,202	29.6%	$13,548,502	45.8%
2028	14	294,188	28.5	2,511,303	8.5		600,390	58.1%	$16,059,805	54.2%
2029	13	270,173	26.2	2,864,580	9.7		870,563	84.3%	$18,924,385	63.9%
2030	7	27,885	2.7	1,678,725	5.7		898,448	87.0%	$20,603,110	69.6%
2031	9	38,049	3.7	2,469,759	8.3		936,497	90.6%	$23,072,869	77.9%
2032	11	61,220	5.9	3,869,773	13.1		997,717	96.6%	$26,942,642	91.0%
2033	5	14,271	1.4	1,103,347	3.7		1,011,988	98.0%	$28,045,989	94.7%
2034	6	21,153	2.0	1,562,223	5.3		1,033,141	100.0%	$29,608,212	100.0%
2035 & Beyond	0	0	0.0	0	0.0		1,033,141	100.0%	$29,608,212	100.0%
Total Collateral	129	1,033,141	100.0%	$29,608,212	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $674,713 through February 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Kenwood Towne Centre
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$28,077,213	$26,265,745	$23,925,987	$26,120,002	$27,822,362	$28,933,499	$28.01	54.1%
Rent Steps(4)	0	0	0	0	0	674,713	0.65	1.3
Percent Rent	1,629,756	1,688,542	4,688,543	6,133,051	4,437,293	2,990,230	2.89	5.6
Vacant Income	0	0	0	0	0	2,799,141	2.71	5.2
Gross Potential Rent	$29,706,969	$27,954,287	$28,614,530	$32,253,053	$32,259,655	$35,397,583	$34.26	66.1%
Total Reimbursements	15,881,057	15,036,147	12,925,944	13,725,762	14,242,630	14,008,669	13.56	26.2
Temporary Tenants	3,537,191	2,511,184	3,678,791	3,701,297	3,468,467	3,725,061	3.61	7.0
Lease Termination Income	0	823,989	908,941	163,925	702,334	0	0.00	0.0
Other Income(5)	516,526	360,323	440,807	462,098	400,361	389,272	0.38	0.7
Net Rental Income	$49,641,743	$46,685,930	$46,569,013	$50,306,135	$51,073,447	$53,520,585	$51.80	100.0%
(Vacancy/Credit Loss)(6)	(322,345)	(1,223,127)	55,455	142,623	83,265	(2,799,141)	(2.71)	(5.2)
Effective Gross Income	$49,319,398	$45,462,803	$46,624,468	$50,448,758	$51,156,712	$50,721,444	$49.09	94.8%
Total Expenses	12,297,984	11,598,539	12,851,993	13,294,184	13,470,861	12,770,752	12.36	25.2
Net Operating Income(7)	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$37,950,692	$36.73	74.8%
Capital Expenditures	0	0	0	0	0	206,628	0.20	0.4
TI/LC	0	0	0	0	0	1,604,875	1.55	3.2
Net Cash Flow	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$36,139,189	$34.98	71.3%
(1)	Certain items such as capital expenditures and TI/LC were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Per Square Foot is based on the Total Collateral NRA.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Contractual rent steps are through February 2025.
(5)	Other Income includes revenue from trash pad rental and valet parking income.
(6)	The underwritten economic occupancy is 94.5%. The Kenwood Towne Centre Property was 95.2% leased based on the December 31, 2023 underwritten rent roll.
(7)	The increase in Net Operating Income from 2021 to 2022 is primarily attributed to the borrower sponsors signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA and 20.1% of the underwritten base rent).

The Market. The Kenwood Towne Centre Property is located in Cincinnati, Ohio, within the Cincinnati core-based statistical area (the “Cincinnati CBSA”). The Cincinnati CBSA spans 15 counties in the states of Ohio, Kentucky and Indiana and is home to seven Fortune 500 companies including Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp. and Cintas. The Cincinnati CBSA’s largest employment sectors include trade, transportation & utilities (20.6% of the regional workforce), professional & business services (15.7%) and education & health services (14.9%). The largest employers in the Cincinnati CBSA are Kroger Co., Cincinnati Children’s Hospital, TriHealth, University of Cincinnati and St. Elizabeth Healthcare.

The Kenwood Towne Centre Property is situated at the northeast corner of Kenwood and Montgomery Roads, approximately 10 miles from the Cincinnati CBSA. Interstate 71 is located adjacent to the Kenwood Towne Centre Property and provides north/south regional access through Cincinnati. Interstate 71 has an average daily traffic count of approximately 123,971 vehicles per day. The Kenwood Towne Centre Property serves a 10-mile trade area and is a major shopping destination for this portion of the region, which acts as a commercial/retail hub for the area, anchoring retail and commercial development along Montgomery and Kenwood Roads.

According to the appraisal, the 2022 population within a five-, 10- and 15-mile radius of the Kenwood Towne Centre Property was 169,911, 703,702 and 1,308,287, respectively, and the average household income within the same radii was $105,507, $102,106 and $98,654, respectively. According to a third-party market research report, the Kenwood Towne Centre Property is located in the Kenwood retail submarket, which contained 5,569,882 square feet of retail space as of the first quarter of 2024. The Kenwood retail submarket reported a vacancy rate of 6.7% and an average rental rate of $23.29 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable retail centers for the Kenwood Towne Centre Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Kenwood Towne Centre 7875 Montgomery Road Cincinnati, OH	1958 / 1988, 2003, 2009, 2019-2023	1,033,141(2)	95.2%(3)	NAP	$779(4)(5)	Macy’s Dillard’s Nordstrom (non-collateral anchor)
Eastgate Mall 4601-200 Eastgate Boulevard Cincinnati, OH	1980 / 2003	858,783	86.0%	8.5 miles	$377	Dillard's JC Penney Kohl's
Northgate Mall 9501 Colerain Avenue Cincinnati, OH	1972 / 2015	1,100,000	79.0%	12.0 miles	$259	Ashley Furniture Burlington DSW Marshalls Overstock Furniture Xscape Theatres
Florence Mall 2028 Florence Mall Florence, KY	1976 / 2011	940,967	86.0%	21.0 miles	$447	JC Penney Macy's Macy's Home
(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the chart reflect the primary competition for the Kenwood Towne Centre Property.
(2)	Total GLA (SF) for the Kenwood Towne Centre Property excludes the square footage for Nordstrom (non-collateral anchor).
(3)	Based on the underwritten rent roll dated December 31, 2023 excluding Nordstrom (non-collateral anchor).
(4)	Represents comparable sales per square foot as of the 12 months ended December 2023 for in-line tenants (excluding Apple).
(5)	Information is as provided by the borrower sponsors and only includes tenants reporting sales.

The Borrower. The borrower for the Kenwood Towne Centre Whole Loan is Kenwood Mall L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kenwood Towne Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which indirectly owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., an affiliate of Brookfield Retail and the 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million square feet throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL in 1939 for the purpose of providing retirement annuities and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of December 31, 2023, TRSIL had approximately $68.5 billion of assets under management.

Property Management. The Kenwood Towne Centre Property is managed by Brookfield Properties Retail Inc., an affiliate of Brookfield Retail.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $3,732,395 into an existing tenant improvement allowances reserve and (ii) $234,558 for a gap rent reserve in connection with Ray Ban (approximately $206,556) and Rowan (approximately $28,002).

Tax Escrows – During the continuance of a Reserve Trigger Period (as defined below) or Cash Management Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Reserve Trigger Period or Cash Management Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, except if the Kenwood Towne Centre Property is insured under a blanket policy meeting the requirements set forth in the related Kenwood Towne Centre Whole Loan documents (in which case, no insurance escrows will be required).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Replacement Reserves – During the continuance of a Reserve Trigger Period or Cash Management Period, the borrower is required to escrow $21,524 per month, capped at $516,571.

Rollover Reserve – On each monthly payment date, the borrower is required to escrow an amount equal to approximately $129,143 for rollover reserves, capped at $3,099,423.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the borrower is required deposit an amount equal to all initial excess cash flow with respect to any particular interest period for tenant improvements and leasing commissions, construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Kenwood Towne Centre Property; provided, that deposits be capped at the amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor Parcel (as defined below) (the “Individual Anchor Threshold Amount”). The reserve will not be replenished if the funds in the anchor reserve account allocable to such individual Anchor Trigger Event falls below the related Individual Anchor Threshold Amount thereafter due to any disbursement to the borrower in accordance with the terms of the Kenwood Towne Centre Whole Loan documents).

Lockbox / Cash Management. The Kenwood Towne Centre Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Kenwood Towne Centre Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below)) directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the manager or the property manager (other than Non-Core Income) into such Lockbox Account within two business days after receipt. Prior to a Cash Management Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Management Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Kenwood Towne Centre Whole Loan documents to pay, including but not limited to, (i) the tax and insurance escrow deposits, if any, described above, (ii) provided that no default exists as to which the lender has initiated an enforcement action, budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted operating expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted capital expenses) and lender-approved extraordinary expenses and (iii) the replacement and rollover reserve deposits, if any, described above. During the continuance of a Cash Management Period, any excess cash is required to be deposited into an excess cash reserve account to be held by the lender as additional security for the Kenwood Towne Centre Whole Loan; provided, that, funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Kenwood Towne Centre Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

A “Reserve Trigger Period” will commence upon the net operating income debt yield (“NOI DY”) falling below 10.5% for two consecutive calendar quarters and will end upon the NOI DY being at least 10.5% for two consecutive calendar quarters.

A “Cash Management Period” will commence upon the occurrence of any of the following events: (i) an event of default, (ii) the debt yield is less than 9.75% as of the end of any two consecutive calendar quarters or (iii) the commencement of an Anchor Trigger Event. A Cash Management Period will end as applicable with respect to: (1) clause (i) above, if such event of default is cured or waived (provided that no Cash Management Period remains in effect pursuant to clauses (ii) or (iii) above), (2) clause (ii) above, either (a) upon the date that the debt yield is equal to or in excess of the 9.75% for two consecutive calendar quarters (provided that no Cash Management Period remains in effect pursuant to clauses (i) or (iii) above) or (b) the borrower has either (x) partially prepaid the Kenwood Towne Centre Whole Loan (with payment of a yield maintenance if partial prepayment occurs prior to September 1, 2028), (y) delivered cash to the lender or (z) delivered a letter of credit to the lender, in each case in an amount that if subtracted from the outstanding principal balance of the Kenwood Towne Centre Whole Loan would cause the debt yield to equal or exceed 9.75% for two consecutive calendar quarters, or (3) clause (iii) above, an applicable Anchor Trigger Cessation Event (as defined below) has occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An ”Anchor Trigger Event” will occur if Dillard’s, Macy’s, Nordstrom or any replacement tenant (each an “Anchor” and the premises occupied, the “Anchor Parcel”): (i) has (A) “gone dark” (other than a temporary closure in connection with: (w) a restoration, repair or renovation, (x) compliance with applicable law, regulations and/or governmental mandates, (y) an event of force majeure or (z) any reason not to exceed 60 days) or (B) vacated its Anchor Parcel, (ii) is the subject of certain bankruptcy or insolvency events, (iii) terminates, surrenders or cancels its lease (or gives notice of its intent to do any of the foregoing) or (iv) to the extent such Anchor Parcel is owned by the borrower, the Anchor fails to renew its lease prior to the earlier of: (x) the date specified in such lease and (y) the date that is 12 months prior to such Anchor’s lease expiration.

An “Anchor Trigger Cessation Event” means for any Anchor Trigger Event: (1) described in clause (i) of the definition of Anchor Trigger Event, such Anchor operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (2) described in clause (ii) of the definition of Anchor Trigger Event, (x) if such premises occupied by the Anchor are then owned by the Anchor, such bankruptcy action is dismissed or the Anchor has emerged from such bankruptcy action and is continuing to occupy its premises or a substantial portion thereof, and (y) if such premises occupied by the Anchor are then leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy action; (3) described in clause (iii) of the definition of Anchor Trigger Event, such Anchor rescinds its notice of cancellation, termination or non-renewal in writing; (4) described in clause (iv) of the definition of Anchor Trigger Event, such Anchor renews and/or extends its lease pursuant to the terms thereof; (5) if such Anchor Parcel is owned by the borrower, the entire Anchor Parcel or not less than 75% of the aggregate gross leasable square footage of the Anchor Parcel becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Kenwood Towne Centre Whole Loan documents or otherwise, in each case, reasonably approved by the lender (such approval not to be unreasonably withheld, conditioned or delayed); or (6) the borrower will have satisfied the conditions set forth in the Kenwood Towne Centre Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Kenwood Towne Centre Property) parcels (including “air rights” parcels) or outlots (provided, however, that this condition will not apply to any Kenwood Towne Centre Expansion Parcel (as defined below), or (B) any Kenwood Towne Centre Acquired Parcel (as defined below), including, if applicable, any Anchor Parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Kenwood Towne Centre Property and may be readily separated from the Kenwood Towne Centre Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided and after giving effect to such transfer, the release parcel and the remaining Kenwood Towne Centre Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (iv) the parcel subject to the release is not necessary for the remaining portion of the Kenwood Towne Centre Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Kenwood Towne Centre Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation) and (vi) the release will comply with REMIC requirements.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, adjoins or is proximately located near, the shopping center of which the Kenwood Towne Centre Property is a part, which land was not owned by the borrower on the origination date of the Kenwood Towne Centre Whole Loan and is not a Kenwood Towne Centre Acquired Parcel (such acquired land, a “Kenwood Towne Centre Expansion Parcel”), to become additional collateral for the Kenwood Towne Centre Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Kenwood Towne Centre Expansion Parcel and (iii) the borrower delivers, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Kenwood Towne Centre Expansion Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Kenwood Towne Centre Expansion Parcel and title insurance, (c) a property condition report indicating that the Kenwood Towne Centre Expansion Parcel is in good condition if the Kenwood Towne Centre Expansion Parcel is improved, subject to certain exceptions, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Kenwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Towne Centre Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Kenwood Towne Centre Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Kenwood Towne Centre Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower is also permitted to obtain the release of collateral parcels (each, a “Kenwood Towne Centre Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels of real property in which the borrower acquires a fee or leasehold interest (each, a “Kenwood Towne Centre Acquired Parcel”) as collateral for the Kenwood Towne Centre Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including, among other things, that: (i) the Kenwood Towne Centre Exchange Parcel (unless it is a Kenwood Towne Centre Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Kenwood Towne Centre Property (and the borrower is able to make certain zoning representations as to the Kenwood Towne Centre Acquired Parcel to the same extent as made with respect to the Kenwood Towne Centre Exchange Parcel), (ii) the Kenwood Towne Centre Acquired Parcel is reasonably equivalent in value to the Kenwood Towne Centre Exchange Parcel, as established by a letter of value from the appraiser that appraised the Kenwood Towne Centre Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Kenwood Towne Centre Acquired Parcel, the borrower has delivered, among other things, (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), unless the Kenwood Towne Centre Acquired Parcel is already covered by the environmental report delivered at origination, (b) security documents creating a mortgage lien on the Kenwood Towne Centre Acquired Parcel and title insurance, (c) a property condition report indicating that the Kenwood Towne Centre Acquired Parcel is in good condition if the Kenwood Towne Centre Acquired Parcel is improved, subject to certain exceptions, (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Kenwood Towne Centre Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Kenwood Towne Centre Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates or an entity otherwise meeting ratings or financial tests set forth in the Kenwood Towne Centre Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the release will comply with REMIC requirements and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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StateFarm
Golden Bowl
Chinese Restaurant
Starbucks
Panda Express
movita
GNC
Us Bank National Association
usbank
San Angel Dental
HOOTERS
T-Mobile
OneMain Financial
curacao
EDWARDS THEATRES
PARKING STRUCTURE
HAPiK
ON-SITE SECURITY
Denim Exchange
planet fitness
ROYAL KIDS
SATELLITE HEALTHCARE
Anchor / Major
Non Anchor / Inline
Vacant
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,000,000	Title:	Fee
Cut-off Date Principal Balance:	$43,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.9%	Net Rentable Area (SF):	297,482
Loan Purpose:	Refinance	Location:	South Gate, CA
Borrower:	El Paseo Center SPE, LLC	Year Built / Renovated:	2000 / NAP
Borrower Sponsor:	Benjamin Noble	Occupancy:	99.3%
Interest Rate:	7.24000%	Occupancy Date:	12/31/2023
Note Date:	2/6/2024	4th Most Recent NOI (As of):	$5,496,228 (12/31/2020)
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of):	$6,112,595 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$6,044,221 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,934,905 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,751,226
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$2,622,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,128,711
Additional Debt:	No	UW NCF:	$4,778,035
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,900,000 / $265
Additional Debt Type:	N/A	Appraisal Date:	1/10/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$145
Taxes:	$157,206	$78,603	N/A	Maturity Date Loan / SF:	$145
Insurance:	$93,824	$10,425	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$6,107	$73,280	Maturity Date LTV:	54.5%
TI / LC:	$0	Springing	$277,396	UW NCF DSCR:	1.51x
Deferred Maintenance:	$5,625	$0	N/A	UW NOI Debt Yield:	11.9%
Unfunded Obligations(2):	$3,164,902	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of T	otal
Mortgage Loan	$43,000,000	100.0%	Loan Payoff	$38,387,366	89.3%
			Upfront Reserves	3,421,557	8.0
			Closing Costs	978,818	2.3
			Sponsor Equity	212,259	0.5
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%
(1)	See “Escrows and Reserves” below for a further discussion of reserve information.
(2)	Unfunded Obligations are comprised of $2,900,000 in tenant improvements for Edwards Theatres, Inc. (“Regal”) and $264,902 of outstanding free and gap rent for Adir International, LLC d/b/a Curacao (“Curacao”).
(3)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by a decrease in common area maintenance (“CAM”) reimbursements of $1,149,243. The decrease in CAM reimbursements was in part a result of a new lease arrangement with Curacao arising out of a billing discrepancy regarding CAM charges under such tenant’s lease, pursuant to which Curacao is only billed CAM expenses based on such tenant’s lower-level leased premises and does not include such tenant’s second floor mezzanine space. This CAM reimbursement formula resulted in an approximately $472,000 reduction in reimbursement revenue for the El Paseo Shopping Center Property (as defined below). The reduction was also due in part to an approximately $353,000 reduction in reimbursement revenue from Regal as a result of a $2.6 million cap on annual occupancy costs agreed to in 2021 with respect to such tenant’s lease.

The Loan. The El Paseo Shopping Center mortgage loan (the “El Paseo Shopping Center Mortgage Loan”) is secured by the borrower’s fee interest in an anchored retail center totaling 297,482 square feet in South Gate, California (the “El Paseo Shopping Center Property”). The El Paseo Shopping Center Mortgage Loan was originated on February 6, 2024 by Citi Real Estate Funding Inc. and accrues interest at a fixed rate of 7.24000% per annum. The El Paseo Shopping Center Mortgage Loan has an initial term of five years, is interest only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the El Paseo Shopping Center Mortgage Loan is February 6, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Property. The El Paseo Shopping Center Property is comprised of a 10-building, 297,482 square foot, anchored retail center located along the east side of Garfield Avenue just north of Firestone Boulevard in South Gate, California. The El Paseo Shopping Center Property was built in 2000 and is located on an approximately 20.98-acre site. The El Paseo Shopping Center Property features 2,148 on-site surface and garage parking spaces resulting in a total parking ratio of 7.22 spaces per 1,000 square feet. As of December 31, 2023, the El Paseo Shopping Center Property was 99.3% occupied by 22 unique tenants at an average rate of $21.21 per square foot.

Anchor tenants at the El Paseo Shopping Center Property include Regal, Curacao and SoCal South Gate, LLC dba Planet Fitness (“Planet Fitness”). In 2020, Regal renewed their lease for an additional 15 years through July 31, 2036. As part of Regal’s renewal, Regal is required to use reasonable efforts to complete approximately $10 million in renovations by the end of 2025. Renovations are projected to begin in January 2025 with completion by December 2025, and include luxury seating and renovated screens including the installation of a new IMAX 4D and 4DX screens. The borrower is required to contribute $2,900,000 to such renovations, which amount was reserved at origination. We cannot assure you that the work will be completed as expected or at all. The El Paseo Shopping Center Property is also shadow anchored by Sam’s Club.

Major Tenants. The three largest tenants based on underwritten base rent are Regal, Curacao and Planet Fitness.

Regal (108,436 square feet; 36.5% of NRA; 34.0% of underwritten base rent): Founded in 1989, Regal is a subsidiary of the Cineworld Group which is one of the largest and most geographically diverse theatre circuits in the United States, consisting of 5,808 screens in 428 theatres in 41 states along with the District of Columbia and Guam as of December 31, 2023. Regal operates 20 screens with a mix of 2D IMAX and 2DX screens at the El Paseo Shopping Center Property. Regal has been a tenant at the El Paseo Shopping Center Property since July 2001 and recently executed a new lease with a term through July 2036 with two, five-year and one, 4.5-year renewal options remaining and no termination options.

Curacao (105,951 square feet; 35.6% of NRA; 25.4% of underwritten base rent): Founded in 1981, Curacao is a department chain store with locations in California, Nevada and Arizona. Curacao sells consumer electronics, as well as appliances, furniture, books, music and other items. Curacao has been a tenant at the El Paseo Shopping Center Property since February 2001 and recently extended their lease through April 30, 2031, with no renewal or terminations options remaining.

Planet Fitness (16,475 square feet; 5.5% of NRA; 5.2% of underwritten base rent): Founded in 1992, Planet Fitness is franchisor and operator of fitness centers across the United States with stores in all 50 states and the District of Columbia. As of December 31, 2022, Planet Fitness had approximately 17.0 million members. Planet Fitness has been a tenant at the El Paseo Shopping Center Property since January 2014 and has a current lease term through October 2034 with two, five-year renewal options remaining and no termination options.

Appraisal. According to the appraisal, the El Paseo Shopping Center Property had an “as-is” appraised value of $78,900,000 as of January 10, 2024. The table below shows the appraiser’s “as-is” conclusions:

El Paseo Shopping Center(1)
Property	Value	Capitalization Rate
El Paseo Shopping Center	$78,900,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated January 22, 2024, there was no evidence of any recognized environmental conditions at the El Paseo Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

The following table presents certain information relating to the historical and current occupancy of the El Paseo Shopping Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
98.3%	99.3%	99.4%	99.3%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated December 31, 2023.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the El Paseo Shopping Center Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options	Sales PSF(4)	Occupancy Cost(4)
Anchor Tenants
Regal	NR / NR / NR	108,436	36.5%	$19.62	$2,127,225	34.0%	7/31/2036	2, 5-year 1, 4.5-year	$582,511(5)	22.3%
Curacao	NR / NR / NR	105,951	35.6	$15.00	1,589,412	25.4	4/30/2031	None	$260	7.6%
Planet Fitness	NR / NR / NR	16,475	5.5	19.76	325,603	5.2	10/31/2034	2, 5-year	$183	16.1%
Subtotal / Wtd. Avg.		230,862	77.6%	$17.51	4,042,240	64.5%			$250	15.1%

Major Tenants (>5,000 sq. ft.)
Satellite Healthcare of Los Angeles LLC	NR / NR / NR	10,000	3.4%	$25.92	$259,200	4.1%	7/31/2028	2, 5-year
Royal Kids	NR / NR / NR	9,521	3.2	$24.35	231,851	3.7	5/31/2034	1, 5-year
Husni Saleh Denim Exchange	NR / NR / NR	6,700	2.3	$24.95	167,181	2.7	8/31/2033	None
Hooter's	NR / NR / NR	6,280	2.1	$35.57	223,404	3.6	6/30/2034	1, 5-year
Hapik South Gate LLC	NR / NR / NR	5,130	1.7	$30.39	155,894	2.5	2/29/2036	2, 5-year
Subtotal		37,631	12.6%	$27.57	1,037,530	16.6%

In-line Tenants (<5,000 sq. ft.)		26,781	9.0	$44.17	1,182,923	18.9
Total Occupied Collateral		295,274	99.3%	$21.21	$6,262,692	100.0%

Vacant Space		2,208	0.7%

Collateral Total		297,482	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps of $281,837 through December 1, 2024.
(4)	Sales PSF are based on 2023 sales for Regal and 2022 sales for Curacao and Planet Fitness, as provided by the borrower. Wtd. Avg. Sales PSF excludes Regal.
(5)	Regal Sales PSF represent sales per screen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

The following table presents certain information relating to tenant lease expirations at the El Paseo Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	2,208	0.7%	NAP	NAP	2,208	0.7%	NAP	NAP
2024 & MTM	2	4,200	1.4	$104,258	1.7%	6,408	2.2%	$104,258	1.7%
2025	3	2,479	0.8	213,876	3.4%	8,887	3.0%	$318,134	5.1%
2026	2	2,036	0.7	172,053	2.7%	10,923	3.7%	$490,187	7.8%
2027	4	5,107	1.7	214,784	3.4%	16,030	5.4%	$704,971	11.3%
2028	3	16,683	5.6	498,898	8.0%	32,713	11.0%	$1,203,869	19.2%
2029	0	0	0.0	0	0.0%	32,713	11.0%	$1,203,869	19.2%
2030	0	0	0.0	0	0.0%	32,713	11.0%	$1,203,869	19.2%
2031	2	107,214	36.0	1,634,880	26.1%	139,927	47.0%	$2,838,749	45.3%
2032	0	0	0.0	0	0.0%	139,927	47.0%	$2,838,749	45.3%
2033	3	11,713	3.9	359,967	5.7%	151,640	51.0%	$3,198,716	51.1%
2034	3	32,276	10.8	780,858	12.5%	183,916	61.8%	$3,979,573	63.5%
2035 & Beyond	2	113,566	38.2	2,283,119	36.5%	297,482	100.0%	$6,262,692	100.0%
Total	24	297,482	100.0%	$6,262,692	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps of $281,837 through December 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

The following table presents certain information relating to operating history and underwritten cash flows at the El Paseo Shopping Center Property:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022(1)	2023(1)	Underwritten	Per SF	%(2)
In Place Rent	$5,327,833	$5,435,643	$5,743,380	$5,936,533	$5,935,091	$5,980,856	$20.10	73.8%
Contractual Rent Steps(3)	0	0	0	0	0	281,837	$0.95	3.5
Potential Income from Vacant Space	0	0	0	0	0	101,263	$0.34	1.2
Gross Potential Rent	$5,327,833	$5,435,643	$5,743,380	$5,936,533	$5,935,091	$6,363,956	$21.39	78.5%
Total Reimbursements	2,038,534	2,299,715	2,721,759	2,745,890	1,596,647	1,744,253	$5.86	21.5
Total Gross Income	$7,366,367	$7,735,358	$8,465,139	$8,682,423	$7,531,738	$8,108,209	$27.26	100.0%
Other Income	3,952	1,350	6,000	0	7,236	48,427	$0.16	0.6
(Vacancy/Credit Loss)	0	0	0	0	0	(405,410)	($1.36)	(5.0)
Effective Gross Income	$7,370,319	$7,736,708	$8,471,139	$8,682,423	$7,538,974	$7,751,226	$26.06	95.6%
Management Fee	223,762	155,657	238,321	253,188	238,589	232,537	$0.78	3.0
Real Estate Taxes	706,189	796,946	809,535	831,590	877,584	898,319	$3.02	11.6
Insurance	84,005	103,032	108,381	108,683	115,380	119,142	$0.40	1.5
Other Expenses(4)	1,432,897	1,184,845	1,202,307	1,444,741	1,372,516	1,372,516	$4.61	17.7
Total Expenses	$2,446,853	$2,240,480	$2,358,544	$2,638,202	$2,604,069	$2,622,514	$8.82	33.8%
Net Operating Income	$4,923,466	$5,496,228	$6,112,595	$6,044,221	$4,934,905	$5,128,711	$17.24	66.2%
Capital Expenditures	0	0	0	0	0	73,280	$0.25	0.9
TI/LC	0	0	0	0	0	277,396	$0.93	3.6
Net Cash Flow	$4,923,466	$5,496,228	$6,112,595	$6,044,221	$4,934,905	$4,778,035	$16.06	61.6%
(1)	The decrease from 2022 Net Operating Income to 2023 Net Operating Income is primarily driven by a decrease in CAM reimbursements of $1,149,243. The decrease in CAM reimbursements was in part a result of a new lease arrangement with Curacao arising out of a billing discrepancy regarding CAM charges under such tenant’s lease, pursuant to which Curacao is only billed CAM expenses based on such tenant’s lower-level leased premises and does not include such tenant’s second floor mezzanine space. This CAM reimbursement formula resulted in an approximately $472,000 reduction in reimbursement revenue for the El Paseo Shopping Center Property. The reduction was also due in part to an approximately $353,000 reduction in reimbursement revenue from Regal as a result of a $2.6 million cap on annual occupancy costs agreed to in 2021 with respect to such tenant’s lease.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Contractual Rent Steps include contractual rent steps of $281,837 through December 1, 2024.
(4)	Other Expenses consist of general and administrative, contract services, utilities, repairs and maintenance, and cleaning expenses.

The Market. The El Paseo Shopping Center Property is located at 8610-8730 Garfield Avenue in South Gate, California. South Gate is the 17th largest city in Los Angeles County, California, with 7.4 square miles, and is situated approximately 12 miles southeast of Downtown Los Angeles. The City of South Gate is by two freeways, the I-710 Long Beach Freeway and the I-105 Century Freeway.

According to the appraisal, the El Paseo Shopping Center Property is located in the Paramount/Downey/East County retail submarket of the overall Los Angeles retail market. As of the third quarter of 2023, the Paramount/Downey/East County retail submarket had a total inventory of 4,651,000 square feet, a vacancy rate of 11.8% and average asking rent of $27.43 per square foot.

According to the appraisal, the 2022 total population within a one-, three- and five-mile radius is 28,236, 329,609 and 870,435, respectively. Furthermore, the 2022 average household income within the same radii is $69,258, $76,608 and $74,096, respectively.

The Borrower. The borrower is El Paseo Center SPE, LLC, a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the El Paseo Shopping Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Benjamin Noble, who along with Sperry Equities, LLC serve as the non-recourse guarantors for the El Paseo Shopping Center Mortgage Loan. Benjamin Noble is the founder of Civic Finance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

Associates (“Civic”) and has over 30 years of experience in real estate and structured finance. Civic specializes in assisting state and local governments and not-for-profit organizations with their financing needs. Civic has acquired, developed and financed over $1.25 billion of property throughout the United States.

Property Management. The El Paseo Shopping Center Property is managed by Sperry Commercial, Inc., a borrower-affiliated management company.

Escrows and Reserves. At origination of the El Paseo Shopping Center Mortgage Loan, the borrower deposited approximately (i) $157,206 into a reserve account for real estate taxes, (ii) $93,824 into a reserve account for insurance premiums, (iii) $5,625 into a reserve account for immediate repairs and (iv) $3,164,902 into a reserve account for unfunded obligations.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $78,603).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $10,425).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $6,107, subject to a cap equal to approximately $73,280.

TI / LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, approximately $23,116, subject to a cap equal to approximately $277,396; provided, however, unless a Trigger Period (as defined below) has occurred and is continuing, the borrower will have no obligation to make such deposits until the monthly payment date occurring in March 2027.

Lockbox / Cash Management. The El Paseo Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of the El Paseo Shopping Center Mortgage Loan, the borrower was required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrower, or the property manager, is required to be deposited into the lockbox account immediately following receipt (it being acknowledged that security deposits are not revenue derived from the El Paseo Shopping Center Property unless the same are applied in accordance with the terms of the applicable lease). All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the El Paseo Shopping Center Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the El Paseo Shopping Center Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow required to satisfy the Specified Tenant (as defined below) excess cash flow condition (if applicable) will be retained by the lender in the excess cash flow account until such time as the applicable Specified Tenant stabilization conditions have been satisfied.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon with regard to (x) clause (i) above, the cure of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – El Paseo Shopping Center

A “Specified Tenant” means as applicable (i) Regal, together with its successors and/or assigns, (ii) Curacao, together with its successors and/or assigns, (iii) any other lease(s) of the Specified Tenant space (or any portion thereof), and (iv) any parent or affiliate of the applicable Specified Tenant providing credit support for, and any guarantor(s) of, the applicable related Specified Tenant lease, including, without limitation, Regal Cinemas, Inc., a Tennessee corporation.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof) or Specified Tenant’s demised premises being listed on a “store closure list” (or equivalent) issued by such Specified Tenant’s parent or affiliate, (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant and (vii) Specified Tenant failing to provide written notice to the borrower extending or renewing the applicable Specified Tenant lease for the applicable Specified Tenant renewal term on or prior to the earlier to occur of (1) 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (2) the date required under a Specified Tenant lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, in each case, in accordance with the applicable terms and conditions thereof and the El Paseo Shopping Center Mortgage Loan documents; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (i) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (ii) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases with terms of at least five years in accordance with the applicable terms and conditions of the El Paseo Shopping Center Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease and no other monetary or material non-monetary default under such Specified Tenant Lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and/or the applicable Specified Tenant’s demised premises are no longer listed on a “store closure list” by such Specified Tenant’s parent or affiliate, and such Specified Tenant has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and the El Paseo Shopping Center Mortgage Loan documents for the Specified Tenant renewal term, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. At any time, the borrower may obtain a release of the lien of the related security instrument with respect to a certain portion of the El Paseo Shopping Center Property (the “Release Parcel”) without payment of a release price provided that, among other things, (i) no event of default has occurred and is continuing; (ii) the Release Parcel and the portion of the El Paseo Shopping Center Property remaining after giving effect to such release (the “Remaining Property”) constitutes one or more separate legal lots and tax parcels, and such Remaining Property complies with applicable zoning laws, ordinances, land use and other governmental rules and regulations and other applicable legal requirements; (iii) the borrower delivers a rating agency confirmation, if required by the lender; and (iv) if at the time of the release, the El Paseo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Shopping Center Mortgage Loan is included in a REMIC trust and the loan-to-value ratio of the Remaining Property would exceed 125% immediately after the release, the borrower pays down the principal balance of the El Paseo Shopping Center Mortgage Loan by a qualified amount, unless the lender receives an opinion that, if the foregoing payment requirement is not followed, the applicable REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release.

Ground Lease. The borrower is permitted, at any time prior to the release of the Release Parcel from the lien of the related security instrument, to enter into a ground lease demising the Release Parcel for the construction of buildings to be utilized as multifamily housing by the applicable governmental authority, provided that, among other things, (i) the lender receives a copy of the proposed ground lease, which will (A) be an absolute net lease, (B) provide that upon termination of such proposed ground lease the ownership of any related improvements vest in the borrower, (C) not violate any existing leases on the Remaining Property and (D) not contain any purchase option in favor of the tenant, or right of first refusal in favor of the tenant to purchase any portion of the El Paseo Shopping Center Property, and (ii) the lender receives amendments to the applicable security instrument sufficient to include within the legal description for the El Paseo Shopping Center Property any appurtenant easements which are granted pursuant to the proposed ground lease, together with an endorsement of (or replacement of) the title insurance policy insuring the lien of the security instrument (as so amended) on the El Paseo Shopping Center Property without any additional exceptions. There was no ground lease in place at the origination of the El Paseo Shopping Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 9 – Hilton Tapestry - Hotel Alba Tampa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

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No. 9 – Hilton Tapestry - Hotel Alba Tampa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Hilton Tapestry - Hotel Alba Tampa
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title(4):	Fee / Leasehold
Cut-off Date Principal Balance:	$35,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	222
Loan Purpose:	Refinance	Location:	Tampa, FL
Borrower:	Tampa Hotel Associates LLC	Year Built / Renovated:	1973 / 2019
Borrower Sponsor:	Sotherly Hotels LP	Occupancy / ADR / RevPAR:	77.8% / $177.05 / $137.78
Interest Rate:	8.49000%	Occupancy / ADR / RevPAR Date:	12/31/2023
Note Date:	2/7/2024	4th Most Recent NOI (As of)(5):	$535,364 (12/31/2020)
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(5):	$3,137,304 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$4,604,609 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$5,107,352 (12/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.8% / $177.05 / $137.78
Amortization Type:	Interest Only	UW Revenues:	$15,168,839
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$10,108,164
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,060,674
Additional Debt:	No	UW NCF:	$4,453,921
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$60,000,000 / $270,270
Additional Debt Type:	N/A	Appraisal Date:	11/27/2023

Escrows and Reserves(1)					Financial Information
	Initial	Monthly		Initial Cap	Cut-off Date Loan / Room:	$157,658
Taxes:	$143,971	$28,794		N/A	Maturity Date Loan / Room:	$157,658
Insurance:	$95,210	$8,655		N/A	Cut-off Date LTV:	58.3%
FF&E Reserves:	$0	$50,563		N/A	Maturity Date LTV:	58.3%
Deferred Maintenance:	$2,500	$0		N/A	UW NCF DSCR:	1.48x
Other Reserves(2):	$162,000	Springing	(3)	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$24,425,485	69.8%
			Return of Equity	9,353,144	26.7
			Closing Costs	817,691	2.3
			Upfront Reserves	403,680	1.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves includes a $162,000 upfront seasonality reserve as described in “Escrows and Reserves” below.
(3)	Monthly Other Reserves includes a seasonality reserve, PIP reserve and franchise renewal reserve as described in “Escrows and Reserves” below.
(4)	An approximately 2,400 square foot portion of the Hilton Tapestry – Hotel Alba Tampa Property (as defined below) that is necessary for compliance with local zoning regulations with respect to parking is leased pursuant to a ground lease with the State of Florida Department of Transportation, as ground lessor, and the borrower, as ground lessee. The ground lease provides for annual rent of $2,432 per year and runs through July 30, 2024, with one, five-year renewal option remaining. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.
(5)	The increase from 4th Most Recent NOI to Most Recent NOI is primarily attributable to the onset of the COVID-19 pandemic and subsequent recovery along with impacts of a recent PIP in 2019 that converted the hotel from a Crowne Plaza hotel to the Hotel Alba.

The Loan. The Hilton Tapestry - Hotel Alba Tampa mortgage loan (the “Hilton Tapestry - Hotel Alba Tampa Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is secured by the borrower’s fee interest in a 222-room, full-service hotel and leasehold interest in an approximately 2,400 square foot parking site necessary for compliance with local zoning regulations, each located in Tampa, Florida (collectively, the “Hilton Tapestry - Hotel Alba Tampa Property”). The Hilton Tapestry - Hotel Alba Tampa Mortgage Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 8.49000% per annum on an Actual/360 basis.

The Property. The Hilton Tapestry - Hotel Alba Tampa Property is an 11-story, 222-room, full-service hotel located at 5303 West Kennedy Boulevard in Tampa, Florida. The Hilton Tapestry - Hotel Alba Tampa Property opened in 1973 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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underwent an approximately $11.3 million renovation in 2019 to convert the property from a Crowne Plaza to the Hotel Alba. The renovations included complete renovation of all 222 guestrooms and public areas, relocation of the lobby area and updates to the pool and courtyard. The Hilton Tapestry – Hotel Alba Tampa Property is two blocks from the waterfront on Old Tampa Bay and features nearby demand generators including the Tampa International Airport and Raymond James Stadium, which are both located approximately four miles from the Hilton Tapestry - Hotel Alba Tampa Property. As of December 31, 2023, the Hilton Tapestry - Hotel Alba Tampa Property had a 77.8% occupancy rate, $177.05 ADR and $137.78 RevPAR. According to the appraisal, the estimated 2023 demand segmentation for the Hilton Tapestry - Hotel Alba Tampa Property consisted of 60% commercial, 25% leisure and 15% meeting and group.

The Hilton Tapestry - Hotel Alba Tampa Property contains 107 double/double rooms, 44 one-bedroom suites, 38 king rooms, 32 queen rooms and one presidential suite. Amenities at the Hilton Tapestry – Hotel Alba Tampa Property include approximately 9,556 square feet of meeting space, two bars and restaurants, an outdoor pool with sundeck and three cabanas, an outdoor fire pit, a fitness room and a market pantry. The food and beverage outlets at the Hilton Tapestry – Hotel Alba Tampa Property include Buffalo Bayou, a 37-seat lounge serving to go breakfast and coffee in the morning and dinner and drinks at night, and The Spaniard, a 99-seat restaurant serving breakfast and dinner daily that is operated by executive chef Greg Epperson. The Hilton Tapestry - Hotel Alba Tampa Property also features 198 surface parking spaces.

The franchise agreement between the borrower and Hilton Franchise Holding LLC, a Delaware limited liability company (“Hilton”), commenced on February 5, 2018 and expires on June 30, 2029. Among other things, the franchise agreement requires the borrower to pay Hilton, on a monthly basis, a royalty fee of 5.0% of gross room revenue.

The following table presents certain information relating to the performance of the Hilton Tapestry - Hotel Alba Tampa Property:

Historical Occupancy, ADR, RevPAR
	Hilton Tapestry - Hotel Alba Tampa (1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	72.8%	$143.09	$104.15	60.3%	$130.31	$78.59	120.7%	109.8%	132.5%
2022	76.3%	$165.11	$125.92	69.4%	$159.61	$110.72	109.9%	103.4%	113.7%
2023	77.8%	$177.05	$137.78	71.1%	$170.25	$121.01	109.5%	104.0%	113.9%
(1)	Occupancy, ADR and RevPAR for the Hilton Tapestry - Hotel Alba Tampa Property are based on the underwriting as of December 31, 2023.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Tapestry - Hotel Alba Tampa Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for 2021, 2022 and 2023 includes Holiday Inn Tampa Westshore - Airport Area, Hilton Tampa Airport Westshore, The Westshore Grand, A Tribute Portfolio Hotel, Tampa, Sailport Waterfront Suites, The Westin Tampa Bay and AC Hotels by Marriott Tampa Airport.

Environmental. According to the Phase I environmental site assessment dated December 6, 2023, there was no evidence of any recognized environmental conditions at the Hilton Tapestry - Hotel Alba Tampa Property.

Market. The Hilton Tapestry - Hotel Alba Tampa Property is located in Tampa, Florida, within Hillsborough County, approximately 3.0 miles south of the Tampa International Airport. The Tampa International Airport provides daily service to national and international destinations and is undergoing renovations as part of a $2.5 billion master plan that was approved in April 2013. The first phase of this plan, which included the construction of a $417-million, consolidated rental-car facility and a people-mover, opened in 2018. The next phase of the plan includes a new 16-gate, airside D terminal, which was approved in 2023 at a cost of nearly $800 million and is planned for completion in 2026. The Tampa International Airport recorded 21,527,863 passengers in 2022 and 17,687,967 passengers as of September 2023, representing a 10.1% increase year over year. The Hillsborough County Aviation Authority expects an 8.5% increase in air travel through the Tampa International Airport in 2024, according to its September 2023 report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the primary hotel competition for the Hilton Tapestry - Hotel Alba Tampa Property:

Competitive Set(1)
Property	Year Opened / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Hilton Tapestry - Hotel Alba Tampa(2)	1973 / 2019	222	77.8%	$177.05	$137.78
Holiday Inn Tampa Westshore - Airport Area	1986 / 2012	261	75% - 80%	$140 - $150	$110 - $115
Hilton Tampa Airport Westshore	1982	238	75% - 80%	$170 - $180	$130 - $140
The Westshore Grand a Tribute Portfolio Hotel, Tampa	1987	325	65% - 70%	$160 - $170	$115 - $120
Sailport Waterfront Suites	1982	190	65% - 70%	$150 - $160	$100 - $105
The Westin Tampa Bay	2009 / 2018	252	70% - 75%	$190 - $200	$130 - $140
AC Hotels by Marriott Tampa Airport	2018	175	75% - 80%	$190 - $200	$140 - $150
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	Hilton Tapestry - Hotel Alba Tampa Property metrics are based on the underwriting as of December 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	2022(1)	2023(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	66.18%	34.83%	72.79%	76.26%	77.82%	77.82%
ADR	$129.91	$137.75	$143.09	$165.11	$177.05	$177.05
RevPAR	$85.97	$47.98	$104.15	$125.92	$137.78	$137.78

Room Revenue	$6,966,423	$3,898,859	$8,439,318	$10,203,425	$11,164,502	$11,164,502	$50,291	73.6%
Food and Beverage Revenue	1,691,308	742,082	1,087,292	2,371,804	2,974,904	2,974,904	13,400	19.6
Other Departmental Revenue(4)	819,442	556,287	662,637	828,404	1,029,433	1,029,433	4,637	6.8
Total Revenue	$9,477,173	$5,197,228	$10,189,247	$13,403,634	$15,168,839	$15,168,839	$68,328	100.0%
Room Expense	1,851,148	1,039,369	1,909,335	2,090,296	2,241,795	2,241,795	10,098	20.1
Food and Beverage Expense	1,837,166	670,318	983,894	1,734,050	2,149,497	2,149,497	9,682	72.3
Other Departmental Expenses(5)	135,426	55,762	30,191	31,513	37,751	37,751	170	0.2
Departmental Expenses	$3,823,741	$1,765,449	$2,923,420	$3,855,859	$4,429,043	$4,429,043	$19,951	29.2%
Departmental Profit	$5,653,432	$3,431,779	$7,265,826	$9,547,774	$10,739,796	$10,739,796	$48,377	70.8%
Management Fee	284,315	155,917	305,677	402,109	455,065	455,065	2,050	3.0
Marketing and Franchise Fee	1,669,725	777,938	1,518,446	1,899,474	2,161,267	2,161,267	9,735	14.2
Other Undistributed Expenses(6)	1,652,722	1,328,894	1,646,543	1,917,923	2,057,094	2,057,094	9,266	13.6
Total Undistributed Expenses	$3,606,762	$2,262,749	$3,470,666	$4,219,506	$4,673,426	$4,673,426	$21,051	30.8%
Real Estate Taxes	385,971	375,667	309,642	337,740	374,245	372,201	1,677	2.5
Property Insurance	246,549	253,491	331,496	368,290	567,564	616,285	2,776	4.1
Parking Lease(7)	2,152	2,604	2,575	2,608	2,602	2,602	12	0.0
Other Fixed Expense(8)	20,856	1,904	14,144	15,021	14,607	14,607	66	0.1
Net Operating Income	$1,391,143	$535,364	$3,137,304	$4,604,609	$5,107,352	$5,060,674	$22,796	33.4%
FF&E	379,087	207,889	407,570	536,145	606,754	606,754	2,733	4.0
Net Cash Flow	$1,012,056	$327,475	$2,729,734	$4,068,464	$4,500,598	$4,453,921	$20,063	29.4%
(1)	The decrease in Net Operating Income at the Hilton Tapestry – Hotel Alba Property from 2019 to 2020 and subsequent increase in Net Operating Income from 2020 to 2023 is primarily attributable to the onset of the COVID-19 pandemic and subsequent recovery along with impacts of a recent PIP in 2019 that converted the hotel from a Crowne Plaza hotel to the Hotel Alba.
(2)	Per Room is based on 222 rooms.
(3)	% of Total Revenue for Room Expense and Food and Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Other Departmental Revenue consists of income from the market pantry and other miscellaneous charges.
(5)	Other Departmental Expenses includes expenses associated with the hotel's other and minor operated departments.
(6)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, heat, power and light expenses and info and telecom expenses.
(7)	Parking Lease expense refers to a portion of the Hilton Tapestry - Hotel Alba Tampa Property used for parking that measures approximately 2,400 square feet. The portion is ground leased by the borrower, Tampa Hotel Associates LLC, as ground lessee under a ground lease with the State of Florida Department of Transportation, as ground lessor. The borrower entered into the ground lease on April 25, 2019, which expires on July 30, 2024, with one, five-year extension option remaining.
(8)	Other Fixed Expense consists of equipment leases.

The Borrower. The borrowing entity for the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan is Tampa Hotel Associates LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantor is Sotherly Hotels LP. Sotherly Hotels LP is a subsidiary of Sotherly Hotels Inc., a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the southern United States. Sotherly Hotels Inc.’s portfolio consists of ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs.

Property Management. The Hilton Tapestry - Hotel Alba Tampa Property is managed by Our Town Hospitality LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At origination of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan, the borrower deposited approximately (i) $143,971 into a reserve account for taxes, (ii) $95,210 into a reserve account for insurance, (iii) $2,500 into a reserve account for immediate repairs and (iv) $162,000 into a seasonality reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $28,794).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,655).

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at the Hilton Tapestry - Hotel Alba Tampa Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Hilton Tapestry - Hotel Alba Tampa Property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget, and (ii) the then-current amount (if any) required by the franchisor on account of FF&E under the franchise agreement (initially estimated to be approximately $50,563).

PIP Reserve – The borrower is required to deposit into a PIP reserve, an amount (the “PIP Deposit”) equal to 110% of the costs of any property improvement plan or similar requirement under the franchise agreement as estimated by the lender in its reasonable discretion (exclusive of any such costs that are duplicative of any approved FF&E for which the borrower has deposited adequate funds into the FF&E reserve as reasonably determined by the lender and less any funds accumulated in the excess cash flow reserve provided that the applicable Trigger Period (as defined below) is due solely to a Franchise Renewal Trigger Event (as defined below)).

Seasonality Reserve – The borrower is required to deposit into a seasonality reserve, on the monthly payment dates occurring in the months of December through April (inclusive) in each calendar year, an amount equal to (i) with respect to the monthly payment date occurring in December 2024, $32,400, and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2025, the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the amount by which operating expenses, debt service and deposits to the tax, insurance and FF&E reserve accounts exceeds operating income and other gross revenues received from the Hilton Tapestry - Hotel Alba Tampa Property for the monthly payment dates occurring in the months of May, June, July, August, September, October and November immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the amount projected for the monthly payment dates occurring in the months of May, June, July, August, September, October and November immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) five. Notwithstanding the foregoing, the borrower will not be required to make such deposits if there has been no operating shortfall for two consecutive calendar years.

Franchise Renewal Reserve – If the borrower elects to satisfy the Franchise Renewal Cure Conditions (as defined below), the borrower is required to deposit $1,500,000 into a franchise renewal reserve account.

Lockbox / Cash Management. The Hilton Tapestry - Hotel Alba Tampa Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the origination of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan, the borrower was required to cause the operating tenant to deliver a notice to each tenant and any credit card company with which the operating tenant or property manager has entered into merchant’s or other credit card agreements directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. All revenue received by the borrower, operating tenant or the property manager, is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account. Upon the occurrence of a Trigger Period, if the lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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in accordance with the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow required to satisfy the DSCR Trigger Period Avoidance Conditions (as defined below) will not be disbursed unless the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters without factoring in any amount deposited into the excess cash flow account in order to satisfy the DSCR Trigger Period Avoidance Conditions.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, unless the DSCR Trigger Period Avoidance Conditions are satisfied, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), (iv) any bankruptcy or similar insolvency of the property manager and (v) the occurrence of a Franchise Renewal Trigger Event (provided, however, that notwithstanding the foregoing, no Franchise Renewal Trigger Event will be deemed to exist if the Franchise Renewal Cure Conditions are satisfied (and for so long as the same remain satisfied)); and (B) expiring upon with regard to (u) clause (i) above, the cure of such event of default, (w) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters, (x) clause (iii) above, a Franchise Agreement Trigger Period ceasing to exist, (y) clause (iv) above, the borrower’s replacement of the applicable property manager in accordance with the terms of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents and (z) clause (v), if the lender does not receive evidence that the related franchise agreement has been extended or replaced in accordance with the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents on or before the date which is 24 months prior to the maturity date.

A “DSCR Trigger Period Avoidance Conditions” means that (a) the borrower deposits into the excess cash flow account an amount of funds that, if added to underwritten cash flow, would cause the debt service coverage ratio to be equal to 1.30x, and (b) every three months thereafter for so long as the debt service coverage ratio would be less than 1.25x, the borrower makes a true up payment into the excess cash flow account in the amount of any deficiency such that the total amount of funds deposited by the borrower for purposes of satisfying the DSCR Trigger Period Avoidance Conditions equal the amount of funds that, if added to underwritten cash flow, would cause the debt service coverage ratio to be equal to or greater than 1.30x.

A “Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the borrower, or operating tenant, as applicable, being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower, operating tenant or the franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any franchisor, (v) the Hilton Tapestry - Hotel Alba Tampa Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceases to be in full force in effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) the satisfaction of the Franchise Renewal Cure Conditions or (b) the branding, “flagging” and operation of the Hilton Tapestry - Hotel Alba Tampa Property pursuant to a replacement franchise agreement entered into in accordance with the terms of the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents and (2) to the extent a property improvement plan is required in connection with the foregoing, the deposit of the corresponding PIP Deposit into the PIP reserve account.

A “Franchise Renewal Trigger Event” will be deemed to have occurred if the lender does not receive evidence that the related franchise agreement has been extended or replaced in accordance with the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents on or before the date that is 24 months prior to the maturity date; provided, however, that notwithstanding the foregoing, no Franchise Renewal Trigger Event will be deemed to have occurred or exist if the Franchise Renewal Cure Conditions are satisfied.

A “Franchise Renewal Cure Conditions” will be deemed to exist if the borrower deposits into the franchise renewal reserve account (or delivers a letter of credit) on the date that is 24 months prior to the maturity date and the date that is 12 months prior to the maturity date an amount equal to the $1,500,000.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Hilton Tapestry - Hotel Alba Tampa Mortgage Loan is also secured by the borrower’s leasehold interest in a portion of the Hilton Tapestry - Hotel Alba Tampa Property necessary for compliance with local zoning regulations with respect to parking. The Hilton Tapestry - Hotel Alba Tampa is subject to a ground lease, dated as of April 25, 2019, by and between the State of Florida Department of Transportation, as ground lessor, and the borrower, as ground lessee, which expires on July 30, 2024, with one option to renew the term for an additional five-years. The lease may be terminated at any time upon 90 days prior written notice to the other party. In the event such ground lease is terminated, cancelled or otherwise ceases to exist, it will be an event of default under the Hilton Tapestry - Hotel Alba Tampa Mortgage Loan documents unless (i) the borrower promptly provides alterative parking spaces sufficient for the Hilton Tapestry - Hotel Alba Tampa Property to comply with all applicable zoning requirements with respect to parking and (ii) the related franchisor has not commenced any action for the enforcement of its rights and remedies under the related franchise agreement. In addition, such lease does not contain any mortgagee protection provisions, such as notice and cure rights or the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$34,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	246,501
Loan Purpose:	Refinance	Location:	Tempe, AZ
Borrower:	LMC-Papago Investment Company, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors:	Chesnut Family Trust Dated February 2, 1994 and Lee M. Chesnut	Occupancy:	92.3%
Interest Rate:	8.24800%	Occupancy Date:	2/1/2024
Note Date:	2/14/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of):	$6,768,911 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,938,829 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(4):	$7,123,457 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	71.3%
Amortization Type:	Interest Only	UW Revenues:	$7,409,136
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,819,515
Lockbox / Cash Management:	Hard / In Place	UW NOI(4):	$5,589,621
Additional Debt:	No	UW NCF:	$5,357,663
Additional Debt Balance(1):	N/A	Appraised Value / Per SF:	$73,500,000 / $298
Additional Debt Type(1):	N/A	Appraisal Date:	12/13/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$138
Ground Rent:	$208,747	Springing	N/A	Maturity Date Loan / SF:	$138
Insurance:	$67,698	$6,770	N/A	Cut-off Date LTV:	46.3%
Replacement Reserves:	$0	$4,108	N/A	Maturity Date LTV:	46.3%
TI/LC Reserves:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.88x
Outstanding TI Reserve:	$192,225	$0	N/A	UW NOI Debt Yield:	16.4%
Free Rent Reserve:	$80,909	$0	N/A
Excess Cash(2):	$0	$383,722	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	88.5%	Loan Payoff	$33,721,048	87.8%
Borrower Sponsor Equity	4,418,530	11.5	Upfront Reserves	3,549,579	9.2
			Closing Costs	1,147,903	3.0
Total Sources	$38,418,530	100.0%	Total Uses	$38,418,530	100.0%
(1)	See “Escrows and Reserves” below.
(2)	A cash flow sweep commenced on the origination date and will continue until such time that a replacement tenant takes occupancy of the space currently leased to First Solar for a term of at least five years. Approximately $4.6 million per annum of excess cash is expected to be reserved based on leases in place as of the origination date. For more details, see the “Escrows and Reserves” and “Lockbox / Cash Management” sections below.
(3)	4th Most Recent NOI is unavailable as the borrower sponsor was only required to provide three years of historical financials.
(4)	UW NOI is lower than Most Recent NOI due to additional vacancy adjustments applied to First Solar and Bryan University to account for the underutilization of certain portions of their respective spaces, as of the origination date. Please refer to the “Operating History and Underwritten Cash Flow” table for more details.

The Loan. The Papago Gateway Center mortgage loan (the “Papago Gateway Center Mortgage Loan”) is secured by the borrower’s leasehold interest in a suburban office building consisting of 246,501 square feet located in Tempe, Arizona (the “Papago Gateway Center Property”). The Papago Gateway Center Mortgage Loan has a five-year, interest only term and accrues interest at a rate of 8.24800% per annum on an Actual/360 basis.

The Property. The Papago Gateway Center Property is comprised of a six-story, Class A suburban office building located in Tempe, Arizona. The Papago Gateway Center Property, a LEED-Gold certified building, was built on a 5.01-acre site,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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consists of 246,501 square feet of net rentable area and includes an adjacent five-level parking structure. The parking garage contains 937 parking spaces which equates to 3.80 parking spaces per 1,000 square feet of net rentable area. As of February 1, 2024, the Papago Gateway Center Property was 92.3% leased to a mixture of eight unique lab and office tenants. Occupancy has remained above 83.9% each year since 2019. In addition to traditional office space, the Papago Gateway Center Property features 15,000 square feet of lab space that is leased to Caris Life Sciences. The Papago Gateway Center Property was constructed with infrastructure capabilities that allows for future additional lab space.

The Papago Gateway Center Property was constructed in 2008 and has on-site amenities including a gym, locker room, outdoor seating areas and structured garage parking. There is also a site-adjacent light rail station stop that provides direct access to Phoenix Sky Harbor International Airport, Arizona State University (“ASU”) and the Red Mountain Loop 202 Freeway. The Papago Gateway Center Property is located off of Loop 202, which is a major thoroughfare for the entire Phoenix metropolitan area.

Major Tenants.

First Solar (81,385 square feet; 33.0% of NRA; 38.0% of underwritten rent). First Solar is a solar technology company with more than 2,500 employees in the United States. First Solar, headquartered at the Papago Gateway Center Property, is one of the largest employers in the solar manufacturing sector in the United States. First Solar has four manufacturing facilities throughout the United States and recently announced an investment of approximately $1.1 billion into a fifth manufacturing facility. First Solar reported net sales of approximately $3.3 billion in 2023, a 26.0% increase from 2022 net sales, and $1.2 billion of net sales in the fourth quarter alone. Per First Solar’s 2023 year-end earnings press release, they reported a record backlog that is expected to stretch through the end of the decade. As of March 7, 2024, First Solar had a market cap of approximately $16.9 billion.

First Solar originally took occupancy of 37,817 square feet in 2008, then expanded by 5,849 square feet in 2011 and added another 37,719 square feet in 2012. After exercising a 10-year extension option in 2019, the current lease has an expiration in December 2029, with two, five-year renewal options remaining. First Solar has a termination option effective as of December 31, 2026, with a termination fee of $1,462,357.34. Any such termination payment received is required to be deposited into the TI/LC reserve account. The Papago Gateway Center Mortgage Loan is structured with an ongoing cash flow sweep that expires upon First Solar extending its lease, or a replacement tenant taking occupancy, for a term of no less than five years, among other conditions as described in the Lockbox / Cash Management section.

Caris Life Sciences (59,285 square feet; 24.1% of NRA; 27.6% of underwritten rent). Caris Life Sciences (“Caris”) was founded in 2008 by David D. Halbert. Caris specializes in molecular profiling, artificial intelligence and machine learning algorithms to develop the next generation of precision medicine tools for early detection, diagnosis, monitoring, therapy selection and drug development with a focus on cancer. In 2021, Caris announced an $830 million growth equity round at a post-money valuation of approximately $7.8 billion. In total, Caris raised approximately $1.3 billion from 2018 to 2021.

According to the tenant, Caris has invested approximately $8 million into the buildout of their initial 38,640 square feet of space, including the lab space. Of the 59,285 square feet that Caris occupies, 15,000 square feet is dedicated lab space. Caris has been at the Papago Gateway Center Property since 2019 under a lease that expires in November 2026. Caris has one, five-year renewal option remaining and no termination options.

Bryan University (46,769 square feet; 19.0% of NRA; 16.3% of underwritten rent). Bryan University is an accredited university that was founded in 1940 and is headquartered at the Papago Gateway Center Property. Bryan University offers associate degrees, bachelor’s degrees, master’s degrees and post-graduation certificates. Bryan University is accredited by the Accrediting Commission of Career Schools and Colleges.

Bryan University has been in occupancy of 21,053 square feet at the Papago Gateway Center Property since 2011. Since 2011, Bryan University added 14,911 square feet in 2013 and another 10,805 square feet in 2014. Bryan University has a lease expiration of July 2026 and one, six-year renewal option remaining. Bryan University has no termination options.

Environmental. According to the Phase I environmental report dated December 19, 2023, there was no evidence of any recognized environmental conditions at the Papago Gateway Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
83.9%	100.0%	100.0%	94.1%	92.6%	92.3%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of February 1, 2024.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
First Solar	NR/NR/NR	81,385	33.0%	$39.79	$3,238,309	38.0%	12/31/2029(3)
Caris	NR/NR/NR	59,285	24.1	$39.62	2,348,721	27.6	11/30/2026
Bryan University	NR/NR/NR	46,769	19.0	$29.77	1,392,313	16.3	7/31/2026
Sequoia	NR/NR/NR	15,663	6.4	$41.00	642,183	7.5	9/30/2025
RLI	NR/NR/NR	12,405	5.0	$36.50	452,783	5.3	8/31/2027
Major Tenants		215,507	87.4%	$37.47	$8,074,309	94.7%
Other Tenants		12,056	4.9	$37.25	449,091	5.3
Occupied Collateral Total		227,563	92.3%	$37.46	$8,523,401	100.0%
Vacant Space		18,938	7.7%
Collateral Total		246,501	100.0%

(1)	Based on the underwritten rent roll dated February 1, 2024, inclusive of contractual rent steps through January 2025.
(2)	UW Base Rent for First Solar and Bryan University does not reflect additional vacancy adjustments applied to such UW Base Rents due to the underutilization of their respective spaces as of the origination date. Please refer to the “Operating History and Underwritten Net Cash Flow” table for more details.
(3)	First Solar has a termination option effective as of December 31, 2026, with the payment of $1,462,357.34, which would be required to be reserved. The Papago Gateway Center Mortgage Loan is structured with an ongoing cash flow sweep that expires upon a replacement tenant taking occupancy for a term of at least five years. For more information please refer to the “Lockbox / Cash Management” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	18,938	7.7%	NAP	NAP	18,938	7.7%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0	18,938	7.7%	$0	0.0%
2025	1	15,663	6.4	642,183	7.5	34,601	14.0%	$642,183	7.5%
2026	2	106,054	43.0	3,741,034	43.9	140,655	57.1%	$4,383,217	51.4%
2027	2	16,950	6.9	630,674	7.4	157,605	63.9%	$5,013,891	58.8%
2028	2	7,511	3.0	271,200	3.2	165,116	67.0%	$5,285,091	62.0%
2029	1	81,385	33.0	3,238,309	38.0	246,501	100.0%	$8,523,401	100.0%
2030	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2031	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2032	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2033	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2034	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
2035 & Beyond	0	0	0.0	0	0.0	246,501	100.0%	$8,523,401	100.0%
Total	8	246,501	100.0%	$8,523,401	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps through January 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$7,905,824	$7,827,928	$8,222,276	$8,523,401	$34.58	84.8%
Gross-Up Vacant Rent	0	0	0	669,882	$2.72	6.7
Expense Recoveries	0	0	0	108,000	$0.44	1.1
Gross Potential Rent	$7,905,824	$7,827,928	$8,222,276	$9,301,283	$37.73	92.6%
Parking Income	539,285	694,277	642,968	642,968	$2.61	6.4
Other Income	102,000	93,500	102,000	102,000	$0.41	1.0
Net Rental Income	$8,547,109	$8,615,705	$8,967,244	$10,046,251	$40.76	100.0%
(Vacancy/Credit Loss)	0	0	0	(669,882)	$(2.72)	(6.7)
(Additional Vacancy Adjustment)	0	0	0	(1,967,233)	$(7.98)	(19.6)
Effective Gross Income	$8,547,109	$8,615,705	$8,967,244	$7,409,136	$30.06	73.8%

Ground Rent	423,981	389,181	424,528	417,494	$1.69	5.6
Insurance	63,681	67,163	67,786	81,237	$0.33	1.1
Utilities	481,966	486,629	495,256	495,256	$2.01	6.7
Management Fee	159,700	172,200	252,963	222,274	$0.90	3.0
Other Expenses	648,870	561,703	603,253	603,253	$2.45	8.1
Total Expenses	$1,778,198	$1,676,876	$1,843,787	$1,819,515	$7.38	24.6%

Net Operating Income	$6,768,911	$6,938,829	$7,123,457	$5,589,621	$22.68	75.4%

Capital Expenditures	0	0	0	49,300	$0.20	0.7
TI/LC	0	0	0	182,658	$0.74	2.5

Net Cash Flow	$6,768,911	$6,938,829	$7,123,457	$5,357,663	$21.73	72.3%
(1)	Based on the underwritten rent roll dated February 1, 2024.
(2)	Underwritten Net Operating Income is lower than 2023 Net Operating Income primarily due to the application of an Underwritten Additional Vacancy Adjustment to First Solar and Bryan University to account for the underutilization of a portion of their respective spaces as of the origination date. Underwritten Additional Vacancy Adjustment represents 50% of the Underwritten Base Rent for First Solar and 25% of the Underwritten Base Rent for Bryan University.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes contractual rent steps through January 2025.

The Market. The Papago Gateway Center Property is located in Tempe, Arizona and is a five minute drive from the Mill Avenue District, the heart of Tempe. The Mill Avenue District is home to ASU, which is one of the largest undergraduate universities in the United States with over 65,000 students as of the fall of 2022. ASU has had a notable economic impact on Tempe and has driven significant new office and multifamily developments in recent years.

The Papago Gateway Center Property is located in the Tempe Office submarket and is approximately six miles east of the Phoenix central business district. The Papago Gateway Center Property is located off of Loop 202, which extends throughout Tempe and Phoenix, and provides primary access to the neighborhood around the Papago Gateway Center Property. Additionally, the Valley Metro Light Rail has 41 total stops, including a stop adjacent to the Papago Gateway Center Property, and travels from Mesa to downtown Tempe, Phoenix and Glendale.

The Tempe Office submarket has historically outperformed the Phoenix Office market. Approximately 53% of the Tempe Office submarket is comprised of Class A space. As of the third quarter of 2023, asking rent in the Phoenix Office market increased $1.41 per square foot over the same period from 2022. In the Tempe Office submarket, asking rent per square foot was $39.75 as of the third quarter of 2023, which was a 5.2% increase over the end of 2022. Asking rent per square foot has increased each year since 2019. As of the third quarter of 2023, occupancy in the submarket was 74.9%, however, the 10-year average occupancy rate is 89.3%.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Papago Gateway Center Property was 9,798, 113,978 and 336,801, respectively. The 2023 average household income within the same radii was $97,524, $83,575 and $91,579, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents comparable sales data at comparable properties to the Papago Gateway Center Property:

Comparable Office Sales(1)
Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Date of Transaction	Adjusted Sale Price	Price per SF	NOI per SF	Distance from Subject
Papago Gateway Center Tempe, AZ	2008 / NAP	92.3%(2)	246,501(2)	NAV	$73,500,000(3)	$298(3)	$22.68(4)	NAP
Camelback Collective Phoenix, AZ	2019 / NAP	95.0%	115,838	Aug-22	$66,350,000	$573	$33.87	6.6 miles
Reserve at San Tan Gilbert, AZ	2020 / NAP	90.0%	148,369	Sep-22	$53,100,000	$358	$22.19	15 miles
Camelback Center Phoenix, AZ	2001 / NAP	82.0%	234,282	Sep-22	$61,800,000	$264	$15.70	7 miles
Promenade Corporate Center Building A&B Scottsdale, AZ	2004 / NAP	77.0%	256,308	Nov-22	$56,500,000	$220	$16.67	14 miles
Scottsdale Financial Center I Scottsdale, AZ	1983 / 2009	96.0%	105,591	Jun-23	$44,000,000	$417	$32.09	4.1 miles
The Camelback Phoenix, AZ	1998 / NAP	60.0%	295,334	Sep-23	$72,100,000	$244	NAV	6.3 miles
Scottsdale Northsight Scottsdale, AZ	2004 / 2022	67.0%	138,693	Nov-23	$27,539,272	$199	$13.68	12 miles
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated February 1, 2024.
(3)	Based on the As-Is Appraised Value of the Papago Gateway Center Property as of December 13, 2023.
(4)	Based on the underwritten NOI of $5,589,621.

The Borrower. The borrower is LMC-Papago Investment Company, LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Papago Gateway Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors of the Papago Gateway Center Mortgage Loan are Chesnut Family Trust Dated February 2, 1994 and Lee M. Chesnut.

Lee Chesnut, the CEO of Chesnut Properties, has been in the commercial real estate industry since 1986. Over the last 25 years, Chesnut has repositioned and built over 1.25 million square feet of complex, high-performance life-science buildings, large-scale corporate buildings, landmark Class A buildings and industry leading sustainable projects. Chesnut Properties has delivered projects worth over 60 acres of land and over 3 million square feet.

Property Management. The Papago Gateway Center Property is managed by Chesnut Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $3,000,000 for tenant improvements and leasing commissions, (ii) $208,747 for ground rent, (iii) $192,225 for outstanding TI, (iv) $80,909 for free rent and (v) $67,698 for insurance.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently $6,770.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,108 ($0.20 per square foot per annum) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $30,813 ($1.50 per square foot per annum) subject to a cap of $3,000,000.

Excess Cash Reserve – On each monthly payment date while a Trigger Period is ongoing, as of the origination date, approximately $383,722 of excess cash is expected to be reserved. A Trigger Period commenced at origination of the Papago Gateway Center Mortgage Loan. See the Lockbox / Cash Management section for more details.

Lockbox / Cash Management. The Papago Gateway Center Mortgage Loan is structured with a hard lockbox and in-place cash management. All rents from the Papago Gateway Center Property are required to be deposited directly into the lockbox account by the tenants. As of the origination date, there is an ongoing Trigger Period with respect to the Papago Gateway Center Mortgage Loan. During such Trigger Period, the borrower does not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed in accordance with the Papago Gateway Center Mortgage Loan documents. Upon cure of the Trigger Period, all rents from the Papago Gateway Center Property will be transferred from the lockbox account to the borrower’s operating account on each business day.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default, (ii) a net cash flow debt service coverage ratio (“NCF DSCR”) of less than 1.20x based on a 30-year amortization schedule, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) and (iv) the origination date; and (B) expiring upon (w) with regard to clause (i), the cure of such event of default, (x) with regard to clause (ii), the date that the NCF DSCR based on a 30 year amortization schedule is greater than or equal to 1.25x for two consecutive calendar quarters, (y) with regard to clause (iii), the occurrence of a Major Tenant Trigger Event Cure (as defined below) and (z) with regard clause (iv), the satisfaction of the First Solar Replacement Lease Criteria (as defined below) with respect to the First Solar space.

A “Major Tenant Trigger Event” means the (i) Major Tenant (as defined below) gives written notice of its intention to terminate or not renew its lease, (ii) Major Tenant goes dark or vacates the premises, (iii) Major Tenant or its parent company or guarantor become insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court, (iv) Major Tenant defaults under the terms of the Major Tenant lease or (v) the borrower fails to satisfy the Major Tenant Renewal Criteria (as defined below) on or before the earlier of (1) 12 months prior to the expiration date of the Major Tenant lease and (2) the date by which the Major Tenant is required to deliver notice of its lease renewal or extension under the terms of the Major Tenant lease.

A “Major Tenant Trigger Event Cure” means:

(i)	with regard to a Major Tenant Trigger Event solely in connection with clause (i) or (v) above, either the satisfaction of the (a) Major Tenant Renewal Criteria or (b) Major Tenant Replacement Lease Criteria (as defined below);

(ii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (ii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria, or (B) the Major Tenant resumes occupancy in the majority of its premises and the lender receives an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, (1) the Major Tenant lease is in full force and effect and (2) the Major Tenant is, and has been for a period of no less than 30 consecutive days, in physical occupancy of all of the space covered by the Major Tenant lease and paying full contractual rent;

(iii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides the lender with (1) reasonably satisfactory evidence that the assets of the Major Tenant or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant lease or its guaranty has been affirmed and is in full force and effect and (3) an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent, the Major Tenant affirms the Major Tenant lease and there is no default by either party; or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Papago Gateway Center
(iv)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iv) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides evidence reasonably satisfactory to the lender that the Major Tenant has cured the default under the Major Tenant lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to the lender, confirming, among other things, (1) the Major Tenant lease is in full force and effect, (2) the Major Tenant is in physical occupancy of a majority or more of the space covered by the Major Tenant lease and paying full contractual rent and (3) there is no default by either party under the Major Tenant lease.

“First Solar Replacement Lease Criteria” means:

(i)	the borrower will have entered into one or more Major Tenant replacement leases with a new tenant(s) for a term of not less than five years;

(ii)	each Major Tenant replacement tenant is in physical occupancy of the entirety of the premises demised by the applicable Major Tenant replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower)); and

(iii)	the borrower will provide the lender with (A) a copy of the executed Major Tenant replacement lease, (B) a tenant estoppel certificate executed by each Major Tenant Replacement Tenant confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent and there is no default under any Major Tenant replacement lease, (C) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the lender executed by each Major Tenant Replacement Tenant and the lender, (D) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such Major Tenant replacement tenant and that there are no unpaid leasing commissions associated with such Major Tenant replacement tenant and (E) an updated rent roll.

“Major Tenant Renewal Criteria” means the lender has received (i) evidence that the Major Tenant has renewed the Major Tenant lease for a term of no less than five years and (ii) an updated tenant estoppel certificate from the Major Tenant confirming, among other things, (A) such renewal and reflecting the terms of such renewal, (B) the Major Tenant lease is in full force and effect, (c) the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease, open for business and paying full contractual rent and (D) there is no default by either party under the Major Tenant lease.

A “Major Tenant” means (i) Caris and/or Bryan University, (ii) any other tenant under any lease which, individually or when aggregated with all other leases at the Papago Gateway Center Property with the same tenant or its affiliate, provides rental income covering 15% or covers 15% of the net rentable area at the Papago Gateway Center Property in the aggregate, (iii) any parent company of any Major Tenant and any affiliate providing credit support for, or guarantor of, any such Major Tenant lease or (iv) any Major Tenant replacement tenant.

“Major Tenant Replacement Lease Criteria” means:

(i)	the borrower will have entered into one or more Major Tenant replacement leases with a new tenant(s);

(ii)	each Major Tenant Replacement Tenant is in physical occupancy of the entirety of the premises demised by the applicable Major Tenant replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower); and

(iii)	the borrower will provide the lender with (A) a copy of the executed Major Tenant replacement lease, (B) a tenant estoppel certificate executed by each Major Tenant Replacement Tenant confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent and there is no default under any Major Tenant replacement lease, (C) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the lender executed by each Major

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Papago Gateway Center

Tenant Replacement Tenant and the lender, (D) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such Major Tenant replacement tenant and that there are no unpaid leasing commissions associated with such Major Tenant replacement tenant and (E) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Papago Gateway Center Mortgage Loan is secured by the borrower’s leasehold interest in the Papago Gateway Center Property. The borrower, LMC-Papago Investment Company, LLC, entered into a ground sublease with Papago Park Center, Inc., as ground sublessor, on January 1, 2006 with an expiration date of December 31, 2085. There are no extension options with respect to the ground sublease. Sub ground rent is currently $34,175.96 per month, or approximately $410,112 per annum, and is subject to increases every five years based on the CPI Index. There is a 17% cap on the increases in sub ground rent every five years.

Additionally, the Papago Gateway Center Property is subject to a master ground lease. Papago Park Center, Inc., as master ground lessee, master ground leases the Papago Gateway Center Property from Salt River Project Agricultural Improvement and Power District (“SRP”), as master ground lessor. Given the status of SRP as a quasi-government entity, the Papago Gateway Center Property is exempt from property taxes for the duration of the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 11 – The Glen
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	3.2%	Net Rentable Area (Beds):	593
Loan Purpose:	Refinance	Location:	San Bernardino, CA
Borrower:	University Glen SH LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsors(1):	James R. Watson, Judy R. Watson and The James R. Watson and Judy R. Watson Revocable Trust Dated July 11, 2005	Occupancy:	88.5%
Interest Rate:	6.92100%	Occupancy Date:	1/10/2024
Note Date:	1/11/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of):	$2,230,253 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,457,383 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$2,755,661 (TTM 11/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	83.9%
Amortization Type:	Interest Only	UW Revenues:	$6,325,563
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$3,503,956
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,821,607
Additional Debt:	No	UW NCF:	$2,747,482
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$45,700,000 / $77,066
Additional Debt Type:	N/A	Appraisal Date:	12/7/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$48,061
Taxes:	$283,105	$56,621	N/A	Maturity Date Loan / Bed:	$48,061
Insurance:	$146,266	$24,378	N/A	Cut-off Date LTV:	62.4%
Deferred Maintenance:	$60,225	$0	N/A	Maturity Date LTV:	62.4%
Replacement Reserves:	$0	$6,177	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	76.8%	Loan Payoff	$34,171,816	92.1%
Equity Contribution	8,609,599	23.2	Closing Costs(2)	2,448,187	6.6
			Upfront Reserves	489,596	1.3

Total Sources	$37,109,599	100.0%	Total Uses	$37,109,599	100.0%
(1)	The Borrower Sponsors provided a 20% principal guarantee.
(2)	Closing Costs include an origination fee of $1,852,500.

The Loan. The Glen mortgage loan (“The Glen Mortgage Loan”) is secured by the borrower’s fee simple interest in a 593-bed, student housing property located in San Bernardino, California (“The Glen Property”). The Glen Mortgage Loan accrues interest at a fixed rate of 6.92100% per annum. The Glen Mortgage Loan has an original term of 60 months with a remaining term of 59 months as of the Cut-off Date, is interest-only for the full term, accrues interest on an Actual/360 basis and is scheduled to mature on February 6, 2029.

The Property. The Glen Property is a 104 unit or 593-bed townhouse-style, student housing development located across the street to the west of the California State University at San Bernardino (“CSUSB”) campus and is the only student housing project within the San Bernardino area. Built in 2015, the improvements consist of 21, two- and three-story buildings and a 7,000 square foot recreational building that includes a leasing office, fitness room, community lounge, game room, business center and study rooms. Additionally, The Glen Property features a swimming pool, outdoor barbecue area, and perimeter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – The Glen

fencing. The Glen Property features 593 beds across 104 five-bedroom, five-bathroom units. Unit amenities include gas stoves/ovens, garbage disposal, dishwasher, microwave, private balconies, and in-unit washer/dryers. The Glen Property is situated on an approximately 10.17-acre site and contains 208 garage and 105 surface parking spaces, resulting in a ratio of approximately 3.01 parking spaces per unit.

As of the fall 2023 semester, CSUSB has a current enrollment of 18,510 students, with 88% of the existing student enrollment being residents of San Bernardino or Riverside counties. CSUSB is currently renovating and developing a $111 million performing arts center, which will add two new buildings that will serve as anchors to the new College of Arts and Letters that is expected to open for the 2024-2025 academic year. The developments are part of an approved plan to increase the enrollment ceiling from 20,000 to 25,000 students.

The following table presents certain information with respect to the historical and current occupancy of The Glen Property:

Historical and Current Occupancy
2021(1)	2022(1)	11/30/2023(1)	Current(2)
75.8%	91.6%	86.1%	88.5%
(1)	Represents the average occupancy over the trailing 12-month period.
(2)	Current Occupancy is as of January 10, 2024.

The following table presents detailed information with respect to the current rental and market rate units at The Glen Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units(2)(3)	No. of Beds(2)	Average Unit Size (SF)	Average Monthly Rental Rate Per Bed	Average Monthly Market Rental Rate Per Bed(3)
5 Bedroom / 5 Bathroom	104	593	2,675	$943	$945
(1)	Based on the borrower rent roll dated December 2023 unless otherwise indicated.
(2)	Each unit contains five bedrooms and five bathrooms, with some bedrooms capable of double occupancy.
(3)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of The Glen Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$6,001,431	$6,109,221	$6,414,056	$6,708,396	$11,313	90.6%
Total Other Income(3)	553,968	553,487	696,584	696,584	1175	9.4
Gross Potential Income	$6,555,400	$6,662,709	$7,110,639	$7,404,980	$12,487	100.0%
(Vacancy/Concessions/Credit Loss)	(1,549,187)	(836,585)	(1,017,224)	(1,079,417)	(1,820)	(14.6)
Effective Gross Income	$5,006,213	$5,826,124	$6,093,416	$6,325,563	$10,667	85.4%
Total Expenses	2,775,960	3,368,741	3,337,754	3,503,956	5,909	55.4
Net Operating Income	$2,230,253	$2,457,383	$2,755,661	$2,821,607	$4,758	44.6%
Replacement Reserves	74,125	74,125	74,125	74,125	125	1.2
Net Cash Flow	$2,156,128	$2,383,258	$2,681,536	$2,747,482	$4,633	43.4%
(1)	TTM represents the trailing 12 months ending November 2023.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Total Other Income includes parking revenue, utility reimbursements, and miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated December 19, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at The Glen Property.

The Market. The Glen Property is located in San Bernardino, California, directly across the street from CSUSB. Primary access to The Glen Property is provided by the 215 Freeway and 210 Freeway. In the immediate vicinity of The Glen Property is a mixed-use neighborhood that is part of University Park, a master-planned community with residential, future

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – The Glen

retail, commercial and educational uses nearby. Development has been occurring in the area, including single family residential on the hillside west of The Glen Property.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of The Glen Property was 12,711, 71,809 and 207,946, respectively. According to the appraisal, the estimated 2023 median household income within the same radii was $75,050, $75,914 and $67,248, respectively.

According to the appraisal, The Glen Property is situated in the San Bernardino apartment submarket. As of the third quarter of 2023, the San Bernardino apartment submarket had an inventory of 16,342 units and an overall vacancy rate of 4.9%, with net absorption totaling negative 14 units. The average rents in the submarket are approximately $1,817 per unit per month. According to the appraisal, although the vast majority of apartment properties located in close proximity to the university campus are leased by the students and are oriented toward student occupancy, very few fill the criteria to be “student housing”. The specific qualifications that the appraisal identifies as student housing include design considerations, student tenancy, lease basis of individual beds or bedrooms (rather than units) and an above-average amenity level. The properties fulfilling these criteria in the local market include The Glen Property and all or most of those properties identified in the competitive rent comparable set below.

The following table presents certain information relating to comparable rental properties to The Glen Property:

Comparable Rental Summary(1)
Property / Location	Distance from The Glen Property	Year Built	Occupancy	# of Units / Beds	Unit Mix	Average Monthly Base Rent per Bed	Monthly Unit Rent PSF
The Glen Property 1831 West Northpark Boulevard San Bernardino, CA	-	2015	88.5%(2)	104 / 593(2)	5 Bed / 5 Bath	$943(3)	$2.01(3)
Sixteen60 Apartments 1660 Kendall Drive San Bernardino, CA	0.3 Miles	1988	94%	197 / 412	2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	$1,065	$2.66
Sunrise Apartments 1505 Northpark Boulevard San Bernardino, CA	0.5 Miles	1984	92%	212 / 400	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	$1,097	$2.29
Acacia Park Apartments 5280 Little Mountain Drive San Bernardino, CA	0.8 Miles	1987	94%	304 / 456	1 Bed / 1 Bath 2 Bed / 2 Bath	$1,262	$2.23
Castlepark Apartments 2065 West College Avenue San Bernardino, CA	0.8 Miles	1987	93%	508 / 900	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	$1,063	$2.25
Lido at Shandin Hills 1265 Kendall Drive San Bernardino, CA	1.4 Miles	1986	96%	336 / 584	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	$1,092	$2.39
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 10, 2024.
(3)	Based on the borrower rent roll dated December 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 12 – Elevate at the Pointe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,500,000	Title:	Fee
Cut-off Date Principal Balance:	$26,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	181
Loan Purpose:	Refinance	Location:	Marietta, GA
Borrower:	707 Franklin Apartments LLC	Year Built / Renovated:	1969 / 2022
Borrower Sponsors:	Ravindra Gupta and Vikram Raya	Occupancy:	96.1%
Interest Rate:	6.20000%	Occupancy Date:	12/27/2023
Note Date:	1/9/2024	4th Most Recent NOI (As of):	NAV(2)
Maturity Date:	2/5/2029	3rd Most Recent NOI (As of):	NAV(2)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,793,387 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$2,097,150 (TTM 11/30/2023)
Original Amortization:	None	UW Economic Occupancy:	96.2%
Amortization Type:	Interest Only	UW Revenues:	$3,526,230
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$1,171,779
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,354,451
Additional Debt(1):	Yes	UW NCF:	$2,318,251
Additional Debt Balance(1):	$4,250,000	Appraised Value / Per Unit:	$48,300,000 / $266,851
Additional Debt Type(1):	Mezzanine	Appraisal Date:	12/20/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Total Debt
Taxes:	$98,138	$24,535	N/A	Cut-off Date Loan / Unit:	$146,409	$169,890
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$146,409	$169,890
Replacement Reserves:	$0	$3,017	N/A	Cut-off Date LTV:	54.9%	63.7%
Immediate Repairs:	$58,850	$0	N/A	Maturity Date LTV:	54.9%	63.7%
				UW NCF DSCR:	1.39x	1.09x
				UW NOI Debt Yield:	8.9%	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,500,000	79.0%	Loan Payoff	$30,780,537	91.7%
Mezzanine Loan(1)	4,250,000	12.7	Closing Costs(3)	2,612,468	7.8
Borrower Sponsor Equity	2,799,993	8.3	Reserves	156,988	0.5
Total Sources	$33,549,993	100.0%	Total Uses	$33,549,993	100.0%
(1)	Concurrently with the funding of the Elevate at the Pointe Mortgage Loan (as defined below), the related mezzanine loan is secured by a pledge of the equity interests in the related borrower and is structured with (a) an initial advance funded on the origination date in the amount of $4,250,000.00 (the “Initial Advance”) and (b) one or more additional advances (each and “Additional Advance”) of up to $2,500,000 in the aggregate, to be funded for the reimbursement of project expenditures in connection with unit renovations at the Mortgaged Property (the “Unit Renovations”) upon satisfaction of certain conditions set forth in the related mezzanine loan documents including, among other things, (i) no event of default or cash trap event period has occurred and is continuing, (ii) the mezzanine borrower may not receive any Additional Advances from and after July 9, 2026, (iii) no more than one Additional Advance will be permitted during any calendar quarter and no Additional Advance may be requested or advanced for an amount less than the lesser of (1) $500,000, and (2) the remaining amount available as an Additional Advance under the mezzanine loan agreement (other than the last requested Additional Advance, if less), (iv) the debt yield, taking into account the applicable Additional Advance, is equal to or greater than 7.25%, and (v) the mezzanine lender has approved the applicable project expenditures to be funded by such Additional Advance and the Unit Renovations that are the subject of such Additional Advance. The mezzanine loan has an interest rate per annum equal to (i) with respect to the Initial Advance, 10.75%, and (ii) with respect to each Additional Advance, 12%, and is coterminous with the related Mortgage Loan. The Mortgage Loan documents require the borrower to diligently prosecute the completion of all Unit Renovations commenced by the borrower substantially in accordance with the mezzanine loan agreement, the Mortgage Loan documents and all applicable laws.
(2)	The historical cash flows are not available as the Elevate at the Pointe Property (as defined below) was acquired in December 2021.
(3)	Closing Costs includes an interest rate buy-down fee of $1,845,000.

The Loan. The Elevate at the Pointe mortgage loan (the “Elevate at the Pointe Mortgage Loan”) is a fixed rate mortgage loan secured by a borrower’s fee simple interest in a 181-unit, 19-building garden-style multifamily property located in Marietta, Georgia (the “Elevate at the Pointe Property”). The Elevate at the Pointe Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $26,500,000 and has a five-year term with a 60-month interest only period and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – Elevate at the Pointe

The Property. The Elevate at the Pointe Property is a 181-unit, garden-style multifamily property built in 1969 and renovated in 2022. As of December 27, 2023, the Elevate at the Pointe Property was 96.1% occupied. The Elevate at the Pointe Property is currently undergoing renovations at a total cost of $4.3 million, of which $2,522,076 remains to be spent. The exterior property and common area renovations are complete, and units are being renovated as they turn. To date, 34 interior units (19%) have been completed. Of the 34 renovated units, five are one-bedroom units, 21 are two-bedroom units, and eight are three-bedroom units. Community amenities include a business center, laundry room, on-site office, pool, dog park/dog run, BBQ/picnic area. Unit features include patio/balcony, carpet, dishwasher, laundry connections, standard appliances, vinyl tile/plank flooring, granite countertops. Units range in size from 850 to 1,450 square feet with an average unit size of 1,241 square feet. Market rents range from $1,075 to $1,970 per month.

The following table presents certain information relating to the unit mix at the Elevate at the Pointe Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent Per Unit(2)
One Bedroom	23	12.7%	23	100.0%	850	$1,126
Two Bedroom	84	46.4%	84	100.0%	1,250	$1,487
Three Bedroom	40	22.1%	40	100.0%	1,450	$1,726
One Bedroom (Renovated)	5	2.8%	2	40.0%	850	$1,370
Two Bedroom (Renovated)	21	11.6%	18	85.7%	1,250	$1,749
Three Bedroom (Renovated)	8	4.4%	7	87.5%	1,450	$2,126
Total/Wtd. Avg.	181	100.0%	174	96.1%	1,241	$1,546
(1)	Based on the rent roll dated December 27, 2023.
(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the occupied units.

Environmental. According to the Phase I environmental assessment dated December 26, 2023, there was no evidence of any recognized or controlled recognized environmental conditions at the Elevate at the Pointe Property.

The following table presents certain information with respect to the historical and current occupancy of the Elevate at the Pointe Property:

Historical and Current Occupancy
2021(1)	2022(1)	Current(2)
98.3%	96.0%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of December 27, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

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No. 12 – Elevate at the Pointe

The following table presents certain information relating to the operating history and underwritten net cash flows of the Elevate at the Pointe Property:

Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per Unit	%(3)
Gross Rental Income	$2,856,901	$3,199,416	$3,356,160	$18,542	100.0%
Net Rental Income	$2,856,901	$3,199,416	$3,356,160	$18,542	100.0%
(Vacancy/Credit Loss)	(118,204)	(201,997)	(128,580)	(710)	(3.8)
Concessions	(4,907)	0	0	0	0
Other Income	265,143	289,554	298,650	1,650	8.9
Effective Gross Income	$2,998,933	$3,286,974	$3,526,230	$19,482	105.1%

Total Expenses	$1,205,546	$1,189,823	$1,171,779	$6,474	33.2%
Net Operating Income	$1,793,387	$2,097,150	$2,354,451	$13,008	66.8%
Capital Expenditures	0	0	36,200	200	1.0
Net Cash Flow	$1,793,387	$2,097,150	$2,318,251	$12,808	65.7%
(1)	Based on the underwritten net cash flow and rent roll dated December 27, 2023.
(2)	TTM represents the trailing 12-month period ending November 30, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Elevate at the Pointe Property is within the city limits of Marietta, Georgia, located in the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). The Atlanta MSA comprises 29 counties and the majority of the region’s population and employment is concentrated in the core counties of Clayton, Cobb, DeKalb, Fulton, and Gwinnett. The Atlanta MSA has strong accessibility as the regional center for commerce and trade in the Southeast. The MSA is served by several interstates and US highways, four rail operators, and Hartsfield-Jackson International Airport, which is the busiest airport in the world in terms of passenger traffic. Access is provided by Interstates 20, 75, 85, 285, 575, and 675. Public transportation is provided by Metropolitan Atlanta Rapid Transit Authority rail and bus transit. Major employers include Delta Air Lines Inc., Emory University & Emory Healthcare, The Home Depot Inc., Northside Hospital and Piedmont Healthcare.

The Elevate at the Pointe Property is located in Marietta, Cobb County, Georgia and is approximately 14-miles northwest of Atlanta. The neighborhood boundaries generally include Interstate 75, Windy Hill Road Southeast, Atlanta Road Southeast, Powder Springs Street Southwest, and North Marietta Parkway Northwest. Marietta is a suburb of the Atlanta Metro located roughly 14 miles northwest of downtown Atlanta. The Hartsfield Jackson Atlanta Airport is located approximately 21 miles to the south. Marietta is primarily accessed via I75 which provides access to downtown Atlanta in the south and Chattanooga to the north. Primary local roadways include Powder Springs Street, Marietta Parkway, and Atlanta Road. The Elevate at the Pointe Property is located just south of the Interstate 75 and South Marietta Parkway interchange and is located just east of US Highway 41 (locally known as Cobb Parkway). There are also many other primary and secondary roadways which provide access throughout the neighborhood. The Elevate at the Pointe Property is also located approximately 20-miles northwest of Hartsfield-Jackson International Airport and about one mile northeast of Dobbins Air Reserve Base.

According to the appraisal, the Elevate at the Pointe Property is located in the Atlanta multifamily market. As of the third quarter of 2023, the Atlanta multifamily market reported total inventory of approximately 499,201 square feet with an average monthly asking rent of $1,619 and an 11.24% vacancy rate. According to the appraisal, the Elevate at the Pointe Property is located in the Cumberland/Galleria submarket. As of the third quarter of 2023, the Cumberland/Galleria submarket reported total inventory of 54,168 square feet with an average monthly asking rent of $1,579 and a 9.58% vacancy rate.

According to a market research report, the estimated 2023 population within a one-, three- and five-mile radius of the Elevate at the Pointe Property was 11,104, 84,044 and 234,202, respectively. The estimated 2023 average household income within the same radii was $71,557, $96,273 and $114,880, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 13 – Tysons Corner Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.8%	Net Rentable Area (SF):	1,793,638
Loan Purpose:	Refinance	Location:	McLean, VA
Borrowers:	Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC	Year Built / Renovated:	1968 / 1989, 2005
Borrower Sponsors:	The Macerich Partnership, L.P. and Alaska Permanent Fund Corporation	Occupancy:	95.4%
Interest Rate:	6.60060%	Occupancy Date:	11/1/2023
Note Date:	12/4/2023	4th Most Recent NOI (As of):	$86,076,177 (12/31/2020)
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of):	$83,536,276 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$84,604,983 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$85,531,322 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.2%
Amortization Type:	Interest Only	UW Revenues:	$140,618,916
Call Protection(2):	L(27),DorYM1(26),O(7)	UW Expenses:	$43,516,369
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$97,102,547
Additional Debt(1):	Yes	UW NCF:	$94,950,181
Additional Debt Balance(1):	$685,000,000	Appraised Value / Per SF:	$1,800,000,000 / $1,004
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/5/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$396
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$396
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.4%
Replacement Reserves:	$0	Springing	$896,819	Maturity Date LTV:	39.4%
TI/LC	$0	Springing	$3,587,276	UW NCF DSCR:	2.00x
Other(4)	$39,775,125	$0	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$710,000,000	100.0%	Loan Payoff	$666,692,845	93.9%
			Reserves	39,775,125	5.6%
			Closing Costs	3,532,030	0.5%
Total Sources	$710,000,000	100.0%	Total Uses	$710,000,000	100.0%
(1)	The Tysons Corner Center Mortgage Loan (as defined below) is part of a whole loan comprised of 20 pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $710,000,000 (the “Tysons Corner Center Whole Loan”). The Tysons Corner Center Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”), and Goldman Sachs Bank USA (“GSBI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Tysons Corner Center Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on January 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Tysons Corner Center Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) December 6, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected BBCMS 2024-5C25 securitization trust closing date in March 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consists of an Outstanding TI/LC Reserve (Upfront: $30,769,199) and a Gap Rent Reserve (Upfront: $9,005,926). See “Escrows and Reserves” below.
(5)	The main driver in the increase from Most Recent NOI to UW NOI is recent lease up.

The Loan. The Tysons Corner Center mortgage loan (the “Tysons Corner Center Mortgage Loan”) is part of the Tysons Corner Center Whole Loan that is evidenced by 20 pari passu promissory notes in the aggregate original principal amount of $710,000,000 and secured by the borrowers’ respective fee and leasehold interests in a 1,793,638 SF super regional mall located at 1961 Chain Bridge Road in McLean, Virginia (the “Tysons Corner Center Property”). The Tysons Corner

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

Center Whole Loan was co-originated on December 4, 2023 by DBNY, JPMCB, BMO and GSBI and accrues interest at a fixed rate of 6.60060% per annum. The Tysons Corner Center Mortgage Loan is evidenced by the non-controlling Notes A-1-3 and A-1-6-2 with an aggregate original principal balance of $25,000,000. The relationship between the holders of the Tysons Corner Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Tysons Corner Center Whole Loan is being serviced pursuant to the trust and servicing agreement for the TYSN 2023-CRNR securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Tysons Corner Center Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$176,080,000	$176,080,000	TYSN 2023-CRNR	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2024-V5	No
A-1-3	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-1-4	$10,000,000	$10,000,000	Benchmark 2024-V5	No
A-1-5	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-1-6-1	$32,920,000	$32,920,000	Benchmark 2024-V6(1)	No
A-1-6-2	$5,000,000	$5,000,000	BBCMS 2024-5C25	No
A-2-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-2-2	$20,000,000	$20,000,000	Benchmark 2024-V5	No
A-2-3-1	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-2-3-2	$10,000,000	$10,000,000	Benchmark 2024-V6(1)	No
A-2-4	$13,960,000	$13,960,000	Benchmark 2024-V5	No
A-3-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR5	No
A-3-3	$10,000,000	$10,000,000	BANK5 2024-5YR5	No
A-3-4-1	$21,500,000	$21,500,000	BANK5 2024-5YR5	No
A-3-4-2(2)	$2,460,000	$2,460,000	JPMCB	No
A-4-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-4-2	$30,000,000	$30,000,000	BMO 2024-5C3	No
A-4-3	$23,960,000	$23,960,000	BMO 2024-5C3	No
Whole Loan	$710,000,000	$710,000,000
(1)	The Benchmark 2024-V6 transaction is expected to close on March 28, 2024.
(2)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Tysons Corner Center Property is a 1,793,638 SF, super regional mall located 12.5 miles outside Washington D.C. The Tysons Corner Center Property consists of one contiguous building and 10,059 parking spaces (for a parking ratio of 5.61 spaces per 1000 SF) situated on a 76.56 acre site in McLean, Virginia, and has 238 tenants. The Tysons Corner Center Property is anchored by Bloomingdale’s, Macy’s, and Nordstrom which collectively generated approximately $239.9 million of sales in the September 2023 TTM while also increasing foot traffic at the Tysons Corner Center Property. The diversified in-line tenant base features large-format retailers and operators including Zara, Apple, Uniqlo, Victoria’s Secret, lululemon athletica, H&M, and Sephora contributing to total Tysons Corner Center Property sales in the September 2023 TTM of approximately $891.2 million. In-line stores smaller than 10,000 SF (excluding arcade and non-retail stores) generated approximately $495.4 million of sales in the September 2023 TTM, driving sales volume of $1,202 PSF at an occupancy cost of 16.1%.

The Tysons Corner Center Property was originally developed in 1968 and was subsequently expanded in 1989 and 2005. Since 2005, the borrower sponsors have invested approximately $352 million (with over $100 million invested in the last six years) in capital improvements, leasing capital, and operational upgrades to preserve the asset’s competitive positioning. Major capital initiatives include Apple’s relocation/renewal costing approximately $22.1 million, the repositioning of L.L. Bean’s former space, costing approximately $19.6 million through 2023, and ongoing operating capital improvements to the parking deck, HVAC, roof, vertical transportation, security equipment, and common areas. The borrower sponsors have also invested approximately $525 million to create a (non-collateral) 24/7 live-work-play-stay, mixed-use destination adjacent to the Tysons Corner Center Property. This non-collateral development project opened between 2014 and 2016 and includes a 22-story Class-A office tower, a 429-unit luxury apartment building, and a 300-key Hyatt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

The following table contains sales history for the Tysons Corner Center Property:

Sales History(1)
	2019	2021	2022	TTM September 2023
Sales PSF (Inline < 10,000 SF)	$461,073,000	$413,432,000	$475,055,000	$495,396,000
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$373,499,000	$338,185,000	$389,701,000	$423,169,000
Over 10,000 SF	$182,117,000	$181,694,000	$141,709,000	$141,471,000
Theaters & Arcades	$19,341,000	$8,707,000	$12,229,000	$14,406,000
Department Stores	$215,350,000	$211,721,000	$238,646,000	$239,897,000
Occupancy Cost (Inline < 10,000 SF)(2)	17.0%	N/A	15.9%	16.1%
(1)	Information is as of September 30, 2023, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	Occupancy Cost (Inline < 10,000 SF) was not calculated during periods affected by COVID due to incomplete sales reporting by tenants.

Major Tenants. The three anchor tenants are Bloomingdale’s, Macy’s and Nordstrom.

Bloomingdale’s (252,754 square feet; 14.1% of net rentable area; 1.0% of underwritten gross rent). Bloomingdale’s is a high-end department store chain founded in 1860 that currently offers clothes, accessories, shoes, and furniture for men, women and children. Bloomingdale’s was acquired by Federated Department Stores in 1930, which acquired the Macy’s department store chain in 1994. Ultimately, Federated Department Stores was renamed Macy’s, Inc. (NYSE: M) in 2007. The chain has a total of 37 department stores and 23 outlet stores with the Bloomingdale's nameplate in operation. Its headquarters and flagship store are located in New York City. The Bloomingdale’s lease expires July 22, 2028, and the tenant has one seven-year renewal option upon no less than 270 days’ prior written notice. Bloomingdale’s has no termination options.

Nordstrom (201,000 square feet; 11.2% of net rentable area; 0.2% of underwritten gross rent). Nordstrom (NYSE: JWN) is a fashion retailer offering clothing shoes and accessories for men, women and children. Founded in 1901 and headquartered in Seattle, Nordstrom has 370 stores across 40 states and Canada, which includes 122 full-line stores, 236 Nordstrom Rack locations, 7 Trunk Club clubhouses, two clearance stores and a Nordstrom local service concept. In fiscal year 2022, Nordstrom reported net sales of nearly $15.1 billion, an increase of 6.6% from fiscal year 2021. The Nordstrom at the Tysons Corner Center Property is reportedly in the top 15% of all Nordstrom locations, with the men’s department ranking as the highest performing across Nordstrom’s entire national fleet. Nordstrom’s lease expires in March 2025 and the tenant has 11, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. Nordstrom has no termination options.

Macy’s (237,076 square feet; 13.2% of net rentable area; 0.1% of underwritten gross rent). Macy’s, Inc. (NYSE: M) is an American department store chain founded in 1858 that currently offers clothes, accessories, shoes, and furniture for men, women and children. It operates more than 700 department stores under the nameplates Macy’s and Bloomingdale’s and over 160 specialty stores that include Bloomingdale’s The Outlet, Bluemercury and Macy’s Backstage. Macy’s Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Macy’s Inc. has corporate offices in Cincinnati, Ohio and New York, New York. The Macy’s lease expires July 24, 2028, and the tenant has six, five-year renewal options remaining upon no less than 270 days’ prior written notice. Macy’s has no termination options.

Appraisal. According to the appraisal, the Tysons Corner Center Property had an “as-is” appraised value of $1,800,000,000 as of October 5, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,800,000,000	5.25%

Environmental. According to the Phase I environmental report, dated August 2, 2023, there was no evidence of any recognized environmental conditions at the Tysons Corner Center Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

The following table presents certain information relating to the historical occupancy of the Tysons Corner Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
90.6%	88.6%	88.9%	95.4%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 1, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Tysons Corner Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Gross Rent(3)	UW Gross Rent PSF(3)	% of Total UW Gross Rent(3)	Lease Expiration
Anchors
Bloomingdale’s(4)	Ba1/BB+/NR	252,754	14.1%	$1,218,492	$4.82	1.0%	7/22/2028
Nordstrom(5)	NR/BB+/BBB-	200,000	11.2	282,999	$1.41	0.2	3/31/2025
Macy’s(6)	Ba1/BB+/NR	237,076	13.2	94,786	$0.40	0.1	7/24/2028
Major Tenants
AMC Theatres(7)	Caa1/CCC+/NR	105,122	5.9	4,589,627	$43.66	3.6	9/30/2025
Primark(8)	NR/NR/NR	50,186	2.8	2,922,512	$58.23	2.3	5/31/2034

In-line >10,000 SF		306,089	17.1	32,775,526	$107.08	26.0
In-line <10,000 SF		490,510	27.3	83,994,405	$171.24	66.5
Specialty Leasing		65,118	3.6	NAP	NAP	NAP
Office/Other		4,661	0.3	357,065	$76.61	0.3
Total Occupied		1,711,516	95.4%	$126,235,411	$73.76	100.0%
Vacant		82,122	4.6
Total		1,793,638	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Gross Rent, UW Gross Rent PSF and % of Total UW Gross Rent includes Base Rent, recoveries (fixed CAM, tax reimbursements and utility reimbursements) and percentage rent contribution.
(4)	Bloomingdale’s has one, seven-year renewal option upon no less than 270 days’ prior written notice.
(5)	Nordstrom has eleven, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. This includes Nordstrom’s anchor space of 200,000 SF. There is an additional 1,000 SF that is included in the In-line <10,000 SF numbers above.
(6)	Macy’s has six, five-year renewal options exercisable upon no less than 270 days’ prior written notice.
(7)	AMC Theatres has four, five-year renewal options exercisable upon at least 12 months’ prior written notice.
(8)	Primark (signed but not in occupancy) is expected to commence its ten-year lease on April 22, 2024. Primark has three, five-year renewal options exercisable upon at least 12 months’ notice. Primark has various options to terminate its lease (i) if it has not opened by a date determined by a formula specified in the lease, (ii) if the delivery date has not occurred in accordance with a formula specified in the lease or (iii) if the floor area is more than 3% less than specified in the lease. In addition, Primark has the right to terminate its lease effective as of the end of its fifth lease year if the tenant’s gross sales during its fourth lease year do not equal to exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90-day period following the end of the fourth lease year. At origination $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark. We cannot assure you that Primark will take occupancy or commence paying rent as expected, or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

The following table presents certain information relating to the lease rollover schedule at the Tysons Corner Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	82,122	4.6%	NAP	NAP	82,122	4.6%	NAP	NAP
MTM	6	12,809	0.7	857,511	1.1%	94,931	5.3%	$857,511	1.1%
2024	40	139,997	7.8	10,907,326	14.5%	234,928	13.1%	$11,764,837	15.7%
2025	33	417,137	23.3	13,290,259	17.7%	652,065	36.4%	$25,055,096	33.4%
2026	23	104,482	5.8	10,419,016	13.9%	756,547	42.2%	$35,474,112	47.3%
2027	20	53,367	3.0	6,063,018	8.1%	809,914	45.2%	$41,537,130	55.3%
2028	26	572,395	31.9	8,931,129	11.9%	1,382,309	77.1%	$50,468,259	67.2%
2029	7	18,224	1.0	1,559,846	2.1%	1,400,533	78.1%	$52,028,105	69.3%
2030	13	25,339	1.4	2,855,202	3.8%	1,425,872	79.5%	$54,883,308	73.1%
2031	8	32,012	1.8	2,202,582	2.9%	1,457,884	81.3%	$57,085,890	76.1%
2032	10	28,649	1.6	2,715,169	3.6%	1,486,533	82.9%	$59,801,059	79.7%
2033	11	67,584	3.8	5,552,422	7.4%	1,554,117	86.6%	$65,353,481	87.1%
2034	10	166,699	9.3	8,362,650	11.1%	1,720,816	95.9%	$73,716,131	98.2%
2035 & Beyond	1	7,704	0.4	1,329,864	1.8%	1,728,520	96.4%	$75,045,995	100.0%
Specialty Leasing	30	65,118	3.6	0	0.0%	1,793,638	100.0%	$75,045,995	100.0%
Total	238	1,793,638	100.0%	$75,045,995	100.0%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Tysons Corner Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM September 2023	Underwritten	Per Square Foot	%(2)
Rents in Place	$74,476,740	$67,924,167	$65,811,352	$67,573,137	$75,045,995	$41.84	55.6%
Rent Steps	0	0	0	0	1,503,149	0.84	1.1
Vacant Income	0	0	0	0	11,821,381	6.59	8.8
Gross Potential Rent	$74,476,740	$67,924,167	$65,811,352	$67,573,137	$88,370,525	$49.27	65.5%
Total Reimbursements	49,321,594	42,341,921	42,773,913	43,726,608	46,509,747	25.93	34.5
Net Rental Income	$123,798,334	$110,266,088	$108,585,265	$111,299,745	$134,880,271	$75.20	100.0%
Other Income	17,429,202	19,929,530	19,463,316	19,285,025	17,560,026	9.79	13.0
(Vacancy/Credit Loss)	(11,043,533)	(3,517,708)	(600,363)	(966,945)	(11,821,381)	(6.59)	(8.8)
Effective Gross Income	$130,184,003	$126,677,910	$127,448,218	$129,617,825	$140,618,916	$78.40	104.3%
Total Expenses(3)	$44,107,826	$43,141,634	$42,843,235	$44,086,503	$43,516,369	$24.26	30.9%
Net Operating Income(4)	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$97,102,547	$54.14	69.1%
Total TI/LC, Capex/RR	0	0	0	0	(2,152,366)	(1.20)	(1.5)
Net Cash Flow	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$94,950,181	$52.94	67.5%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Total Expenses includes Real Estate Taxes of approximately $24,033,263 and Insurance expense of approximately $802,641. Other expenses include general and administrative, repairs and maintenance, security, utility, marketing, other expenses and ground rent.
(4)	The main driver in the increase from TTM 9/30/2023 Net Operating Income to UW Net Operating Income is recent lease up.

The Market. The Tysons Corner Center Property is located in at the intersection of Chain Bridge Route 123 and the Capital Beltway/I-495 where 172,000 vehicles pass daily, with direct access to DC’s Metro Silver Line and positioned between Dulles International and Reagan International airports. The Tysons Corner Center Property’s total trade area is comprised

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 13 – Tysons Corner Center

of approximately 3.2 million people in 1.2 million households with an average household income exceeding $165,000 and an average net worth over $1.8 million. As the primary shopping destination of Fairfax County, the trade area in which the Tysons Corner Center Property is located has an affluent, dense and educated population, and is ranked as having the 5th highest median household income in the United States. Loudon County and Falls Church City also fall within the Tysons Corner Center Property’s trade area and along with Fairfax County, represent three of the wealthiest counties in the United States.

Within the Fairfax County retail submarket, malls are the largest subtype, accounting for nearly 2.9 million square feet. Rents are approximately $39.00/SF, which is a 3.7% increase from 2022. Vacancy in the retail submarket is 3.2%, which is near the same level it was a year ago. Vacancy has only fallen 0.1% during this time. During this period, 5,700 square feet has been absorbed, and none has been delivered. In the past three years, rents have increased a cumulative 7.4%.

As of year-end 2022, the population within a 10-mile radius of the Tysons Corner Center Property had an aggregate retail sales level of $41.32 million, with average retail sales per household of $74,026. By comparison, the Washington D.C. metropolitan area had average sales per household of $71,488, while the Virginia and United States averages were $65,311 and $63,688, respectively.

The following table presents certain information relating to the demographics of the Tysons Corner Center Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	5-mile Population	10-mile Population	15-mile Population	5-mile Avg Household Income	10-mile Avg Household Income	15-mile Avg Household Income
Tysons Corner Center	McLean, VA	$710,000,000	261,017	1,355,610	2,998,684	$195,243	$176,653	$157,344
(1)	Source: Appraisal.
(2)	Values are as of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,500,000	Title:	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	2.8%	Net Rentable Area (SF):	544,000
Loan Purpose:	Refinance	Location:	Martinsville, VA
Borrower:	Sky VA LLC	Year Built / Renovated:	1993, 2023 / NAP
Borrower Sponsor:	Alexander Dembitzer	Occupancy:	100.0%
Interest Rate:	7.58000%	Occupancy Date:	2/27/2024
Note Date:	2/27/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,163,324
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$526,040
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,637,285
Additional Debt:	No	UW NCF:	$2,487,985
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$46,200,000 / $85
Additional Debt Type:	N/A	Appraisal Date:	8/29/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$45
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$45
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.0%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.32x
				UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	100.0%	Sponsor Equity	$13,192,047	53.8%
			Loan Payoff	10,876,146	44.4
			Closing Costs	431,807	1.8
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)	Historical financial information is not available because the 460 Beaver Creek Property (as defined below) was recently acquired in 2021 and subsequently expanded by the borrower sponsor in 2023.

The Loan. The 460 Beaver Creek mortgage loan (the “460 Beaver Creek Mortgage Loan”) is secured by the borrower’s fee interest in an industrial warehouse and distribution center totaling 544,000 square feet located in Martinsville, Virginia (the “460 Beaver Creek Property”). The 460 Beaver Creek Mortgage Loan was originated on February 27, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 7.58000% per annum. The 460 Beaver Creek Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 460 Beaver Creek Mortgage Loan is March 6, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek

The Property. The 460 Beaver Creek Property is comprised of a 544,000 square foot, industrial warehouse and distribution center located in Martinsville, Virginia. The 460 Beaver Creek Property was built in 1993, expanded in 2023 and is located on an approximately 42.45-acre site. As of February 27, 2024, the 460 Beaver Creek Property was 100.0% occupied by Keeco, LLC (“Keeco”) pursuant to a lease that expires on August 31, 2043. The 460 Beaver Creek Property features 28- to 36-foot clear heights, 73 dock-high doors and one grade level overhead door. The 460 Beaver Creek Property also has 280 on-site surface parking spaces resulting in a total parking ratio of 0.51 spaces per 1,000 square feet.

Sole Tenant.

Keeco (544,000 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Founded in 1976, Keeco is a home textile supplier, specializing in fashion of top of bed, basic / utility bedding, and soft window treatments with additional businesses in bath, kitchen textiles, table linens and patio mats. Keeco has been a tenant at the 460 Beaver Creek Property since September 2002, expanded their space in September 2023 and recently executed a new lease with a term expiring in August 2043, with two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the historical and current occupancy of the 460 Beaver Creek Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 27, 2024.

The following table presents certain information relating to the sole tenant at the 460 Beaver Creek Property:

Tenant Summary(1)
Tenant Name	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration
Keeco, LLC	NR/NR/NR	544,000	100.0%	$5.05	$2,749,375	100.0%	8/31/2043
Total/Wtd Avg.		544,000	100.0%	$5.05	$2,749,375	100.0%

Occupied Collateral Total		544,000	100.0%	$5.05	$2,749,375	100.0%
Vacant Space		0	0.0%
Collateral Total		544,000	100.0%
(1)	Based on the underwritten rent roll dated February 27, 2024.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps of $45,784 through September 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek

The following table presents certain information relating to tenant lease expirations at the 460 Beaver Creek Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.00%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0	0	0	0	0.0%	$0	0.0%
2026	0	0	0	0	0	0	0.0%	$0	0.0%
2027	0	0	0	0	0	0	0.0%	$0	0.0%
2028	0	0	0	0	0	0	0.0%	$0	0.0%
2029	0	0	0	0	0	0	0.0%	$0	0.0%
2030	0	0	0	0	0	0	0.0%	$0	0.0%
2031	0	0	0	0	0	0	0.0%	$0	0.0%
2032	0	0	0	0	0	0	0.0%	$0	0.0%
2033	0	0	0	0	0	0	0.0%	$0	0.0%
2034	0	0	0	0	0	0	0.0%	$0	0.0%
2035 & Beyond	1	544,000	100.0	2,749,375	100.0	544,000	100.0%	$2,749,375	100.0%
Total	1	544,000	100.0%	$2,749,375	100.0%
(1)	Based on the underwritten rent roll dated February 27, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps of $45,784 through September 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 14 – 460 Beaver Creek

The following table presents certain information relating to underwritten cash flows at the 460 Beaver Creek Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$2,703,591	$4.97	81.2%
Contractual Rent Steps(3)	45,784	0.08	1.4
Gross Potential Rent	$2,749,375	$5.05	82.6%
Total Reimbursements	580,440	1.07	17.4
Net Rental Income	$3,329,815	$6.12	100.0%
Vacancy & Credit Loss	(166,491)	(0.31)	(5.0)
Effective Gross Income	$3,163,324	$5.81	95.0%
Management Fee	94,900	0.17	3.0
Insurance	226,012	0.42	7.1
Real Estate Taxes	205,128	0.38	6.5
Total Operating Expenses	$526,040	$0.97	16.6%
Net Operating Income	$2,637,285	$4.85	83.4%
Replacement Reserves	54,400	0.10	1.7
TI/LC	94,900	0.17	3.0
Net Cash Flow	$2,487,985	$4.57	78.7%
(1)	Historical financial information is not available because the 460 Beaver Creek Property (as defined below) was recently acquired in 2021 and subsequently expanded by the borrower sponsor in 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Contractual Rent Steps include contractual rent steps of $45,784 through September 1, 2025.

Environmental. According to the Phase I environmental report, dated September 11, 2023, there was no evidence of any recognized environmental conditions at the 460 Beaver Creek Property.

The Market. The 460 Beaver Creek Property is located at 460 Beaver Creek Drive in Martinsville, Virginia. The 460 Beaver Creek Property has direct access to VA-174, US-58 and I-73 and is located approximately 47.8 miles south of Roanoke and approximately 51.3 miles north of Greensborough, North Carolina.

According to a third-party market research report, the 460 Beaver Creek Property is located in the Martinsville, Virginia industrial market. As of October 12, 2023, the Martinsville, Virginia industrial market had a total inventory of 18,083,118 square feet, a vacancy rate of 2.3% and average asking rent of $3.25 per square foot.

According to the appraisal, the 2023 total population within a one-, three- and five-mile radius was 605, 16,087 and 30,443, respectively. Furthermore, the 2023 average household income within the same radii was $48,670, $54,418 and $60,714, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$24,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,100,000	Property Type – Subtype(4):	Multifamily – Various
% of IPB:	2.7%	Net Rentable Area (Units):	435
Loan Purpose:	Refinance	Location(4):	Various, NY
Borrowers(2):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Fred Ohebshalom	Occupancy:	95.4%
Interest Rate:	6.91000%	Occupancy Date:	12/13/2023
Note Date:	1/4/2024	4th Most Recent NOI (As of):	$4,565,862 (12/31/2020)
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of)(5):	$4,094,413 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$5,463,639 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$7,179,562 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$13,747,876
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$6,280,414
Lockbox / Cash Management:	Springing	UW NOI:	$7,467,461
Additional Debt(1):	Yes	UW NCF:	$7,358,711
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per Unit:	$130,600,000 / $300,230
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/16/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$193,333
Taxes:	$0	$283,486	N/A	Maturity Date Loan / Unit:	$193,333
Insurance:	$38,703	$38,703	N/A	Cut-off Date LTV:	64.4%
Replacement Reserve:	$0	$9,063	N/A	Maturity Date LTV:	64.4%
Other(3):	$6,438,035	$0	N/A	UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,100,000	100.0%	Loan Payoff	$64,662,370	76.9%
			Return of Equity	6,919,414	8.2
			Reserves	6,476,738	7.7
			Closing Costs(6)	6,041,478	7.2
Total Sources	$84,100,000	100.0%	Total Uses	$84,100,000	100.0%
(1)	The Acquisition America Portfolio Mortgage Loan (as defined below) is part of the Acquisition America Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $84,100,000. The Acquisition America Portfolio Whole Loan was originated by Barclays Capital Real Estate Inc. The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Acquisition America Portfolio Whole Loan.
(2)	The borrowers for the Acquisition America Portfolio Whole Loan are Acquisition America VI, LLC, Acquisition America VII, LLC, Acquisition America VIII, LLC, Acquisition America IX, LLC, Acquisition America X, LLC, Acquisition America XI, LLC and Acquisition America XII, LLC.
(3)	Other initial reserves include a violations reserve of approximately $6,357,572 and an immediate repairs reserve of approximately $80,463. The violations reserve is related to a January 2023 lawsuit in which the borrower sponsor along with the ownership entities of eight properties (five of eight of which are acting as collateral for the Acquisition America Portfolio Whole Loan) were named as defendants in a lawsuit brought by the City of New York, Department of Buildings (“DOB”) and the Fire Department of New York (“FDNY”). The nature of the suit entailed failure to correct DOB and FDNY violations across the eight buildings in northern Manhattan, including façade restoration violations pursuant to Local Law 11 and elevator upgrade work. In October 2023, the Stipulation in Partial Settlement was filed with the Supreme Court of New York with an Index No. of 450064/2023 (the “Settlement Documents”), wherein the defendants have paid a fine of $1,245,923 and demonstration of funds to complete the required repairs. At settlement, the borrower reserved the violations reserve in order to make these improvements. Additionally, a Trigger Period (as defined below) will commence upon the occurrence of an event of default under the Settlement Documents. There is also full recourse to the borrower for failure to remediate such violations.
(4)	See the “Portfolio Summary” chart below.
(5)	The increase in net operating income from 3rd Most Recent to 2nd Most Recent to Most Recent NOI is due to the units that the borrower sponsor had been gut renovating progressively becoming available for rent.
(6)	Closing costs include an interest rate buydown of $2,523,000 and an origination fee of $841,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

The Loan. The Acquisition America Portfolio Mortgage Loan is part of a whole loan (the “Acquisition America Portfolio Whole Loan”) secured by the borrowers’ fee interests in four mid rise and one high rise multifamily properties totaling 435 units located in New York, New York and Pelham, New York (the “Acquisition America Portfolio Properties”). The Acquisition America Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $84,100,000. The Acquisition America Portfolio Whole Loan was originated on January 4, 2024 by Barclays and accrues interest at a fixed rate of 6.91000% per annum. The Acquisition America Portfolio Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Acquisition America Portfolio Whole Loan is the payment date that occurs on January 6, 2029. The Acquisition America Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $24,100,000.

The table below summarizes the promissory notes that comprise the Acquisition America Portfolio Whole Loan. The relationship between the holders of the Acquisition America Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2024-V5	Yes
A-2	$24,100,000	$24,100,000	BBCMS 2024-5C25	No
Whole Loan	$84,100,000	$84,100,000

The Properties. The Acquisition America Portfolio Properties are comprised of four mid rise multifamily properties and one high rise multifamily property located in New York, New York and Pelham, New York that were 95.4% occupied as of December 13, 2023.

The following table presents certain information relating to the Acquisition America Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Units(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(3)	U/W NOI	% of U/W NOI
509 & 515 West 110th Street	New York, NY	1909 / 2019-2023	176	97.7%	$41,380,000	49.2%	$63,500,000	$3,664,408	49.1%
517 West 113th Street	New York, NY	1919 / 2019-2023	45	95.6%	$14,220,000	16.9%	$21,600,000	$1,255,892	16.8%
652 & 664 West 163rd Street	New York, NY	1923 / 2019-2023	106	91.5%	$13,120,000	15.6%	$22,000,000	$1,174,689	15.7%
21 5th Avenue	Pelham, NY	1922 / 2019-2023	53	94.3%	$8,490,000	10.1%	$12,100,000	$755,725	10.1%
603 West 140th Street	New York, NY	1910 / 2019-2023	55	96.4%	$6,890,000	8.2%	$11,400,000	$616,747	8.3%
Total / Wtd. Avg.			435	95.4%	$84,100,000	100.0%	$130,600,000	$7,467,461	100.0%
(1)	Year Built/Renovated shows earliest year built and latest years renovated.
(2)	Based on the underwritten rent rolls dated December 13, 2023.
(3)	Source: Appraisals.

The following table presents certain information relating to historical occupancy for the Acquisition Americas Portfolio Properties:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
87.3%	85.4%	94.4%	95.4%
(1)	Historical Occupancy represents average occupancy for the respective year.
(2)	Based on the underwritten rent roll dated December 13, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BBCMS 2024-5C25
No. 15 – Acquisition America Portfolio

509 & 515 West 110th Street. 509 & 515 West 110th Street (the “509 & 515 West 110th Street Property”) is a high rise multifamily property of two adjacent 12-story buildings with an aggregate of 176 units located in the Morningside Heights section of New York, New York. Of the 176 units, 48 units are rent controlled or rent stabilized (27.3% of units), accounting for 17.4% of the gross potential rent. According to the borrower sponsor, approximately $1.9 million in capital expenditures have been invested over the past four years, including a gut renovation of 27 units, electric upgrades and work in the basement, lobby and façade. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of approximately $1,248 per renovated unit. Amenities at the 509 & 515 West 110th Street Property include an elevator, laundry room, bike storage and close proximity to New York City subway lines and other public transportation. Columbia University and Barnard College are both also located in Morningside Heights, with student populations of approximately 32,429 students and 2,573 students, respectively.

The following table presents certain information relating to the unit mix at the 509 & 515 West 110th Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly Rent Per Unit
Studio	21	11.9%	100.0%	500	$2,404
1BR/1BA	71	40.3%	98.6%	750	$2,903
2BR/1BA	77	43.8%	96.1%	950	$3,846
3BR/2BA	6	3.4%	100.0%	1,100	$4,708
4BR/2BA	1	0.6%	100.0%	1,200	$5,500
Total / Wtd. Avg.	176	100.0%	97.7%	822	$3,326
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the total 176 units, 48 units are rent controlled or rent stabilized.
(3)	The 509 & 515 West 110th Street Property contains two management units that were underwritten as vacant.
(4)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

517 West 113th Street. 517 West 113th Street (the “517 West 113th Street Property”) is a mid rise multifamily property of an eight-story building plus a basement with 45 units located in the Morningside Heights section of New York, New York. Of the 45 units, 13 units are rent controlled or rent stabilized (28.9% of units), accounting for 18.2% of the gross potential rent. According to the borrower sponsor, approximately $840,000 in capital expenditures have been invested over the past four years, including a gut renovation of three units and elevator upgrades. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $2,714 per renovated unit. Amenities at the 517 West 113th Street Property include an elevator, laundry room and close proximity to New York City subway lines and other public transportation. Columbia University and Barnard College are both also located in Morningside Heights, with student populations of approximately 32,429 students and 2,573 students, respectively.

The following table presents certain information relating to the unit mix at the 517 West 113th Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
Studio	5	11.1%	100.0%	550	$2,179
1BR/1BA	9	20.0%	100.0%	750	$3,061
2BR/1BA	16	35.6%	93.8%	950	$4,264
3BR/2BA	14	31.1%	92.9%	1,100	$4,907
5BR	1	2.2%	100.0%	NAV	$7,000
Total / Wtd. Avg.	45	100.0%	95.6%	911	$4,028
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of 45 total units, 13 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor and the Total/Wtd.
Avg. Average Unit Size (SF) does not include the 5BR unit.

652 & 664 West 163rd Street. 652 & 664 West 163rd Street (the “652 & 664 West 163rd Street Property”) is a mid rise multifamily property of two adjacent 6-story buildings with an aggregate of 106 units located in the Washington Heights section of New York, New York. Of the 106 units, 35 units are rent controlled or rent stabilized (33.0% of units), accounting for 22.0% of the gross potential rent. According to the borrower sponsor, approximately $588,000 in capital expenditures have been invested over the past four years, including a gut renovation of 13 units and façade renovation. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $1,093 per renovated unit. Amenities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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at the 652 & 664 West 163rd Street Property include an elevator, laundry room, and close proximity to New York City subway lines and other public transportation.

The following table presents certain information relating to the unit mix at the 652 & 664 West 163rd Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
Studio	2	1.9%	100.0%	600	$1,938
1BR/1BA	35	33.0%	88.6%	800	$2,120
2BR/1BA	46	43.4%	95.7%	1,000	$1,992
3BR/2BA	23	21.7%	87.0%	1,100	$2,667
Total / Wtd. Avg.	106	100.0%	91.5%	948	$2,171
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the 106 total units, 35 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

21 5th Avenue. 21 5th Avenue (the “21 5th Avenue Property”) is a mid rise multifamily property of a six-story apartment building with 53 units located in Pelham, New York, approximately 10 miles north of Manhattan. There are no rent controlled or rent stabilized units at the 21 5th Avenue Property. The borrower sponsor recently spent $126,000 to renovate seven units at the 21 5th Avenue Property. Amenities at the 21 5th Avenue Property include an elevator and a laundry room. The 21 5th Avenue Property has also access to New York City by the Metro North Railroad.

The following table presents certain information relating to the unit mix at the 21 5th Avenue Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly Rent Per Unit
Studio	5	9.4%	100.0%	575	$1,570
1BR/1BA	29	54.7%	100.0%	650	$1,737
2BR/1BA	15	28.3%	80.0%	850	$2,231
3BR/2BA	4	7.5%	100.0%	1,000	$2,800
Total / Wtd. Avg.	53	100.0%	94.3%	726	$1,924
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	No units are rent controlled or rent stabilized.
(3)	The 21 5th Avenue Property contains one management unit that was underwritten as vacant.
(4)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

603 West 140th Street. 603 West 140th Street (the “603 West 140th Street Property”) is a mid rise multifamily property of a six-story building plus a basement with 55 units located in the Hamilton Heights section of New York, NY. Of the 55 units, 25 units are rent controlled or rent stabilized (44.5% of units), accounting for 29.1% of the gross potential rent. According to the borrower sponsor, approximately $846,000 in capital expenditures have been invested over the past four years, including a gut renovation of 13 units and façade restoration. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $1,105 per renovated unit. Amenities at the 603 West 140th Street Property include an elevator, laundry room and close proximity to New York City subway lines and other public transportation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the unit mix at the 603 West 140th Street Property.

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
1BR/1BA	10	18.2%	100.0%	650	$2,089
2BR/1BA	24	43.6%	95.8%	850	$2,388
2BR/2BA	1	1.8%	100.0%	850	$806
3BR/2BA	20	36.4%	95.0%	1,000	$1,860
Total	55	100.0%	96.4%	868	$2,112
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the 55 total units, 25 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

Environmental. According to the Phase I environmental reports, dated November 28, 2023, there was no evidence of any recognized environmental conditions at the Acquisition America Portfolio Properties.

The Market. The Acquisition America Portfolio Properties are located across four submarkets across the New York City metropolitan area.

The 509 & 515 West 110th Street Property and 517 West 113th Street Property are located in the Morningside Heights submarket. According to the appraisals, as of the third quarter of 2023, the submarket had an existing supply of approximately 4,210 units with an average occupancy of 97.4% and asking rents per month of $4,038. According to the appraisals for the 509 & 515 West 110th Street Property and the 517 West 113th Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 652 & 664 West 163rd Street Property is located in the Upper Manhattan submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 55,585 units with an average occupancy of 99.0% and asking rents per month of $2,164. According to the appraisal for the 652 & 664 West 163rd Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 603 West 140th Street Property is located in the Harlem submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 48,672 units with an average occupancy of 97.6% and asking rents per month of $2,432. According to the appraisal for the 603 West 140th Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 21 5th Avenue Property is located in the Yonkers/Mt Vernon/New Rochelle submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 32,484 units with an average occupancy of 96.4% and asking rents per month of $2,323. According to the appraisal for the 21 5th Avenue Property, the 2023 population and average household income in a one-, three- and five-mile radius are 37,863, 322,667 and 819,358 and $151,136, $123,073 and $112,432, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Acquisition America Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021(2)	2022(2)	T-12 10/31/2023(2)	U/W	U/W Per Unit
Base Rent	$9,916,617	$9,709,939	$11,280,448	$13,127,246	$14,658,629	$33,698
Vacant Income	0	0	0	0	0	0
Reimbursements	0	0	0	0	0	0
Other Income(3)	187,583	201,550	222,105	216,907	220,693	507
Vacancy	0	0	0	0	(1,131,446)	(2,601)
Effective Gross Income	$10,104,199	$9,911,489	$11,502,552	$13,344,153	$13,747,876	$31,604
Total Expenses	5,538,337	5,817,077	6,038,913	6,164,591	6,280,414	14,438
Net Operating Income	$4,565,862	$4,094,413	$5,463,639	$7,179,562	$7,467,461	$17,167
Replacement Reserves	0	0	0	0	108,750	250
Net Cash Flow	$4,565,862	$4,094,413	$5,463,639	$7,179,562	$7,358,711	$16,917
(1)	Based on the underwritten rent roll dated as of December 13, 2023.
(2)	The increase in net operating income from 2021 to 2022 to T-12 10/31/2023 is due to the units that the borrower sponsor had been gut renovating progressively becoming available for rent.
(3)	Other income includes a laundry contract, antenna leases and miscellaneous fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President
Barclays CMBS Trading
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
UBS CMBS Capital Markets and Banking
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director
BMO CMBS Capital Markets and Banking
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Director
KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2795
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President
Citigroup CMBS Capital Markets and Securitization
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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